RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Jill Ann Coleman, Esq.
Neal, Gerber & Eisenberg
Two North LaSalle Street, Suite 2100
Chicago, Illinois 60602

--------------------------------------------------------------------------------

                            MORTGAGE, DEED OF TRUST,
                    SECURITY AGREEMENT, ASSIGNMENT OF LEASES
                           AND RENTS, FIXTURE FILING
                            AND FINANCING STATEMENT

                  Dated and effective as of November 25, 1997

                                     among

                          THE BORROWERS NAMED HEREIN,
                  together, Mortgagor (Index as Grantor), and

            FIRST AMERICAN TITLE INSURANCE COMPANY, as Deed Trustee, solely with respect to Mortgaged Property located in the State of California,
                                      and

           ROBERT MECKFESSEL, as Deed Trustee, solely with respect to Mortgaged Property located in the State of Missouri, and

FIRST AMERICAN TITLE INSURANCE COMPANY, as Deed Trustee, solely with respect to
            Mortgaged Property located in the State of Nebraska and

                LASALLE NATIONAL BANK, as Trustee, as Mortgagee
 (also index as Grantee and as Beneficiary in California, Georgia, Missouri and
                                   Nebraska)

--------------------------------------------------------------------------------


                 THE SECURED PARTY DESIRES THAT THIS FINANCING
                        STATEMENT BE INDEXED AGAINST THE
                        RECORD OWNER OF THE REAL ESTATE
Name of Record Owner:

Tax ID Number of Record Owner:  [TO BE COMPLETED DIFFERENTLY FOR EACH MORTGAGOR
                                FOR EACH FILING]
Property Identification Number of Mortgaged Property:

THIS DOCUMENT WAS PREPARED BY:
Benjamin R. Weber, Esq.
Sullivan & Cromwell
125 Broad Street
New York, New York 10004

THIS MORTGAGE SECURES NOTES MADE OUTSIDE THE STATE OF FLORIDA AND IS SECURED BY A MULTI-STATE MORTGAGE RECORDED IN FLORIDA WHICH DESCRIBES AND PLEDGES THE FLORIDA PROPERTY DESCRIBED HEREIN TOGETHER WITH COLLATERAL OUTSIDE THE STATE OF FLORIDA. FLORIDA DOCUMENTARY STAMP TAXES HAVE BEEN COMPUTED PURSUANT TO SECTION 12B-4.053(32)(b), F.A.C.AND FLORIDA INTANGIBLE TAXES HAVE BEEN COMPUTED PURSUANT TO SECTION 199.133(2), FLORIDA STATUTES, ON A FLORIDA ALLOCATION OF INDEBTEDNESS OF $76,440,000 COMPUTED BY DIVIDING $116,000,000 (THE VALUE OF ALL FLORIDA COLLATERAL) BY $850,000,000 (THE VALUE OF ALL FLORIDA AND OUTSIDE OF FLORIDA COLLATERAL), AND OBTAINING 13.65%, WHICH IS MULTIPLIED BY $560,000,000 (THE
TOTAL INITIAL PRINCIPAL INDEBTEDNESS SECURED BY ALL COLLATERAL).   BASED UPON
THE FOREGOING DOCUMENTARY STAMP TAXES ARE BEING PAID IN THE AMOUNT OF $267,540.00 AND INTANGIBLE TAXES ARE BEING PAID IN THE AMOUNTS OF $152,880.00 SIMULTANEOUSLY WITH THE RECORDING OF THIS MORTGAGE.


TO THE EXTENT PERMITTED BY LAW, A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE AND SELL ALL OR A PORTION OF THE PROPERTY ENCUMBERED BY THIS INSTRUMENT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGORS UNDER THIS INSTRUMENT.

                               TABLE OF CONTENTS

                                                                                        Page
PRELIMINARY STATEMENT..................................................................    1

GRANTING CLAUSES.......................................................................    3

1.   PRINCIPLES OF CONSTRUCTION; DEFINITIONS; PARTICULAR
          PROVISIONS...................................................................    6

          1.1.  Principles of Construction.............................................    6
          1.2.  Definitions............................................................    7
          1.3.  Provisions Concerning Particular States................................   27
          1.4.  Mortgagor Representative...............................................   27
          1.5.  Mortgagee Consents and Approvals.......................................   27

2.   PARTICULAR COVENANTS, REPRESENTATIONS AND
          WARRANTIES...................................................................   28

          2.1.  Due Authorization; Validity of the Mortgage and the Other
                    Security Documents; Title to the Premises; Etc.....................   28
          2.2.  Maintenance of Validity, Recording and Other Covenants Relating
                    to the Mortgaged Properties........................................   30
          2.3.  Negative Covenants.....................................................   32
          2.4.  Existence and Rights...................................................   34
          2.5.  Payment of Taxes and Other Claims......................................   34
          2.6.  Payment of the Notes, All Other Amounts and the Trustee's Fees.........   34

3.   THE GROUND LEASES.................................................................   35

          3.1.  Ground Leases Covenants................................................   35

4.   MAINTENANCE AND REPAIRS; SHORING..................................................   36

5.   UTILITY SERVICES..................................................................   36

6.   NO CLAIMS AGAINST THE MORTGAGEE...................................................   36

7.   INDEMNIFICATION BY THE MORTGAGOR..................................................   37

8.   INSPECTION........................................................................   38

9.   PAYMENT OF IMPOSITIONS, ETC.......................................................   38

10.  COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS.....................   39

11.  LIENS.............................................................................   39

12.  PERMITTED CONTESTS................................................................   39

13.  INSURANCE.........................................................................   40

          13.1.  Risks to be Insured...................................................   40
          13.2.  Ratings of Insurers...................................................   42
          13.3.  Policy Provisions.....................................................   43
          13.4.  Certificates..........................................................   44
          13.5.  Replacement Policies..................................................   44
          13.6.  Reports of Insurance Broker...........................................   44
          13.7.  Separate Insurance....................................................   45

14.  ALTERATIONS AND EXPANSIONS........................................................   45

15.  CASUALTY, TAKING AND APPLICATION OF INSURANCE PROCEEDS AND TAKING PROCEEDS........   48

16.  ENFORCEMENT.......................................................................   54

17.  EVICTION BY PARAMOUNT TITLE.......................................................   55

18.  BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION............   55

          18.1.  Books and Records.....................................................   55
          18.2.  Financial Statements..................................................   56
          18.3.  Additional Information................................................   56

19.  TRANSFERS AND INDEBTEDNESS........................................................   58

          19.1.  Sale of the Mortgaged Property........................................   59
          19.2.  Indebtedness..........................................................   61
          19.3.  Subordinate Liens.....................................................   62
          19.4.  Additional Permitted Transfers........................................   62
          19.5.  Delivery of Documents to the Mortgagee................................   64
          19.6.  Potential Mortgagor Obligations.......................................   65

20.  PERFORMANCE OF LEASES; APPLICATION OF RENTS.......................................   65

21.  NO ENDORSEMENT....................................................................   68

22.  NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS.....................................   68

23.  EVENT OF DEFAULT..................................................................   68

24.  COMPROMISE OF ACTIONS BY THE MORTGAGEE............................................   69

25.  FORECLOSURE.......................................................................   69

          25.1.  Foreclosure...........................................................   69
          25.2.  The Mortgagors' Waivers...............................................   70
          25.3.  Recovery of Advances..................................................   71
          25.4.  Sale..................................................................   71
          25.5.  Several Parcels.......................................................   72

26.  THE MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS...................................   72

27.  PURCHASE OF PROPERTIES BY THE MORTGAGEE...........................................   73

28.  RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER.......................................   73

29.  WAIVER OF MARSHALLING.............................................................   73

30.  SALE SHALL BE A BAR AGAINST THE MORTGAGORS........................................   73

31.  APPLICATION OF PROCEEDS OF SALE...................................................   73

32.  APPOINTMENT OF RECEIVER...........................................................   74

33.  POSSESSION, MANAGEMENT AND INCOME.................................................   74

34. RIGHT OF THE MORTGAGEE TO PERFORM THE MORTGAGORS' COVENANTS........................   75

35.  REMEDIES CUMULATIVE...............................................................   76

36.  APPLICABLE LAW....................................................................   76

37.  NO WAIVER.........................................................................   77

38.  OBLIGATIONS ARE WITHOUT RECOURSE..................................................   77

39.  STAMP AND OTHER TAXES.............................................................   79

40.  FURTHER ASSURANCES................................................................   80

41.  ESTOPPEL CERTIFICATES.............................................................   80

42.  ADDITIONAL SECURITY...............................................................   80

43.  FINANCING STATEMENT...............................................................   80

44.  RELEASE; SUBSTITUTE PROPERTY......................................................   81

          44.1.  Release of Mortgaged Properties.......................................   81
          44.2.  Substitute Property...................................................   82

45.  CONFIDENTIALITY...................................................................   88

46.  SECURITY AGREEMENT, ETC...........................................................   89

          46.1.  Grant of Security.....................................................   89
          46.2.  Financing Statements..................................................   89
          46.3.  Multiple Remedies.....................................................   89
          46.4.  Waiver of Rights......................................................   89
          46.5.  Expenses of Disposition of the Properties.............................   90

47.  EXPENSES OF THE MORTGAGEE.........................................................   90

48.  USURY.............................................................................   91

49.  MISCELLANEOUS.....................................................................   92

50.  NON-MERGER........................................................................   92

51.  ASSIGNMENT OF RENTS AND THE MORTGAGORS' INTEREST IN LEASES........................   92

52.  NOTICES...........................................................................   97

53.  SUPPLEMENTS.......................................................................   98

          53.1.  Supplements Without Consent...........................................   98
          53.2.  Supplements With Consent..............................................   99
          53.3.  Delivery of Supplements...............................................   99

54.  WAIVER OF TRIAL BY JURY...........................................................  100

55.  SEVERABILITY......................................................................  100

56.  SPECIAL STATE PROVISIONS..........................................................  100

57.  THE DEED TRUSTEE IN THE DEED OF TRUST STATES......................................  114

58.  FUTURE ADVANCES...................................................................  116

                                                                            Page
                                                                            ----
EXHIBITS

EXHIBIT A      Mortgagors/Shopping Centers
EXHIBIT B-1    Property Description for Colony Square Mall
EXHIBIT B-2    Property Description for Columbia Mall
EXHIBIT B-3    Property Description for Fallbrook Square Mall
EXHIBIT B-4    Property Description for Fox River Shopping Center
EXHIBIT B-5    Property Description for Lockport Mall
EXHIBIT B-6    Property Description for Market Place Shopping Center
EXHIBIT B-7    Property Description for Rio West Mall
EXHIBIT B-8    Property Description for River Hills Mall
EXHIBIT B-9    Property Description for Sooner Fashion Mall
EXHIBIT B-10   Property Description for Southlake Mall
EXHIBIT B-11   Property Description for The Oaks Mall
EXHIBIT B-12   Property Description for Westroads Mall
EXHIBIT B-13   Property Description for Westwood Mall

EXHIBIT C --   Permitted Exceptions

EXHIBIT D --   Assumption

EXHIBIT E --   [Intentionally Omitted]

EXHIBIT F --   Allocated Amounts

EXHIBIT G --   Charter Provisions for a Corporate Single Purpose/Insolvency-
               Remote Entity

EXHIBIT H --   Environmental Reports

EXHIBIT I --   Potential Mortgagor Obligations

EXHIBIT J --   Subordination, Attornment And Non-Disturbance Agreement

       THIS MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND FINANCING STATEMENT, dated and effective as of November 25, 1997 (this "Mortgage"), among the thirteen entities listed on Exhibit A hereto, each of which shall have an address for all purposes hereunder
---------
c/o GGP Limited Partnership, 55 West Monroe Street, Suite 3100, Chicago, Illinois 60603, Attention: Mr. Bernard Freibaum, Chief Financial Officer, First American Title Insurance Company, a California corporation ("Deed Trustee" solely with respect to Mortgaged Property located in the State of California), whose address for all purposes hereunder is c/o First American Title Company of Los Angeles, 520 North Central Avenue, Glendale, California 91203, Robert Meckfessel ("Deed Trustee" solely with respect to Mortgaged Property in the State of Missouri), whose address for all purposes hereunder is c/o First American Title Company, 7600 Forsyth Blvd., Clayton, Missouri 63105, First American Title Insurance Company ("Deed Trustee" solely with respect to Mortgaged Property in the State of Nebraska), whose address for all purposes hereunder is c/o First American Title Insurance Company, 13924 Gold Circle, Omaha, Nebraska 68144, and LaSalle National Bank, a nationally chartered bank, solely in its capacity as trustee on behalf of the Holders (as defined below), mortgagee to the extent that this Mortgage operates as a mortgage, grantee, to the extent this Mortgage operates as a deed to secure debt, beneficiary to the extent that this Mortgage operates as a deed of trust and secured party hereunder (together with its permitted successors and assigns, "Mortgagee"), whose address for all purposes hereunder is 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services: General Growth Properties.

                             W I T N E S S E T H :
                             -------------------

                             PRELIMINARY STATEMENT


       WHEREAS, each of the Mortgagors (as defined herein) is the owner of the fee and other interests in one of the thirteen (13) regional shopping centers known as Colony Square Mall, located in Zanesville, Ohio, Columbia Mall, located in Columbia, Missouri, Fallbrook Square Mall, located in Canoga Park, California, Fox River Shopping Center, located in Appleton, Wisconsin, Lockport Mall, located in Lockport, New York, Market Place Shopping Center, located in Champaign, Illinois, Rio West Mall, located in Gallup, New Mexico, River Hills Mall, located in Mankato, Minnesota, Sooner Fashion Mall, located in Norman, Oklahoma, Southlake Mall, located in Morrow, Georgia, The Oaks Mall, located in Gainesville, Florida, Westroads Mall, located in Omaha, Nebraska and Westwood Mall, located in Jackson, Michigan (each a "Shopping Center" and together the "Shopping Centers"), as identified on Exhibit A as being owned by it.

       WHEREAS, the Mortgagors are executing and delivering this Mortgage for the purpose of granting, conveying, transferring and assigning to the Mortgagee a first priority lien on the Mortgagors' respective interests in the Shopping Centers.

       WHEREAS, simultaneously with the execution of this Mortgage, the Mortgagors intend to issue Collateralized Fixed Rate Notes Due November 15, 2004 and Collateralized Fixed Rate Notes Due November 15, 2007, in the aggregate principal amount of up to $560,000,000, the latest scheduled maturity date of which is November 15, 2007, pursuant to an Indenture and Servicing Agreement, dated as of the date hereof, among the Mortgagors, the Servicer, as hereinafter defined, and the Mortgagee, as trustee for the holders from time to time of the Notes (as hereinafter defined), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time (the "Indenture"); the Notes issued under the Indenture on the date hereof will be in the following series and principal amounts:

Series      Principal   Annual Interest       Maturity

  A-1     $151,350,000       6.537%       November 15, 2004
  B-1       29,500,000       6.635%       November 15, 2004
  C-1       29,500,000       6.762%       November 15, 2004
  D-1       29,500,000       6.917%       November 15, 2004
  E-1       10,150,000       7.052%       November 15, 2004
  A-2      187,700,000       6.602%       November 15, 2007
  B-2       36,500,000       6.728%       November 15, 2007
  C-2       36,500,000       6.806%       November 15, 2007
  D-2       36,500,000       6.992%       November 15, 2007
  E-2       12,800,000       7.224%       November 15, 2007

The Mortgagors may issue securities evidencing additional indebtedness in excess of $560,000,000 in one or more issuances after the date hereof, which securities would also be secured hereby (provided that, for purposes of the Mortgaged Property in the State of Minnesota, the principal amount of indebtedness secured by such Mortgaged Property will never exceed Five Hundred Sixty Million Dollars ($560,000,000) and for purposes of the Mortgaged Property in the State of Nebraska the principal amount of indebtedness secured by such Mortgaged Property will never exceed One Billion Dollars ($1,000,000,000)), upon satisfaction of certain conditions set forth in Section 9.1 of the Indenture;

       WHEREAS, the Mortgagors are granting this Mortgage in order to secure the payment by the Mortgagors of the principal of, interest and Make-Whole Payment, if any, on, Additional Amounts, if any, in respect of and all other amounts payable under, the Notes, this Mortgage and the other Security Documents (as defined below), and to secure the performance by the Mortgagors of the covenants and agreements contained in this Mortgage and the other Security Documents.

       WHEREAS, the Mortgagors are the fee owners of the real property described on Exhibits B-1 through B-13 hereto, except parcels described in the next clause
   ------------         ----
(subject to such exception, the "Owned Land");

       WHEREAS, certain of the Mortgagors are the lessees of the real property (the "Leased Land") leased under the following ground leases (as the same have been and may hereafter be amended, renewed, modified, replaced, assigned or substituted from time to time and collectively referred to herein as the "Ground Leases"): (i) Lease of Mall Stores R and S at Fallbrook Square Mall, dated October 1, 1985, between Fairbanks, Equity Ltd. (assignee of Sears, Roebuck & Co.) and Fallbrook Square Partners Limited Partnership (f/k/a Fallbrook Square Partners), as amended by Lease Amendment No. 1, dated December 5, 1994, (ii) Lease of Non-Mall Store 1 at Fallbrook Square Mall dated October 1, 1985, between Fairbanks Equity, Ltd., (assignee of Sears Roebuck & Co.) and Fallbrook Square Partners Limited Partnership (f/k/a Fallbrook Square Partners) and (iii) Ground Lease Agreement for Rio West Mall, dated May 19, 1980, between Gamerco Associates Current Investment Limited Partnership, No. 2 (assignee of Gamerco Associates, Ltd.), and Rio West L.L.C. (f/k/a Rio West Partners), indirect assignee of General Growth Development Corporation.

       WHEREAS, the indebtedness evidenced by the Notes and secured by this Mortgage and the other Security Documents is referred to herein as the "Loan".

       WHEREAS, each of the Mortgagors has duly authorized the execution and delivery of this Mortgage and has taken all actions required by law and all other actions of such Mortgagor required therefor.

       NOW, THEREFORE, in order to secure: (i) payment by the Mortgagors of the principal of, interest (including Additional Amounts (as defined in the Indenture), if any) on, Additional Amounts, if any, in respect of, Make-Whole Payment, if any, on and all other amounts payable under, the Notes; (ii) the payment of all amounts payable under this Mortgage and the other Security Documents; (iii) the performance by the Mortgagors of their respective covenants and agreements contained in this Mortgage and the other Security Documents; and
(iv) the payment and performance by the Mortgagors of their respective covenants and agreements under the Leases (as defined below) and the Operating Agreements (as defined below) (items (i) through (iv) being referred to herein as the "Secured Obligations"); the Mortgagors and the Mortgagee by these presents do hereby agree as follows:

                                GRANTING CLAUSES
                                ----------------

       Each Mortgagor does hereby grant, convey, bargain, sell, mortgage (in a Mortgage State), warrant, pledge, assign and transfer to the Mortgagee, to the extent that the Mortgaged Property is in a Mortgage State or the State of Georgia, and to Deed Trustee for the benefit of the Mortgagee, as beneficiary in trust, to the extent that the

 Mortgaged Property is in a Deed of Trust State, the following property
(such property being referred to herein, with respect to any one of the Shopping Centers, as a "Mortgaged Property", and, with respect to all of the Shopping Centers, as the "Mortgaged Properties") with respect to the Shopping Center identified on Exhibit A as being owned by it, subject to the Ground Leases and
              ---------
the other permitted encumbrances described on Exhibit C hereto (the "Permitted
                                              ---------
Exceptions"):

            (i) all of such Mortgagor's estate, right, title and interest in and to the Owned Land;

            (ii) in the case of each of Rio West L.L.C. and Fallbrook Square Partners Limited Partnership, all of such Mortgagor's estate, right, title and interest in, to and under each Ground Lease to which such Mortgagor is a party and the leasehold estate created thereby in the Leased Land, together with all appurtenances including, but not limited to (a) extension, renewal, modification and option rights, and all of the estate and right of such Mortgagor of, in, and to the Leased Land under and by virtue of such Ground Lease, (b) all credits to and deposits of such Mortgagor under such Ground Lease and all other options, privileges and rights granted and demised to such Mortgagor under such Ground Lease, and (c) all the right or privilege of such Mortgagor to terminate, cancel, surrender or merge such Ground Lease;

            (iii) all additional estates in real estate (including the Land), if any, which, from time to time, by supplemental mortgage, deed to secure debt or deed of trust or otherwise, may be expressly made subject to the lien hereof;

            (iv) all of such Mortgagor's right, title and interest in and to the Improvements (including, without limitation, any such right, title and interest granted to such Mortgagor pursuant to any Ground Lease, if applicable) and any alterations thereto or replacements thereof, now or hereafter erected upon the Land;

            (v) all of such Mortgagor's right, title and interest in and to all Fixtures now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of the Land or the Improvements, together with any and all replacements thereof and additions thereto;

            (vi) all of such Mortgagor's right, title and interest in and to all Equipment and Personal Property now or at any time hereafter located at or used in connection with the Land or the Improvements, together with any and all replacements thereof and additions thereto;

            (vii) all of such Mortgagor's right, title and interest in, to and under all Leases and all Specialty Leases of the Land and/or the Improvements, or any part thereof, now or hereafter entered into, and in and to all cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, to the extent legally assignable, and the right upon the occurrence and continuation of an Event of Default hereunder, to receive and collect the rents thereunder;

          (viii) all of such Mortgagor's right, title and interest now owned or hereafter acquired in and to the permits, licenses and rights in and to the use, occupation and operation of the Land and the Improvements and any part thereof, to the extent legally assignable;

          (ix) all of such Mortgagor's right, title and interest in and to all rights of way or use, air rights, water rights (whether riparian, appropriative, or otherwise), utility rights, privileges, franchises, servitudes, easements, tenements, hereditaments and appurtenances now or hereafter belonging or appertaining to any of the foregoing or to the Land, and all of such Mortgagor's right, title and interest in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Land or any part thereof, whether now owned or hereafter acquired by such Mortgagor; and

          (x) all of such Mortgagor's right, title and interest in and to all rents, issues, profits, proceeds and products arising from any of the foregoing and all of such Mortgagor's right, title and interest, if any, to all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

          AND, without limiting any of the other provisions of this Mortgage, each Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in the portion of the Mortgaged Property identified on Exhibit A as
                                                                ---------
being owned by it which is or may be subject to the provisions of the Uniform Commercial Code as in effect from time to time in the state in which such Mortgaged Property is located (the "Commercial Code") which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land and appropriated to the use thereof and, whether affixed or annexed to the Land or not, shall for the purposes of this Mortgage be deemed conclusively to be real estate and conveyed hereby in a Deed of Trust State and mortgaged hereby in a Mortgage State.

          TO HAVE AND TO HOLD the above granted and described Mortgaged Properties, subject in all respects only to the Permitted Exceptions and any items that are being contested in accordance with Article 12 hereof, unto and to the proper use and benefit of the Mortgagee (or the Deed Trustee in a Deed of Trust State) and its successors, assigns and substitutes, and each Mortgagor hereby binds itself and its successors, assigns and substitutes in each case forever upon the terms and conditions set forth herein.

       PROVIDED ALWAYS, and this instrument is upon the express condition that, if the Mortgagors pay to the Mortgagee the aggregate principal balance of all of the Notes, the interest thereon and all other sums payable to the holders of the Notes and to the Mortgagee and the Servicer in accordance with the provisions of the Notes, this Mortgage, the Indenture and the other Security Documents, at the times and in the manner specified, without offset, deduction, fraud or delay, and the Mortgagors perform and comply with all the other agreements, conditions, covenants, provisions and stipulations contained in the Notes, this Mortgage, the Indenture and the other Security Documents, then this Mortgage and the estate hereby granted (i) in a Mortgage State or Deed of Trust State shall cease and become void and (ii) in the State of Georgia, shall be canceled and surrendered; provided, further, this instrument is intended to operate and is to be construed in the State of Georgia as a deed passing title to the Owned Land to Mortgagee and is made under those provisions of the existing laws of the State of Georgia relating to deeds to secure debt, and is given to secure the payment of the Secured Obligations.

       The following actions of the Mortgagee shall not affect the liability of the Mortgagors for payment and performance of the Secured Obligations and shall not affect the lien hereof upon any portion of any Mortgaged Property not expressly released herefrom: if the Mortgagee shall, with or without notice (a) retain or obtain a security interest in any property to secure all or any portion of the Secured Obligations, (b) retain or obtain the primary or secondary liability of any party or parties with respect to all or any portion of the Secured Obligations, (c) alter, exchange, extend, renew, modify, release or cancel for any period (whether or not longer than their original maturity) any terms, conditions, provisions or covenants contained in any or all of the Security Documents, (d) release or compromise any liability of any party or parties primarily or secondarily liable on all or any portion of the Secured Obligations, (e) release its security interest, if any, in all or any portion of the Mortgaged Properties and/or permit any substitution or exchange for any such portion of the Mortgaged Properties, (f) resort to any Mortgaged Property conveyed by this Mortgage, or any portion thereof, for payment of the Secured Obligations, or any portion thereof, whether or not the Mortgagee shall have resorted to any other property otherwise securing the Secured Obligations, or shall have proceeded against any other party primarily or secondarily liable on the Secured Obligations, and (g) apply all or any portion of any of the Mortgaged Properties or direct the order or manner of sale thereof as the Mortgagee in its sole discretion chooses in accordance with the terms of this Mortgage.

       AND, TO PROTECT THE SECURITY OF THIS MORTGAGE, each Mortgagor represents, warrants, covenants and agrees as follows:

       1 PRINCIPLES OF CONSTRUCTION; DEFINITIONS; PARTICULAR PROVISIONS
         --------------------------------------------------------------

       1.1.  Principles of Construction.  (a)  Capitalized terms, not otherwise
             --------------------------
defined in this Mortgage, shall have the respective meanings assigned thereto in the Indenture.

       (b) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

       (1) The terms defined in this Article shall have the meanings assigned to them in this Article and shall include the plural as well as the singular;

       (2) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America as of the date of such computation;

       (3) The word "including" shall be construed to be followed by the words "without limitation";

       (4) Section headings are for the convenience of the reader and shall not be considered in interpreting this Mortgage or the intent of the parties hereto; and

       (5) The words "herein", "hereof" and "hereunder" and other words of similar import shall refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

       1.2. Definitions.  As used in this Mortgage the following terms have the
            -----------
following respective meanings:

       Affiliate shall mean a Person or Persons directly or indirectly, through
       ---------
     one or more intermediaries, controlling, controlled by or under common control with the Person or Persons in question. The term "control", as used in the immediately preceding sentence, shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

       Allocated Amount shall mean, with respect to each Mortgaged Property, the
       ----------------
     amount set forth on Exhibit F hereto; provided, however, that such amounts
                         ---------
     shall be reduced as set forth in Section 44.1 in the event of certain prepayments of the Notes in accordance with the terms of this Mortgage and the Indenture.

       Alteration shall have the meaning stated in Article 14 hereof.
       ----------

       Alteration Threshold Amount shall have the meaning stated in Section
       ---------------------------
     14(d) hereof.

       Appraiser shall mean any Person selected by the Mortgagors who is a
       ---------
     member of the Appraisal Institute (formerly the American Institute of Real Estate Appraisers of the National Association of Realtors) or any successor organization thereto, has at least ten (10) years' experience in appraising regional shopping center properties and is not an Affiliate of any Mortgagor.

       Approved Bank shall mean banks or other financial institutions which have
       -------------
     (i)(a) a minimum net worth of $500,000,000, or (b) total assets of $5,000,000,000 and (ii) a minimum long-term unsecured debt rating at least equivalent to the Required Rating.

       Assignment of Contracts shall mean the blanket Assignment of Agreements,
       -----------------------
     Licenses, Permits and Contracts, dated as of the date hereof, from the Mortgagors, as assignors, to the Mortgagee, as assignee, together with any amendments thereto.

       Assignment of Leases shall mean the blanket Assignment of Leases and
       --------------------
     Rents, dated as of the date hereof, from the Mortgagors, as assignors, to the Mortgagee, as assignee, together with any amendments thereto pursuant to the provisions thereof, assigning all the Leases, Specialty Leases and rents therefrom relating to the Mortgaged Properties.

       Business Day shall have the meaning stated in the Indenture.
       ------------

       Calculation Date shall mean the date as of which Net Operating Income is
       ----------------
     being calculated.

       Cash and Cash Equivalents shall mean (i) cash, (ii) U.S. Government
       -------------------------
     Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated "AAA" or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least P-1 (or its equivalent) by the Rating Agency, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six
     (6) months after the date of purchase of such obligation by a Mortgagor or Mortgagee, the note, instrument or letter of credit must be issued by a bank having a long-term unsecured debt rating at least equal to the Required Rating), (v) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase by a Mortgagor or Mortgagee and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term unsecured debt rating at least equal to the Required Rating), (vi) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term unsecured debt rating at least equal to the Required Rating), (vii) investments in money market funds and money market mutual funds all the assets of which are comprised of investments described in clauses (i) through (vi) above, and (viii) any other investment which the Rating Agency confirms in writing will not, in and of itself, result in a downgrading, qualification or withdrawal of the rating then assigned to any of the Notes. Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips. Any investment in Cash and Cash Equivalents shall have a maturity date not later than one Business Day prior to the date that the proceeds therefrom are required hereunder.

       Casualty shall have the meaning stated in Article 15 hereof.
       --------

       Closing Date shall mean November 25, 1997 or such other date as the
       ------------
     parties hereto shall mutually agree upon.

       Code shall mean the Internal Revenue Code of 1986, as amended from time
       ----
     to time.

       Cost Sharing Agreement shall mean that certain Cost Sharing Agreement,
       ----------------------
     dated as of the date hereof, among the Mortgagors named herein, which describes how the Mortgagors will share the proceeds of the Loan and the costs and expenses arising under the Notes and the other Security Documents.

       Credit Facility shall mean a clean irrevocable, unconditional
       ---------------
     transferable letter of credit, payable on sight draft only, in respect of which (a) any reimbursement obligation is not secured by any of the Mortgaged Properties or any other property pledged to secure the Secured Obligations, and (b) Mortgagors shall be permitted to have a contingent reimbursement obligation only in favor of any lender with respect to any Credit Facility issued by such lender which Credit Facility was issued for the benefit of Mortgagors, if and only if
     (i) such lender's rights with respect to such reimbursement obligation are fully subordinated to payment of the Secured Obligations, (ii) no payment shall be made to such lender in respect of such reimbursement obligation during the occurrence and continuation of an Event of Default and (iii) such lender shall be prohibited from exercising any and all remedial action against any Mortgagor in connection therewith until the Secured Obligations have been paid in full, in favor of the Mortgagee and entitling Mortgagee to draw thereon in New York, New York or in such other city as Mortgagee's corporate trust office may be located at the time of the issuance of such letter of credit, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the then Required Rating, or, if there are no domestic banks or U.S. agencies or branches of a foreign bank having such long-term unsecured debt rating then issuing letters of credit, then such letter of credit may be issued by a domestic bank the long-term unsecured debt rating of which is not lower than "Aa3" by the Rating Agency. Anything to the contrary herein notwithstanding, the parties hereto agree that, for so long as U.S. Bank, National Association ("U.S. Bank"), Union Bank of Switzerland, New York Branch ("UBS") or Bank of America National Trust and Savings Association ("BofA"), as the case may be, has a long-term senior unsecured credit rating not less than its rating as of the Closing Date, U.S. Bank, UBS or BofA, as the case may be, may be the issuer of any Credit Facility required or permitted hereunder. Such Credit Facility shall provide that it will automatically renew unless the issuer of such Credit Facility delivers written notice to Trustee, as beneficiary, and Mortgagors, as account parties, at least 30 days prior to its expiration that such Credit Facility will not be renewed, and, in such case, shall provide that Mortgagee, as beneficiary, shall be entitled to draw upon the full amount of such Credit Facility. Without in any way limiting the generality of the foregoing, if any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is 30 days prior to its expiration, Mortgagee shall be entitled to draw upon the full amount of such Credit Facility.

       Debt Securities shall mean debt obligations, other than U.S. Government
       ---------------
     Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (x) are not subject to prepayment or redemption prior to maturity and (y) are rated not less than the then Required Rating; or any combination of the foregoing.

       Debt Service shall mean, in respect of the Notes and any other
       ------------
     indebtedness for borrowed money of any of the Mortgagors permitted hereunder for any period, all payments of interest (assuming a constant annual interest rate of 9.25% on all

     Notes) and principal amortization, if any, paid or payable by the Mortgagors or any of them during such period, excluding (i) balloon payments of principal or accrued interest, if any, due at maturity and (ii) amounts payable with respect to Notes that have been defeased pursuant to
     Article IV of the Indenture.

       Debt Service Coverage Ratio shall mean the ratio of (i) Net Operating
       ---------------------------
     Income to (ii) Debt Service on the Notes, for the four (4) most recent preceding calendar quarters for which the Mortgagors have delivered financial statements to the Mortgagee pursuant to Section 18.2 hereof.

       Deed of Trust State shall have the meaning stated in Section 1.3 hereof.
       -------------------

       Deed Trustee shall mean, with respect to the Mortgaged Property located
       ------------
     in the State of California, First American Title Company, with respect to the Mortgaged Property located in the State of Missouri, Robert Meckfessel, with respect to the Mortgaged Property located in the State of Nebraska, First American Title Insurance Company, or their respective successors.

       Default shall mean any condition or event which constitutes or which,
       -------
     after the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

       Eligible Account shall have the meaning stated in the Indenture.
       ----------------

       Eligible Collateral shall mean U.S. Government Securities, Debt
       -------------------
     Securities or Cash and Cash Equivalents, or any combination thereof.

       Employee Benefit Plan shall mean any employee benefit plan within the
       ---------------------
     meaning of Section 3(3) of ERISA which is established, sponsored, maintained, or contributed to by any one or more of the Mortgagors on behalf of its employees, if any.

       Environmental Indemnity shall mean that certain blanket Environmental
       -----------------------
     Indemnity Agreement, dated as of the date hereof, from the Mortgagors to the Mortgagee and the Servicer, together with any amendments, supplement on modifications thereto.

       Environmental Laws shall mean, to the extent applicable to the Premises
       ------------------
     of any Mortgaged Property, the following: the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Toxic Substances Control Act (15

     U.S.C. (S) 2601 et seq.), Clean Air Act (42 U.S.C. (S) 9402 et seq.), the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and all other federal, state and local laws, including obligations under the common law, ordinances, rules and regulations, as any of the foregoing may have been or may be amended, supplemented or supplanted, relating to the regulation or control of Hazardous Substances or wastes, or their handling, storage or disposal, to the protection of human health or to the health, safety and protection of the environment.

       Equipment shall mean all machinery, apparatus, equipment, materials,
       ---------
     fittings, fixtures, chattels, articles of personal property and all other property (real, personal or mixed), and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof, now or hereafter owned by any of the Mortgagors or in which any of the Mortgagors has or shall acquire an interest (to the extent of such interest), and now or hereafter located on, attached to or contained in or used in connection with the Land or the Improvements, or placed on any part thereof though not attached thereto, including all indoor and outdoor furniture, landscaping, indoor plants, tools, screens, awnings, shades, blinds, curtains, draperies, partitions, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, water heating, cooking, monitoring, ventilating, air conditioning, refrigerating, sanitation, waste removal, incinerating or compacting plants, systems, fixtures and equipment, elevators, escalators, stoves, ranges, vacuum systems, window washing and other cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, alarms, telecommunications, entertainment, recreational or security systems and equipment, motors, automobiles, trucks, machinery, pipes, ducts, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, tanks, and appliances.

       ERISA shall mean the Employee Retirement Income Security Act of 1974, as
       -----
     amended from time to time.

       Event of Default shall have the meaning stated in Article 23 hereof.
       ----------------

       Exculpated Persons shall have the meaning stated in Article 38 hereof.
       ------------------

       Excusable Delay shall mean a delay due to any act of God, governmental
       ---------------
     restriction, enemy action, civil commotion, fire, casualty, strike, shortage of supplies or labor, work stoppage or other cause beyond the reasonable control of the Mortgagors or any of them, but lack of funds shall not be deemed a cause beyond the reasonable control of the Mortgagor.

       Fiscal Year shall mean the period from January 1 through December 31,
       -----------
     inclusive, of any calendar year.

       Fixed Rate Notes shall have the meaning stated in the Indenture.
       ----------------

       Fixtures shall mean all Equipment now owned by any Mortgagor, leased to
       --------
     any Mortgagor pursuant to any of the Ground Leases or otherwise or hereafter acquired by any Mortgagor, which is so related to the Land and Improvements forming part of any of the Mortgaged Properties that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on any of the Mortgaged Properties, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, Equipment, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, water tanks, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of the applicable Mortgagor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply systems, water power sites, fuel stations, fuel tanks, fuel supply systems, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that the applicable Mortgagor shall have any right or interest therein.

       GAAP shall mean generally accepted accounting principles in the United
       ----
     States of America as of the relevant date in question.

       General Growth shall mean General Growth Properties, Inc., a Delaware
       --------------
     corporation, and its successors and assigns.

       GGP shall mean GGP Limited Partnership, a Delaware limited partnership,
       ---
     and its successors and assigns.

       Guaranty shall have the meaning stated in Section 51(a).
       --------

       Ground Leases shall have the meaning stated in the Preliminary Statement
       -------------
     hereto.

       Hazardous Substances shall mean (i) those substances in such amounts
       --------------------
     included within definitions of or identified as "hazardous substances", "hazardous materials", or "toxic substances" in or pursuant to Environmental Laws; (ii) those substances in such amounts listed in the United States Department of Transportation Table (40 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, or any product containing the foregoing substances, (B) asbestos or asbestos containing material, (C) polychlorinated biphenyls, (D) any substance in such amount designated as "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. (S) 1251 et seq. (33 U.S.C. (S) 1321), or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. (S) 1317), (E) flammable explosives and (F) radioactive materials; and (iv) such other substances, materials and wastes in such amounts which are regulated as hazardous, toxic or "special" or "industrial" wastes, or any other substance which may result in liability, under Environmental Laws. Hazardous Substances shall not include those types and amounts of substances which are (1)(x) commonly used in maintenance, repair and renovation activities (y) standard office supplies and (z) retail tenants' inventory generally held for resale in typical shopping centers, provided that they are used, stored and handled in a commercially acceptable fashion and in compliance with all applicable laws and (2) gas, oil and other ordinary automotive fluids contained in an ordinary manner in motor vehicles visiting the applicable Mortgaged Property.

       Hazardous Substance Activity shall mean any storage, holding, existence,
       ----------------------------
     release, spill, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, leaching, migration, use, treatment, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into, or on any Mortgaged Property, including, without limitation, the discharge of any Hazardous Substance emanating from any Mortgaged Property through the air, soil, surface water, groundwater or property and also including, without limitation, the abandonment or disposal of any barrels, containers and other closed receptacles containing any Hazardous Substance from or on such Mortgaged Property, in each case whether sudden or non-sudden, accidental or intentional; provided, however, that the usage and/or storage of Hazardous Substances at any Mortgaged Property in compliance with applicable Environmental Laws and consistent with the normal operation and maintenance of such Mortgaged Property shall not constitute a Hazardous Substance Activity.

       Holder shall have the meaning stated in the Indenture.
       ------

       Impositions shall have the meaning stated in Article 9 hereof.
       -----------

       Improvements shall mean any and all buildings, structures, utility sheds,
       ------------
     workrooms, air conditioning towers, open parking areas, and all other structures and improvements of every kind whatsoever, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time owned by any Mortgagor, leased to any Mortgagor pursuant to any of the Ground Leases or hereafter acquired by any Mortgagor and situated, placed or constructed on, over or under the Land or any part thereof, except the term Improvements shall not include buildings, structures, or other improvements situated on portions of the Land leased to tenants under ground leases or other customary arrangements but owned by such tenants, except at such time, if any, and only for such time, as the relevant Mortgagor shall be entitled to possession thereof by reason of the termination of such ground leases or other arrangements.

       Indenture shall have the meaning stated in the Preliminary Statement
       ---------
     hereof.

       Independent Architect shall mean a Person selected by the relevant
       ---------------------
     Mortgagor that is a member of a nationally recognized architecture or construction management firm that is licensed or registered in the state where the relevant Mortgaged Property is located, if required by the laws of such state, and is not an Affiliate of the Mortgagor.

       Insurance Proceeds shall have the meaning stated in Article 15 hereof.
       ------------------

       Insurance Requirements shall mean all terms of any insurance policy
       ----------------------
     required hereunder covering or applicable to any Mortgaged Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting any Mortgaged Property or any part thereof or the use of any Mortgaged Property or any part thereof.

       Interest Payment Date shall have the meaning stated in the Indenture.
       ---------------------

       Investment Grade shall mean having a long-term unsecured debt rating (or,
       ----------------
     with respect to providers of insurance, claims-paying-ability rating) not lower than Baa3 by the Rating Agency.

       Ivanhoe Entities shall mean any one or more of the following:  Ivanhoe
       ----------------
     Equities V L.P., a Delaware limited partnership, Ivanhoe III Inc., a Quebec corporation, or Caisse De Depot Et Placement Du Quebec.

       Land shall mean the Owned Land and the Leased Land.
       ----

       Lease shall mean, with respect to each Mortgaged Property, any lease,
       -----
     sublease, further sublease, license, occupancy agreement or other agreement,
     including, without limitation, any Specialty Lease, existing on the date hereof or hereafter entered into by the Mortgagor identified on Exhibit A
                                                                     ---------
     as owning such Mortgaged Property permitting the use, occupancy or enjoyment of any part of the Mortgaged Property, and every modification, amendment, or extension relating thereto.

       Leased Land has the meaning stated in the Preliminary Statement hereof.
       -----------

       Legal Requirements shall mean all laws, statutes, codes, acts,
       ------------------
     ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions having the force of law and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state, county and municipal, ordinary or extraordinary (including Environmental Laws), and all covenants, restrictions and conditions now or hereafter of record, which now or at any time hereafter may be applicable to and enforceable against any Mortgagor or any Mortgaged Property as a result of the ownership, use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Premises or any part thereof, including, without limitation, building and zoning codes and ordinances.

       Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation,
       ----
     assignment, security interest, or any other encumbrance of, on or affecting any Mortgaged Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, liens for delinquent real estate taxes and construction, mechanic's, materialmen's and other similar liens and encumbrances.

       Loan shall have the meaning stated in the Preliminary Statement hereto.
       ----

       Make-Whole Payment shall have the meaning stated in the Indenture.
       ------------------

       Mall Store Space shall mean the aggregate gross leasable area leased and
       ----------------
     available for lease to tenants (but not including anchor Tenants) along the enclosed corridors connecting the anchor stores at the Premises.

       Mall Store Tenants shall mean Tenants that lease Mall Store Space.
       ------------------

       Maturity shall have the meaning stated in the Indenture.
       --------

       Maximum Foreseeable Casualty Loss shall have the meaning set forth in
       ---------------------------------
     Section 13.2 hereof.

       Mortgage shall mean this Mortgage, Deed of Trust, Security Agreement,
       --------
     Assignment of Leases and Rents, Fixture Filing and Financing Statement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and shall also include the version of this agreement recorded in the State of Michigan under the title "Mortgage and Security Agreement".

       Mortgage State shall have the meaning stated in Section 1.3 hereof.
       --------------

       Mortgaged Property and Mortgaged Properties shall have the meanings
       ------------------     --------------------
     stated in the Granting Clause, but shall not include any property or portion thereof that is hereafter released from the lien of this Mortgage.

       Mortgagee shall have the meaning provided in the introductory paragraph
       ---------
     hereto.

       Mortgagor shall mean any one or more of the Mortgagors, as the context
       ---------
     may require.

       Mortgagors shall mean, collectively, the thirteen entities described on
       ----------
     Exhibit A, and any successors and assigns thereto permitted hereunder,
     ---------
     subject in all cases to the provisions of Section 38.

       Multiemployer Plan shall mean a "multiemployer plan" as defined in
       ------------------
     Section 4001(a)(3) of ERISA, if any, to which the Mortgagor is making or has an obligation to make contributions.

       Net Operating Income shall mean the excess of Operating Income over
       --------------------
     Operating Expense based upon the Mortgagors' most recent audited financial statements (or, if such audited financial statements are as of a date more than one hundred and thirty-five (135) days before the determination date, the aggregate sum of net operating income as it appears on the Mortgagors' unaudited financial statements for the four most recent quarters for which such financial statements are available, provided, that those statements are prepared on a basis substantially consistent with the most recent audited financial statements).

       Notes shall have the meaning stated in the Indenture.
       -----

       Officer's Certificate shall mean a certificate signed by any of the
       ---------------------
     persons identified on Exhibit D to the Indenture or any other person or
                           ---------
     persons authorized to act on behalf of each of the Mortgagors, which shall mean, with respect to each Mortgagor, a responsible officer of the Mortgagor, if the Mortgagor is a corporation, a general partner of the Mortgagor, if the Mortgagor is a partnership, or by an individual of similar authority and responsibility authorized to sign such certificate on behalf of the Mortgagor if the Mortgagor shall not be a corporation or a partnership, which certificate shall, in each case, be subject to the non-recourse provisions of Article 38 hereof.

       Operating Agreements shall mean the operating agreements, reciprocal
       --------------------
easement agreements, ground leases or other agreements, as applicable, setting out the respective rights and obligations between each Mortgagor and each of the anchor store owners at or adjacent to each of the Mortgaged Properties.

       Operating Expenses shall mean, for any period, all expenses payable by
       ------------------
the Mortgagors (or by the Property Manager for the account of any of the Mortgagors) during such period in connection with the operation of the Mortgaged Properties, determined on an accrual basis, in accordance with GAAP, which shall include the following expenses:

            (i) expenses in connection with cleaning, repair, maintenance, management, leasing, decoration or painting thereof, or the provision of services to any Tenant, net of any insurance proceeds or condemnation proceeds in respect of any of the foregoing;

            (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for on-site building personnel, up to and including the level of the on-site building manager, engaged in cleaning, repair, maintenance, management, leasing, decoration or painting thereof or the provision of services to any Tenant;

            (iii) the compensation being paid for bookkeeping, accounting and building management services for the Mortgaged Properties, and all other items of compensation and reimbursement payable by any of the Mortgagors to the Property Manager (exclusive, however, of any investment advisory fees) and, if applicable (but without duplication), allocations of wages, benefits, payroll taxes, insurance costs and other related expenses for bookkeeping, accounting and other building management functions and home office expenses and computer usage relating to the Mortgaged Properties;

            (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, utility or similar items, including overtime usage, and the cost of building and cleaning supplies;

            (v)   Impositions;

            (vi) premiums for liability, casualty, fidelity, business interruption, loss of "rental value" and other insurance (which, in the case of any policy covering multiple properties, shall be allocated by the Mortgagors to each Mortgaged Property in such manner as the Mortgagors determine to be equitable, taking into account the relative replacement values of each of the properties covered by such policy for casualty insurance, the respective size and experience rating of each of the properties covered by such policy for liability insurance, and the insured value of each of the properties covered by such policy for the other coverages);

            (vii) legal accounting, appraisal and other professional fees, expenses and disbursements including annual fees and other amounts payable annually to the Trustee in accordance with the Indenture and to the Rating Agency in connection with the Notes;

            (viii) amounts paid in consideration of any modification, amendment, supplement, waiver, renewal, or termination of any Lease or Specialty Lease;

            (ix) all amounts paid or expenses incurred under any Lease of an anchor department store or a peripheral site at any of the Mortgaged Properties;

            (x) fees and expenses of the Mortgagee (if any) paid by the Mortgagors; and

            (xi) all other amounts paid during such period in respect of items which in accordance with generally accepted accounting principles would be included in the Mortgagors' annual financial statements for such period or any other period as operating expenses of the Mortgaged Properties and are reasonably expected by the Mortgagors to be regularly recurring operating expenses of the Mortgaged Properties and not separately deducted in the definition of Operating Income.

Notwithstanding the foregoing clauses (i) through (xi), Operating Expenses shall not include (1) depreciation or amortization or other noncash items (other than expenses that are due and payable but not yet paid), (2) the principal of and interest and Make-Whole Payment, if any, on the Notes or any other indebtedness for borrowed money of any of the Mortgagors (except as otherwise provided in clause (vii) above), (3) income taxes or other Impositions in the nature of income taxes, (4) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the issuance of the Notes or the sale, exchange, transfer, financing or refinancing of all or any portion of the Mortgaged Properties or in connection with the recovery of insurance or condemnation proceeds which are applied to prepay any of the Notes pursuant to Article 15 hereof, (5) the cost of leasehold improvements and tenant improvements, leasing commissions, any other expenditures on behalf of Tenants (except to the extent, and only to the extent, that reimbursement from Tenants for such items is included in Operating Income), any Equipment (except to the extent, and only to the extent, that the proceeds from the sale of the Equipment being replaced thereby are included in Operating Income) and any capital expenditures, (6) distributions to the partners or members in any Mortgagor, or any asset management fees or similar compensation payable to any Affiliate of any Mortgagors to the extent such compensation exceeds market rates, (7) certain other non-operating, non-recurring expenses identified by the Mortgagors and related to any of the Mortgaged Properties and (8) any item of expense which otherwise would be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

     Operating Income shall mean, for any period, all income payable to any of
     ----------------
the Mortgagors (or to the Property Manager for the account of any of the Mortgagors) from any Person on account of such period in connection with the operation of any of the Mortgaged Properties, determined on an accrual basis modified as set forth below, which shall include the following income:

            (i) all amounts received as rent by the applicable Mortgagor (or by a Property Manager for the account of the applicable Mortgagor) (including percentage rent, franchise fees and fees from temporary tenants), charges for electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, telecommunications, telephone, utility or similar items, including overtime usage, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for improvements, Impositions and other amounts received by any of the Mortgagors (or to the Property Manager for the account of any of the Mortgagors) under any Lease or other agreement relating to any of the Mortgaged Properties pursuant to which any portion of the Premises or the Improvements thereon (including storage space rentals and rentals for community hall usage), utilities, facilities, equipment, parking facilities or other services are furnished by any of the Mortgagors, and including late charges, default interest and temporary investment income but excluding any security deposits received;

            (ii) condemnation proceeds under a temporary taking to the extent that such proceeds are compensation for lost rent;

            (iii) business interruption and loss of "rental value" insurance proceeds;

            (iv) proceeds of any sale of Equipment pursuant to Section 19.1 hereof to the extent replaced with other Equipment purchased;

            (v) all amounts received under any Lease of an anchor department store or a peripheral site at any of the Mortgaged Properties reasonably expected by the Mortgagors to recur in the ordinary course of business;

            (vi) income from cash holdings and interest from notes in lieu of rent; and

            (vii) all other amounts received by any of the Mortgagors during such period in respect of items which in accordance with GAAP would be included in the Mortgagors' annual financial statements for such period or any other period as operating income of the Mortgaged Properties and which are reasonably expected to recur during the next two (2) years following the Calculation Date;

provided, however, that the items of income described in subparagraphs (i) and
(vi) shall be reduced by the greater of one percent (1%) or the then-current allowance for doubtful accounts or, if no such allowance has been established, the average bad debts expense for the first two (2) calendar years preceding the year in which the Calculation Date falls, in each case established by the relevant Mortgagor in accordance with its bad debts policy and generally acceptable accounting principles.

Notwithstanding the foregoing clauses (i) through (vi), Operating Income shall not include (A) any condemnation or insurance proceeds (other than of the types described in clauses (ii) and (iii) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of any Mortgaged Property (other than of the types described in clauses (ii) and (iv) above), (C) any rent accrued by any Mortgagor but not received because of any free rent provisions or other rental concessions in any Lease, (D) any repayments received from Tenants of principal loaned or advanced to Tenants by any Mortgagor, (E) items of non-recurring income or (F) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any Tenant to a Person other than a Mortgagor.

       Out-of-Pocket Costs shall mean with respect to the Mortgaged Properties,
       -------------------
following an Event of Default, (a) any and all sums actually paid or required to be paid by the Mortgagee or the Servicer for real estate taxes, taxes on rents or rentals or insurance premiums as provided in this Mortgage, and any and all other sums actually paid or required to be paid by the Mortgagee or the Servicer pursuant to the terms of this Mortgage to protect and preserve any of the Mortgaged Properties or the Mortgagee's interest therein, and (b) any and all sums, including, without limitation, judgments, settlements or compromises (to the extent such settlements or compromises have been consented to by the Mortgagors if such consent is required under the Security Documents), reasonable attorneys' fees and other costs and expenses, paid by the Mortgagee or the Servicer in connection with any suit, action, legal proceeding or dispute of any kind, in which the Mortgagee or the Servicer is a party or appears, arising from or related to any of the Mortgaged Properties or the indebtedness secured by this Mortgage.

       Outstanding shall, with reference to the Notes, have the meaning set
       -----------
forth in the Indenture.

          Owned Land shall have the meaning stated in the Preliminary Statement
          ----------
     hereto.

          Permitted Exceptions shall mean those matters identified in Exhibit C
          --------------------                                        ---------
     hereto.

          Permitted Owner shall mean:
          ---------------

     A. any Person that satisfies at least one of the criteria in each of the following two categories: (a) any one of the following:

          (i)   a pension fund, pension trust or pension account,

          (ii)  an insurance company,

          (iii) a national money-center bank, or

          (iv) a Person with a long-term unsecured debt rating of at least Investment Grade, and

     (b) any one of the following (all of the figures in this clause (b) are to be calculated exclusive of the Mortgaged Properties):

          (i) a Person with a current net worth of $250 million or more and owns real estate assets of $500 million or more or, if such Person is a pension fund advisor, one which controls $1 billion or more of real estate equity investments, or

          (ii) a pension fund, pension trust or pension account that has total assets of $500 million or more, managed by a Person that controls at least $1 billion in real estate equity investments, or

          (iii) a Person that controls at least twelve (12) regional malls containing (in the aggregate) at least six million square feet of leasable space, or

     B. any Person approved by the Mortgagee (such approval not to be unreasonably withheld or delayed) and affirmed by Rating Confirmation, or

     C.   any Person controlled by General Growth, or

     D. with respect to The Oaks Mall and Westroads Mall only, any Person controlled by one or more Ivanhoe Entities.

          For purposes of this definition and of Section 19, "control" or "controlled" means primary responsibility to make or veto all material decisions with respect to the operation, management, financing and disposition of the specified interest, rather than a beneficial ownership requirement, and without being compromised by the fact that responsibility for such day-to-day operating and management functions or leasing activities as are ordinarily handled by a property manager has been delegated by such controlling Person pursuant to an agreement in writing.

          Person shall mean any individual, sole proprietorship, corporation,
          ------
     general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of investment vehicle or other entity.

          Personal Property shall have the meaning stated in Section 46.1
          -----------------
     hereof.

          Pledged Assets means, collectively and as of the date of
          --------------
     determination, all of the Mortgaged Properties then subject to the lien of this Mortgage (including, without limitation, any Substitute Mortgaged Property then encumbered by a mortgage lien in favor of the Mortgagee), but excluding all Loan proceeds distributed by any Mortgagor to its partners or members.

          Potential Mortgagor Obligations means the Mortgagor's contingent
          -------------------------------
     obligations to expand anchor stores (or contribute toward the cost thereof) as identified on Exhibit I hereto.
                      ---------

          Premises shall mean the Land, Improvements and Equipment and all
          --------
     accessions and additions thereto and increases therein which at any future time constitute a part of the Land, Improvements and/or Equipment.

          Proceeds shall mean amounts, awards or payments payable to any of the
          --------
     Mortgagors or the Mortgagee in respect of all or any part of any of the Mortgaged Properties in connection with the damage, destruction, taking or condemnation thereof (after the deduction therefrom and payment to the relevant Mortgagor and the Mortgagee, respectively, of any and all reasonable expenses incurred by such Mortgagor and the Mortgagee in the recovery thereof, including all attorneys' fees and expenses, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such damage, destruction, taking or condemnation).

          Property Manager has the meaning stated in Section 20(b).
          ----------------

          Qualified Fire Protection Engineer shall mean with respect to any
          ----------------------------------
     Mortgaged Property (a) an engineer duly licensed in the State where the Mortgaged Property is located who shall either (x) have ten (10) years' experience evaluating fire and life safety systems and making estimates comparable to the estimates described in Section 13.2 hereof or (y) be certified as a qualified fire protection engineer (or equivalent) by a professional, trade or other similar association of recognized standing, (b) a reputable insurance broker having an in-house engineering and loss control group capable of making estimates comparable to the estimates described in Section 13.2 hereof, or (c) an insurer meeting the criteria set forth in Section 13.2 hereof or a qualified employee thereof, in each case selected by the Mortgagor identified in Exhibit A as owning such Mortgaged Property (unless
                   ---------
     reasonably disapproved by the Mortgagee). Rating Agency shall mean Moody's Investors Service, Inc., or any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Rating Agency" shall be deemed to refer to any other nationally recognized rating agency selected by the Mortgagors (and not reasonably disapproved by the Mortgagee).

          Rating Confirmation shall have the meaning stated in the Indenture.
          -------------------

          Release Premises shall have the meaning stated in Section 44.1(c)
          ----------------
     hereof.

          Renewal Lease shall have the meaning stated in Section 20(b) hereof.
          -------------

          Required Rating shall mean the higher of (i) the highest rating then
          ---------------
     assigned by the Rating Agency to any of the outstanding Notes, and (ii) "A2" (or its equivalent) by the Rating Agency.

          Restoration shall mean, in case of damage to, destruction of, taking
          -----------
     or condemnation of the Premises of any Mortgaged Property or any part thereof, the restoration, replacement or rebuilding of such Premises as nearly as practicable (after taking into account the consequences of a taking or condemnation, if any) to at least the value and utility (in light of commercial materials and services then available) of such Premises immediately prior to such damage, destruction, taking or condemnation, together with such Alterations as may be made at the relevant Mortgagor's election in accordance with the applicable provisions of this Mortgage.

          Secured Obligations shall have the meaning stated in the Preliminary
          -------------------
     Statement hereof.

          Security Documents shall mean this Mortgage, the Assignment of Leases,
          ------------------
     the Environmental Indemnity, the Assignment of Contracts, the Subordination of Management Agreement, the Notes, the Indenture, the Trustee Fee Agreement, the
     Service Fee Agreement, the financing statements now or hereafter executed in connection herewith and any and all other agreements, certificates (including, without limitation, Officer's Certificates), instruments or documents executed by the

     Mortgagors or any of them evidencing, securing or delivered in connection with the Loan and/or the transactions contemplated hereby.

          Servicer shall mean the institution serving from time to time as
          --------
     Servicer for the benefit of the Holders of Notes under and pursuant to the Indenture.

          Shopping Centers shall have the meaning stated in the Preliminary
          ----------------
     Statement hereof.

          Single Purpose/Insolvency Remote Entity shall mean a Person, other
          ---------------------------------------
     than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in any of the Mortgaged Properties, does not engage in any business unrelated to such Mortgaged Property or Mortgaged Properties and the financing thereof, does not have any assets other than those related to its interest in such Mortgaged Property or Mortgaged Properties or the financing thereof or any indebtedness other than as permitted by this Mortgage or the other Security Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person. If the foregoing entity is a partnership or limited liability company, (i) its partnership agreement or operating agreement, as applicable, must provide that the partnership or limited liability company will dissolve upon the withdrawal or dissolution of the last remaining general partner or member, but the partnership or limited liability company will not be dissolved if the remaining partners or members, within ninety (90) days, by majority vote elect to continue the partnership or limited liability company and, in the case of a limited partnership, appoint a new general partner, (ii) one general partner or managing member (as applicable) must at all times be a Single Purpose/Insolvency Remote Entity formed solely for the purpose of acting as such general partner or managing member, as applicable, and (iii) the partnership agreement or operating agreement (as applicable) must provide that the dissolution and winding up or insolvency filing of such partnership or limited liability company requires the unanimous consent of all general partners or members, respectively. If the foregoing entity is a corporation, the entity's articles of incorporation must include provisions substantially similar to those contained on Exhibit G hereto and that
                                                 ---------
     otherwise limit its business to a single purpose as described above in the first sentence of this definition. Any other entity seeking to qualify as a Single Purpose/Insolvency Remote Entity shall have adopted provisions in its governing documents that are substantively similar to the provisions contained in Exhibit G and described above for partnerships, limited
                  ---------
     liability companies and corporations.

          Specialty Lease shall mean any lease, sublease, future sublease,
          ---------------
     license, occupancy agreement or other agreement having an initial term of less than one (1) year existing on the date hereof or hereafter, in either case entered into by a

     Mortgagor and permitting the use, occupancy or enjoyment of any part of any Mortgaged Property, and every modification, amendment or extension relating thereto.

          Square Footage shall have the meaning stated in Section 15(d).
          --------------

          Subordination of Management Agreement shall mean the Manager's Consent
          -------------------------------------
     and Subordination of Management Agreement, dated as of the date hereof, by General Growth Management, Inc. to the Trustee, together with any amendments thereto.

          Substitute Assignment of Leases shall have the meaning stated in
          -------------------------------
     Section 44.2(d).

          Substitute Mortgaged Property shall have the meaning stated in Section
          -----------------------------
     44.2.

          Substitution Notice shall have the meaning stated in Section
          -------------------
     44.2(a)(i).

          Taking shall have the meaning stated in Article 15 hereof.
          ------

          Taking Proceeds shall have the meaning stated in Article 15 hereof.
          ---------------

          Tax Opinion shall have the meaning stated in the first paragraph of
          -----------
     Section 19 hereof.

          Tenant shall mean any Person (i) liable by contract or otherwise to
          ------
     pay rent or a percentage of gross income, revenue or profits pursuant to a Lease or (ii) party to an Operating Agreement affecting any of the Mortgaged Properties.

          Termination Percentage shall have the meaning stated in Section 15(d)
          ----------------------
     hereof.

          Threshold Amount shall mean, with respect to any Mortgaged Property,
          ----------------
     five percent (5%) of the original Allocated Amount applicable to such Mortgaged Property, rounded up to the nearest hundred thousand; provided, that the Threshold Amount for any Mortgaged Property shall always be at least Two Million Dollars ($2,000,000).

          Title Company shall mean First American Title Insurance Company, or
          -------------
     any successor in interest thereto, or any other nationally recognized title insurance company selected by the relevant Mortgagor.

          Trade Payables, with respect to a Mortgagor, shall mean amounts
          --------------
     payable by or on behalf of such Mortgagor for or in respect of the operation of the Mortgaged Property identified on Exhibit A hereto as being
                                                       ---------
     owned by such Mortgagor in the ordinary course and which would under GAAP be regarded as ordinary expenses, as well as leasing commissions and tenant improvements, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to such Mortgaged Property or Mortgagor.

          Transferee Mortgagor shall mean with respect to any Mortgaged Property
          --------------------
     any Mortgagor other than the entity identified on Exhibit A as owning such
                                                       ---------
     Mortgaged Property as of the date hereof.

          Trustee shall mean the institution serving from time to time as
          -------
     Trustee for the benefit of the Holders of Notes under and pursuant to the Indenture (and does not refer to the Deed Trustees).

          U.S. Government Securities shall mean securities evidencing an
          --------------------------
     obligation to pay principal and interest in a full and timely manner that are (y) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (z) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities
     Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

          Withdrawal Notice shall have the meaning stated in Section 44.2(c).
          -----------------

          Work shall have the meaning stated in Section 15(d)(ii).
          ----

          1.3. Provisions Concerning Particular States. Notwithstanding anything
               ---------------------------------------
to the contrary herein contained: (a) To the extent the Mortgaged Property is located in Florida, Georgia, Illinois, Ohio, Oklahoma, Michigan, Minnesota, New Mexico, New York or Wisconsin (each a "Mortgage State"), this instrument shall
                                       --------------
be deemed to be and shall be enforceable as a mortgage and/or leasehold mortgage, and as a security agreement, assignment of leases and rents and fixture filing and financing statement.

          (b) To the extent the Mortgaged Property is located in the State of Georgia, this instrument shall be enforceable as a deed to secure debt and as a security agreement, assignment of leases and rents and fixtures filing and financing statement.

          (c) To the extent the Mortgaged Property is located in California, Nebraska or Missouri (each a "Deed of Trust State"), this instrument shall be
                              -------------------
deemed to be and shall be enforceable as a deed of trust and/or leasehold deed of trust and as a security agreement, assignment of leases and rents and fixture filing and financing statement. This Section 1.3 is not intended to preclude the Mortgagee (or the Servicer on its behalf) from treating this Mortgage as a "mortgage" in any Deed of Trust State if such treatment is necessary or desirable to enable the Mortgagee to realize the practical benefits intended to be provided by this Mortgage.

          Wherever herein contained, the word "Mortgagee" (i) shall be deemed to refer to the Mortgagee (as the mortgagee) to the extent a Mortgaged Property is situated in any Mortgage State and to the Mortgagee (as grantee) to the extent the Mortgaged Property is situated in the State of Georgia, and neither Deed Trustee shall have any rights, powers or obligations in those States, and (ii) to the extent the Mortgaged Property is situated in any Deed of Trust State, shall be deemed to refer to (1) the relevant Deed Trustee for the benefit of the Mortgagee (as beneficiary) and (2) if the context so requires or permits and if the Mortgagee so elects and if the law of the applicable Deed of Trust State permits, the Mortgagee.

          1.4. Mortgagor Representative.  The Mortgagors hereby acknowledge the
               ------------------------
provisions of Section 1.15 of the Indenture (appointing Lockport L.L.C., a New York limited liability company, to act as representative of the Mortgagors under the Indenture, this Mortgage and the other Security Documents), which Section hereby is incorporated by reference into this Mortgage.

          1.5. Mortgagee Consents and Approvals. Whenever, in this Mortgage or
               --------------------------------
in any other Security Document, any consent or approval or other action may or shall be granted, withheld or otherwise taken by the Mortgagee, such consent, approval or other action shall be granted or withheld and such other action may be taken by the Servicer on behalf of the Mortgagee in accordance with Accepted Servicing Practices (as defined in the Indenture). In deciding whether to grant or withhold any such consent or approval or to take any such other action, the Servicer shall be entitled (but not required) to consult with such counsel, real estate professionals or other Persons as the Servicer may deem necessary or appropriate and the Mortgagors shall reimburse the Servicer for all reasonable fees and expenses incurred by the Servicer in connection with any such consultation.


          2.   PARTICULAR COVENANTS, REPRESENTATIONS AND WARRANTIES.
               ----------------------------------------------------

          2.1. Due Authorization; Validity of the Mortgage and the Other
               ---------------------------------------------------------
Security Documents; Title to the Premises; Etc. The Mortgagors collectively
-----------------------------------------------
covenant and agree and represent and warrant as follows:

          (a) this Mortgage and the other Security Documents have been duly authorized, executed and delivered and constitute legal, valid and binding obligations of the Mortgagors enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, rehabilitation and other laws relating to or affecting creditors' rights and to general equity principles;

          (b) each Mortgagor is duly authorized to execute and deliver this Mortgage and the other Security Documents and thereby to grant, convey, transfer and assign the Mortgaged Property identified on Exhibit A as being owned by such
                                                ---------
Mortgagor to the Mortgagee in accordance with this Mortgage and the other applicable Security Documents, and all limited liability company, partnership, corporate and governmental action, consents, authorizations and approvals necessary therefor have been duly and effectively taken or obtained;

          (c) as of the date hereof, each Mortgagor has good and marketable fee simple title to the portion of the Owned Land and the Improvements attributable to the Mortgaged Property identified on Exhibit A as being owned by such
                                        ---------
Mortgagor and valid title to the portion of the Personal Property (including, without limitation, Equipment, but excluding Personal Property that is leased to the Mortgagor by third parties, as to which the Mortgagor holds a valid, enforceable and unencumbered leasehold interest) relating thereto and has in each case good right to convey the same aforesaid, subject to no liens, charges or encumbrances other than the Permitted Exceptions (excluding, however, Permitted Exceptions of the type set forth in clause (h) of Exhibit C hereto for
                                                            ---------
purposes of this representation), and upon the execution by each Mortgagor of this Mortgage, and the proper recording of the same (and any required Uniform Commercial Code financing statements) in the appropriate public records, the Mortgagee shall have a valid first lien and security title on the Premises and a valid first priority security interest in the Personal Property (other than that excluded above) in trust for the benefit of the Mortgagee subject to no liens, charges or encumbrances other than the Permitted Exceptions (but excluding, for purposes of this representation, liens, charges and encumbrances of the type described in clause (h) of Exhibit C); there is no condemnation, appropriation
                           ---------
or recapture proceeding pending or, to its knowledge, threatened with respect to any Mortgaged Property and there are no unrecorded options to purchase all or any part of any Mortgaged Property; and each Mortgagor warrants that the Permitted Exceptions affecting title to the Mortgaged Property as of the date hereof will not materially and adversely affect the ability of the Mortgagors to timely pay principal and interest due under the Notes; no title insurance company issuing a policy covering all or any part of any Mortgaged Property shall be considered a beneficiary of, or entitled to rely on, the representations and warranties contained herein;

          (d) None of the Mortgagors has ever had any employees or made or been required to make any contributions to any Employee Benefit Plans. None of the Mortgagors has any knowledge of any material liability which has been incurred by it or any other Mortgagor and remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, or of any lien which has been imposed on such Mortgagor's assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA;

          (e) at the time of execution of this Mortgage, there is no litigation to which any Mortgagor is a party which, if determined adversely to such Mortgagor, would have a material adverse effect on any of the Mortgaged Properties or on the ability of the Mortgagors to perform their obligations hereunder that would not be covered by insurance; and at the time of the execution of this Mortgage none of the Mortgagors has knowledge of any contingent liabilities of any of the Mortgagors which, if realized, would have a material adverse effect on any of the Mortgaged Properties or on the ability of the Mortgagors to perform their obligations hereunder, in each case that would not be covered by insurance;

          (f) at the time of execution of this Mortgage, no Mortgagor has any past due financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party which, if left unpaid could be expected to have any material adverse effect on the Mortgaged Property owned by such Mortgagor or the ability of such Mortgagor to satisfy its obligations under the Notes, this Mortgage or any other Security Documents;

          (g) (i) each Mortgagor is the sole owner of the entire lessor's interest in the Leases and the Specialty Leases in effect at the Mortgaged Property identified on Exhibit A as being owned or leased by such Mortgagor on
                       ---------
the date hereof, subject to the Permitted Exceptions; (ii) to each Mortgagor's knowledge (and except for such leases as have terminated in accordance with their terms between November 6, 1997 and the date hereof), the Leases with the Tenants identified on the rent rolls dated November 6, 1997 and previously delivered to the Mortgagee are valid, enforceable and in full force and effect in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (iii) except as provided in the Assignment of Leases, no Mortgagor's rights to receive rents under the Leases are assigned or otherwise pledged or hypothecated; (iv) none of the rents payable under the Leases (excluding, for purposes hereof, Specialty Leases) have been collected for more than one (1) month in advance of their due date; and (v) no person or entity other than the Mortgagor identified on Exhibit A as owning such Mortgaged
                                              ---------
Property has any possessory interest in or right to occupy any of the Mortgaged Properties except under and pursuant to a Lease (and, with respect to the Leased Land, the lessors under the respective Ground Leases);

          (h) except as disclosed in the environmental reports identified in Exhibit H hereto, (i) to the knowledge of the Mortgagors none of the Mortgagors
---------
has any liability, including, without limitation, any contingent liability, in connection with any Hazardous Substance Activity on, at or relating to any of the Mortgaged Properties under any Environmental Laws in effect as of the date hereof that could reasonably be expected to have a material adverse effect on the value of any of the Mortgaged Properties (taken individually or together as a group) or the prospect of timely payment of interest and principal on the Notes when due; and (ii) none of the Mortgagors is aware of any condition in existence, or any Hazardous Substance Activity taking place, in either case on, at or relating to any of the Mortgaged Properties that could reasonably be expected to subject any Mortgagor, or any Tenant or occupant of any of the Mortgaged Properties, to any liability under any Environmental Law that would have a material adverse effect on the value of any of the Mortgaged Properties (taken individually or together as a group) or the prospect of timely payment of interest and principal on the Notes when due; and

          (i) to the knowledge of the Mortgagors there are no current or contingent liabilities arising from or relating to any real estate or other assets, other than the Mortgaged Properties, which, individually or in the aggregate, could be expected to have a material adverse effect on any of the Mortgaged Properties or the Mortgagors' ability to make timely payments of interest and principal on the Notes and any other amounts payable under the Security Documents when due.

          2.2. Maintenance of Validity, Recording and Other Covenants Relating
               ---------------------------------------------------------------
to the Mortgaged Properties. (a) Each Mortgagor covenants that it will forthwith
---------------------------
after the execution and delivery of this Mortgage and thereafter as necessary from time to time cause this Mortgage and the other Security Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be granted, conveyed, transferred and assigned by this Mortgage to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of the Mortgagee therein. Each Mortgagor covenants that it has paid or will pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all federal or state stamp taxes or other charges arising out of or in connection with the execution and delivery of such instruments.

          (b) Each Mortgagor covenants that at all times it will itself, or will use its best efforts to cause third parties to, preserve, warrant and defend the Mortgagee's title and right in and to each Mortgaged Property, subject to the Permitted Exceptions and items being contested in accordance with
Article 12 hereof, against the claims of all Persons (other than those claiming by or through the Mortgagee) and will maintain and preserve such title and right so long as any of the Notes are outstanding.

          (c) Notwithstanding any provision to the contrary contained herein, the Mortgagee hereby (i) consents to the modification of existing easements, rights of way, restrictive covenants, dedications or similar agreements included in the Permitted Exceptions and to the creation by any Mortgagor of additional easements, rights of way, restrictive covenants, dedications or similar agreements affecting title to the Premises owned or leased by such Mortgagor, including in connection with an Alteration, and (ii) agrees that this Mortgage shall be subordinate to such modifications, additional easements, rights of way, restrictive covenants, dedications or similar agreements, in either case upon receipt by the Mortgagee of an Officer's Certificate confirming that such action (A) will either benefit the Mortgaged Property affected thereby or will not affect the utility, operation or value of such Mortgaged Property in any material adverse respect and (B) will not, to the knowledge of each certifying officer, cause the Mortgaged Property affected thereby to be in violation of any Legal Requirements, Leases or Insurance Requirements or result in the loss of any certificate of occupancy.

          (d) Each Mortgagor covenants and agrees (i) to punctually perform all obligations and agreements to be performed by it as lessor under any Lease or as a party to or a beneficiary of any of the Permitted Exceptions, and to take such action as shall be commercially reasonable and diligent to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder, (ii) to maintain the validity, perfection, priority and effectiveness of this Mortgage and the other Security Documents, (iii) that, unless otherwise permitted in this Mortgage and the other Security Documents, such Mortgagor will not take any action, will not permit action to be taken by others and will not omit to take any action, nor will the Mortgagor give any notice, approval or consent or exercise, waive or modify any rights under or in respect of the Permitted Exceptions, which action, omission, notice, approval, consent or exercise, waiver or modification of rights would release the Mortgagor from, or reduce any of the Mortgagor's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of, any of the Security Documents, or would impair the validity of any of the Permitted Exceptions in a manner materially adverse to any Mortgaged Property or the rights of the Mortgagee therein, this Mortgage or any of the other Security Documents, or would otherwise affect any Mortgaged Property in any material adverse respect, without the Mortgagee's consent, and any attempt to do any of the foregoing without such consent shall be of no force and effect, and (vi) that such Mortgagor will not take any action, will not permit action to be taken by others and will not omit to take any action, nor, except as permitted by Article 20 hereof, will the Mortgagor give any notice, approval or consent or exercise any rights under or in respect of any Lease or any of such other instruments, which action, omission, notice, approval, consent or exercise of rights would release any Tenant or other party from, or reduce any Tenant's or any other party's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of in any material adverse respect, or would impair the validity of, any Lease, any such other instruments, this Mortgage or any of the other Security Documents (other than as expressly permitted by Article 20 hereof), if any of the foregoing would affect any Mortgaged Property in any material adverse respect, without the prior written consent of the Mortgagee, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

          (e) Each Mortgagor represents that, to such Mortgagor's knowledge, no Mortgaged Property or portion thereof is, on the date hereof, in violation of any Legal Requirement or any Insurance Requirement or of any Lease, Operating Agreement or other agreement binding upon any Mortgagor in a manner that could have a material adverse effect on such Mortgaged Property, any of the other Mortgaged Properties or the ability of any Mortgagor to operate the Mortgaged Property identified on Exhibit A as being owned or leased by it or the ability
                       ---------
of any of the Mortgagors to otherwise satisfy its obligations under this Mortgage or the other Security Documents.

          (f) The Mortgagors covenant that they will deliver to the Mortgagee a mortgagee's title insurance policy for each Mortgaged Property in an amount not less than the original Allocated Amount applicable to such Mortgaged Property and in form and substance and with such endorsements as shall have been previously agreed between the Mortgagors and the Initial Purchasers (as defined in the Indenture), which title insurance policy shall be dated the Closing Date and redated the date of recording of this Mortgage and shall insure that this Mortgage is a valid first priority grant of, and lien on, the Premises, subject only to the Permitted Exceptions. The issuer of such title insurance shall be the Title Company or one or more other nationally recognized title insurance companies and there shall be reinsurance and direct access agreements to the extent previously agreed upon between the Mortgagor and the Placement Agents.

          2.3. Negative Covenants.  Each Mortgagor covenants that until the
               ------------------
Secured Obligations are paid in full it will not:

          (a) engage, directly or indirectly, in any business other than that arising out of entering into this Mortgage and the other Security Documents to which the Mortgagor is a party and ownership, operation, management, leasing and financing of the Mortgaged Property identified on Exhibit A as being owned or
                                                  ---------
leased by it;

          (b) partition the Mortgaged Property owned or leased by it or any portion thereof (except as permitted by Section 2.2(c) or Section 19.4 or to a tenancy-in-common permitted in accordance with Section 19.1(a)(i)(x));

          (c)  commingle its assets with the assets of any of its Affiliates;

          (d) transfer or lease any Mortgaged Property or any interest therein, except in each case as permitted by this Article 2 and by Article 19 or Article 20 hereof;

          (e) to its knowledge, engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code that would cause any obligation or action taken or to be taken hereunder (or the exercise by the Mortgagee of any of its rights under the Notes, this Mortgage or the other Security Documents) to be a non-exempt prohibited transaction under ERISA;

          (f) incur, create or assume any indebtedness for borrowed sums (whether secured by any Mortgaged Property or any interest therein or otherwise) except for the Notes and such other indebtedness as is expressly permitted by the provisions of this Mortgage and the Indenture; each Mortgagor represents and warrants that as of the date hereof such Mortgagor does not have any indebtedness or obligations that would cause it to be in violation of the foregoing covenant;

          (g) permit title to any material real estate asset other than the Mortgaged Properties to be acquired by any of the Mortgagors, unless (i) such additional real estate asset is a Substitute Mortgaged Property and the conditions set forth in Section 44.2 are satisfied, or a property determined by the Mortgagor, in the exercise of its reasonable judgment, to be complementary to any Mortgaged Property, (ii) the relevant Mortgagor's interest in such real property becomes subject to the lien of this Mortgage concurrently with the acquisition thereof by such Mortgagor and (iii) in the case of any real estate complementary to a Mortgaged Property, the relevant Mortgagor has provided the Trustee and the Servicer with the items that would be required under clauses
(1), (2), (4), (6) and (7) of Section 44.2(a)(i) if such real estate were to be a Substitute Mortgaged Property at least fifteen (15) days prior to the closing of the acquisition, so as to permit the Servicer to confirm the Mortgagor's determination described in clause (i) above;

          (h) it will not guarantee any obligation of any Person or make loans or advances to any of its Affiliates except in accordance with the Cost Sharing Agreement and as is otherwise expressly permitted by this Mortgage;

          (i) it will not voluntarily file, or consent to the filing of, a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding, without the unanimous consent of its general partners, members or other similar governing body or entity, as applicable;

          (j) (A) it will not own or acquire any assets other than the Mortgaged Property identified on Exhibit A as being owned or leased by such
                                 ---------
Mortgagor and additional property incidental to the ownership of such Mortgaged Property and (B) it will not own any subsidiaries or make investments in any Person, other than investments in Eligible Investments permitted under this Mortgage or under any other Security Documents; and

          (k) in the case of a general (other than a limited liability partnership) or limited partnership, each of its general partners, or in the case of a limited liability partnership or limited liability company at least one (1) of its general partners or members, as applicable, will be a Single Purpose/Insolvency-Remote Entity that complies with the requirements of this
Section 2.3, as and to the extent applicable.

          2.4. Existence and Rights. Each Mortgagor covenants that it will do or
               --------------------
cause to be done all things necessary to preserve and keep in full force and effect its existence and will maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes; that it will not modify its partnership agreement, certificate of formation, operating agreement, certificate of incorporation or other organizational document in any manner that would have a material adverse effect on the interests of the Mortgagee hereunder; that it will pay all expenses of the Mortgaged Property identified on Exhibit A as being owned or leased by it from property of such
              ---------
Mortgagor; that it will maintain books and records and bank accounts separate from those of its Affiliates and will maintain a separate business office (which may be a management office at the Premises); that it will at all times hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including in its leasing activities, in entering into any contract, in preparing its financial statements, and to the extent practicable in its stationery), and will cause its Affiliates to conduct business with it on an arm's-length basis (or, as to management and leasing, on a basis comparable to the management and leasing arrangements at properties similar to the Premises owned by any Affiliate of the Mortgagor and managed by the Property Manager or a similar property manager); that it will file its own tax returns or, if part of a consolidated group, will join in the consolidated tax return of such group as a separate member thereof; and will cause its management to meet regularly to carry on its business;

          2.5. Payment of Taxes and Other Claims.  Subject to the provisions of
               ---------------------------------
Article 12 hereof, each Mortgagor represents that there is no default in the payment of, and covenants that it will pay or discharge or cause to be paid or discharged before any fine, penalty, interest or other cost may be imposed for nonpayment thereof, all taxes, assessments and governmental charges (or installments thereof) levied or imposed upon the Mortgaged Property identified on Exhibit A as being owned or leased by it.
   ---------

          2.6. Payment of the Notes, All Other Amounts and the Trustee's Fees.
               --------------------------------------------------------------
Subject to the provisions of Article 38 hereof, the Mortgagors, jointly and severally, will cause to be duly paid the principal of, interest on and Make-Whole Payment, if any, on the Notes and all other amounts due under the Notes at the places, at the respective times and in the manner provided in the Notes.
The Mortgagors will also cause to be duly paid all other charges, fees and other amounts that become due by any of them under this Mortgage and the other Security Documents and the fees, expenses and proper disbursements payable to the Trustee and the Servicer under the terms of the Indenture.

          3.   THE GROUND LEASES.  Each of Rio West L.L.C. and Fallbrook Square
               -----------------
Partners Limited Partnership agrees, and any successor in interest to either such Mortgagor shall be deemed to agree, with respect to the leasehold interests identified on Exhibit A as being owned by such Mortgagor, as follows:
              ---------

          3.1. Ground Leases Covenants.  (a)  Upon the occurrence and during the
               -----------------------
continuation of an Event of Default, such Mortgagors shall not modify, waive, extend or in any way alter, or grant any consents in respect of any material terms of, any of the Ground Leases or in any way cancel, release, terminate or surrender any of the Ground

Leases without the Mortgagee's prior written consent which consent shall be granted or withheld in the Mortgagee's sole discretion.

          (b) Each such Mortgagor shall use all reasonable efforts to keep and perform, or cause to be kept and performed, all of the material covenants and conditions contained in the Ground Lease to which it is a party by the lessee therein to be kept, provided, that in any case and to the extent where performance of any such covenant or condition is also the obligation of a third party in possession, the Mortgagor shall not be obligated to undertake such performance itself, but the Mortgagor shall use commercially reasonable efforts to cause performance of such covenant or condition by such third party.

          (c) If any Mortgagor exercises any option to purchase any portion of the Leased Land under any Ground Lease, thereafter such Leased Land shall for all purposes hereunder be treated as if the subject Leased Land had been Owned Land and shall be subject to this Mortgage as such.

          (d) Each Mortgagor shall give the Mortgagee prompt notice in writing of the receipt by such Mortgagor of any notice of default from the lessor under any of the Ground Leases, together with a copy of the same.

          (e) If any Mortgagor shall fail to comply with Section 3.1(b) hereof, the Mortgagee may (but shall not be obligated to), after notice to the Mortgagors and the failure of the Mortgagors to cure the same as provided in
Article 34 hereof and subject to applicable Legal Requirements, exercise the rights provided to it in Article 34 hereof as provided therein.

          (f) So long as this Mortgage is in effect, there shall be no merger of the Ground Leases or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Leased Land or any portion thereof by reason of the fact that the Ground Leases or such interest therein or such leasehold estate may be held directly or indirectly by or for the account of any person who shall hold the fee estate in the Leased Land or any portion thereof or any interest of the lessor under the Ground Leases. In case any Mortgagor acquires the fee title to the Land leased under any of the Ground Leases, this Mortgage shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.

          4.   MAINTENANCE AND REPAIRS; SHORING. The Mortgagors will keep, or
               --------------------------------
use all reasonable efforts (consistent with standards that would generally be employed by institutional owners of comparable properties) to cause Tenants to keep, the Premises and the parking areas, sidewalks, curbs and streets and ways located on the Land and all other means of access to the Premises in good and clean order and condition such that the utility and operation of the Premises will not be affected in any material adverse respect, subject to ordinary wear and tear, and, subject to Excusable Delays, the temporary results of any Alteration permitted hereunder and the provisions set forth in this Mortgage with respect to damage or destruction caused by fire or other Casualty or by a Taking or condemnation, the Mortgagors will promptly make or use all reasonable efforts to cause to be made all necessary or appropriate repairs, replacements and renewals thereof (which if not made would affect the utility or operation of the Premises in any material adverse respect), whether interior or exterior, structural or nonstructural, ordinary or extraordinary. All repairs and replacements shall consist of materials which are compatible with the existing Improvements and installed in a good and workmanlike manner. The Mortgagors will do or use all reasonable efforts to cause others to do, to the extent permitted by applicable law, all shoring of foundations and walls (i) of any Improvements or (ii) of the ground adjacent thereto, and every other act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Land or any adjoining property, whether or not the Mortgagor or any other Person shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Subject (to the extent applicable) to the provisions of Article 12 relating to permitted contests, the Mortgagors each agree that they will not do or permit any act or thing which might affect the utility or operation of any Mortgaged Property or any part thereof in any material adverse respect, or commit or permit any waste of any Mortgaged Property or any part thereof.

         5.    UTILITY SERVICES. Subject to the provisions of Article 12 hereof,
               ----------------
the Mortgagors will pay or cause to be paid when due all charges for all public or private utility services, all public or private highway services, all public or private communication services and all sprinkler systems and protective services at any time rendered to or in connection with each Mortgaged Property or any part thereof and which are incurred by or on behalf of the Mortgagors.

          6.   NO CLAIMS AGAINST THE MORTGAGEE. Nothing contained in this
               -------------------------------
Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving any of the Mortgagors any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interest of the Mortgagee under this Mortgage.

         7.    INDEMNIFICATION BY THE MORTGAGOR. Subject to the provisions of
               ---------------------------------
Article 38 hereof and Section 6.1 of the Indenture, each Mortgagor agrees that it will protect, indemnify and save harmless the Mortgagee, the Servicer and the Holders and, in the case of clause (h) hereof, the Deed Trustees (collectively, the "Indemnified Parties") from and against: all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against such Indemnified Party (without the negligence or wilful misconduct of any of them) by reason of the occurrence or existence of any of the following (to the extent the insurance proceeds payable on account of the following and received by the Indemnified Party shall be inadequate) prior to the payment in full of the Notes and the satisfaction of all conditions for the satisfaction and release or defeasance of this Mortgage: (a) ownership or possession of any Mortgagor's interest in any of the Mortgaged Properties, or any interest therein, or receipt of any rent or other sum therefrom, (b) any accident, injury to or death of any Persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, vaults and vault space, if any, streets or ways, (c) any use, non-use or condition of the Premises or any part thereof or the adjoining parking areas, sidewalks, curbs, streets or ways, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by the Indemnified Party, any claim the insurance as to which is inadequate, and any claim in respect of any adverse environmental impact or effect, (d) any failure on the part of any Mortgagor to perform or comply with any of the terms of any Lease, any Ground Lease, this Mortgage or any other Security Document to which it is a party and any breach of any representation made by any Mortgagor herein, (e) any performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Properties or any part thereof, (f) any negligence or tortious act or omission on the part of any Mortgagor or any of its agents, contractors, servants, employees, subleasees, licensees or invitees, (g) any contest referred to in Article 12, or (h) the presence at, on, or under the Premises or the migration from or release at, on, or from the Premises of any Hazardous Substance. Any Indemnified Party shall give notice to the Mortgagor of any claims, liabilities, obligations, damages, penalties, costs or causes of action for which the Indemnified Party believes it is entitled to indemnification hereunder promptly upon its discovery of the action or event giving rise to such claim, but the failure of such Indemnified Party to provide such notice shall neither cause the forfeiture of the right to receive indemnity hereunder nor limit such right, except to the extent, if any, that the Mortgagor is prejudiced by the failure of the Indemnified Party to promptly give such notice. Any amounts payable under this Section to the Indemnified Parties that are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand until paid at the rate applicable to the lowest rated series of Notes on the date hereof, and shall be secured by this Mortgage. In case any action, suit or proceeding is brought against any Indemnified Parties by reason of any such occurrence, the Mortgagor, upon the request of the Indemnified Parties, will (or at the option of the Mortgagors, the Mortgagors may) at the Mortgagors' expense resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel selected by the Mortgagors (unless reasonably disapproved by the Indemnified Parties); provided that Mortgagor shall be entitled to recover from such Indemnified Parties any costs or expenses incurred by the Mortgagor on behalf of any such Indemnified Parties in satisfaction of its obligation under this sentence (or otherwise under this Section) if it is determined by final judgment that the action, suit or proceeding in question was not properly the subject of a claim for indemnification under this Section. So long as the Mortgagors are resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, none of the Indemnified Parties shall be entitled to settle such action, suit or proceeding or claim the benefit of this
Article 7 with respect to such action, suit or proceeding (including the right to reimbursement of such Indemnified Parties' counsel fees and expenses) and the Indemnified Parties are deemed to agree in advance that they will not settle any such action, suit or proceeding without the written consent of the Mortgagors; provided that if the Mortgagors are not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, any Indemnified Party may settle such action, suit or proceeding as it relates to such Indemnified Party, subject only to the written consent of the Mortgagors, which consent then may not be unreasonably withheld or delayed, and claim the benefit of this Article 7 with respect to settlement of such action, suit or proceeding.

          8.   INSPECTION.  The Mortgagee, the Servicer and their authorized
               ----------
representatives may upon reasonable notice and accompanied by an agent of the Mortgagors (but no more than once per month unless an Event of Default has occurred and is continuing) enter and examine any Mortgaged Property (including any labor performed and materials furnished in and about the Premises in connection with any Alteration or Restoration), subject to the rights of Tenants; provided that at all times during such visits, the Mortgagee's or Servicer's representatives and agents, as applicable, use all reasonable efforts not to interfere with operation of the Mortgaged Property or the business of the Tenants. Neither the Mortgagee nor the Servicer shall inspect the Premises on any day other than a Business Day, except in the case of an emergency or at any time following the occurrence and during the continuance of an Event of Default. Neither the Mortgagee nor the Servicer shall have any duty under this Mortgage to make any such inspection and neither of them shall have any liability or obligation for making or not making any such inspection (except that the foregoing shall not relieve the Mortgagee or the Servicer from their obligations arising under any other Security Document or from any liability resulting from its negligence or wilful misconduct in connection with the conduct of an inspection permitted hereby).

          9.   PAYMENT OF IMPOSITIONS, ETC. Subject to the provisions of Article
               ---------------------------
12 relating to permitted contests, the Mortgagors agree to pay, or cause to be paid, before any fine, penalty, interest or cost may be added for such nonpayment, all real estate taxes, assessments, fees, taxes on rents or rentals, and other governmental charges that may be levied or assessed against any of the Mortgaged Properties or any of the Mortgagors with respect to any of the Mortgaged Properties or rents therefrom or which might, if due and unpaid, become Liens upon any of the Mortgaged Properties (collectively, "Impositions"). Except as set forth in Section 10.4 of the Indenture, the Mortgagors shall not be required to pay any income, excess profits or revenue tax, excise tax or inheritance tax, gift tax, franchise tax, corporation tax, capital levy, estate succession or other similar tax or charge that may be payable by or chargeable to the Mortgagee, any interest, fines, costs, additions to tax or penalties in respect thereof, unless such tax is imposed, levied or assessed in substitution for any Impositions that the Mortgagors are required to pay pursuant to this
Article 9.

          10.  COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS, INSTRUMENTS.
               -------------------------------------------------------------
(a) Subject to the provisions of Article 12 relating to permitted contests, each Mortgagor agrees promptly, subject to Excusable Delays, to comply in all material respects with, or use all reasonable efforts (consistent with the standards that would generally be employed by institutional owners of comparable properties) to cause Tenants or other third parties whose obligation it is to so comply by contract or pursuant to law to comply in all material respects with, all Legal Requirements and all Insurance Requirements.

          (b) Each Mortgagor covenants and agrees (i) to perform punctually all material obligations and agreements to be performed by it as lessor under any Lease, as lessee under any Ground Lease, or as subject obligor under any other instrument or agreement constituting a Permitted Exception or any management agreement, such that there will be no material and adverse impairment of the value of any Mortgaged Property or the Mortgagee's interest under this Mortgage, and (ii) to do all things necessary or appropriate in the ordinary course of its business to compel performance by each other party to each of such instruments of such other party's obligations and agreements thereunder.

          11.  LIENS. Subject to the provisions of Article 12 relating to
               -----
permitted contests, Section 19.2 relating to permitted indebtedness, the Mortgagor will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge or promptly cause to be bonded or discharged by bonding, payment, final order of a court of competent jurisdiction or otherwise, within forty-five (45) Business Days after receiving written notice of the filing thereof, any Lien against any Mortgaged Property or any part thereof, other than the Permitted Exceptions.

          12.  PERMITTED CONTESTS.  Anything to the contrary contained herein
               ------------------
notwithstanding, any Mortgagor at its expense may contest, by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or Insurance Requirement or any taxes, assessments, charges or other amounts required to be paid pursuant to the provisions of Section 2.5 or Articles 4, 5, 9, 10, 11, 14, 39 or any other similar provision hereof, or the application of any instrument of record affecting any Mortgaged Property or any part thereof (other than the Security Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that
(a) in the case of any Impositions or lien therefor or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any lien therefor, such proceedings shall suspend the collection thereof from the Mortgagor, the Mortgagee and the Mortgaged Property, (b) neither the Mortgaged Property nor any part thereof or interest therein would be in danger of being sold, forfeited or lost if the Mortgagor were to pay the amount or satisfy the condition being contested, and the Mortgagor will have the opportunity to so pay or satisfy, and commits that it will do so, if required to avoid such a sale, forfeiture or loss, in the event of the Mortgagor's failure to prevail in the contest, (c) in the case of an Insurance Requirement, the failure of the Mortgagor to comply therewith shall not impair the validity of any insurance required to be maintained by the Mortgagor under Article 13 or the right to full payment in respect of any claims thereunder, (d) in the case of taxes, if an amount can be contested without being paid, the Mortgagor shall establish reserves in the amount being contested together with interest and penalties reasonably expected to accrue for so long as such amount is due and payable and unpaid, provided that if the aggregate amount of all reserves established by the Mortgagors under this clause (d) with respect to a particular Mortgaged Property shall exceed the Threshold Amount for such Mortgaged Property, the Mortgagors shall escrow the excess reserve amount with the Mortgagee (to be held and invested by the Mortgagee in an Eligible Account and invested in the same manner as is described in Section 6.14 of the Indenture with respect to the Payment Account), (e) in the case of any utility service described in Article 5, any contest or failure to pay will not result in a discontinuance of any such service, (f) in the case of any instrument of record affecting the Mortgaged Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on the Mortgaged Property or any part thereof unless such Lien is bonded or otherwise discharged in accordance with Article 11 and (g) except to the extent the Mortgagor has provided sufficient Eligible Collateral or Credit Facility therefor, neither the failure to pay or perform any obligation which the Mortgagor is permitted to contest under this Article 12 nor an adverse determination of any such contest shall result in a material adverse effect on the utility, value or operation of the Mortgaged Property.

          13.  INSURANCE.
               ---------

          13.1.  Risks to be Insured.  During the term of this Mortgage the
                 -------------------
Mortgagors will, at their sole cost and expense, maintain or cause to be maintained with respect to each Mortgaged Property, insurance coverage, cost and expense, of the following types (and minimum limits) and shall pay in a timely manner all premiums due in connection therewith:

          (a) insurance with respect to the Improvements and the Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent any Mortgagor from becoming co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and the Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) as reasonably determined annually in accordance with the Mortgagors' customary practices by an insurer, a recognized independent insurance broker or an appraiser selected and paid by the Mortgagors (unless reasonably disapproved by the Mortgagee) and in no event less than the coverage required pursuant to the terms of any Ground Lease, Lease or Operating Agreement;

       (b) comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of such Mortgaged Property in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to such Mortgaged Property;

       (c) statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagors or their agents), with respect to any work on or about such Mortgaged Property;

       (d) business interruption and/or loss of "rental value" insurance in an amount sufficient to avoid any co-insurance penalty and, if the duration of such coverage is limited by reference to the passage of time, to provide Proceeds for a period not less than one and one half years of loss, the term "rental value" to mean the sum of (A) the total payable under the Leases and (B) the total amount of all other amounts to be received by the applicable Mortgagor or third parties that are the legal obligation of the Tenants pursuant to the terms of the Leases or Guarantees, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non-occupancy of that portion of such Mortgaged Property then not being occupied;

       (e) broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about such Mortgaged Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to such Mortgaged Property;

       (f) if any portion of the Improvements is located within an area federally designated a "100 year flood plain", flood insurance (x) if generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (y) if not so available from a private carrier, from the federal government to the extent available; and

       (g) such other insurance with respect to such Mortgaged Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to such Mortgaged Property.

       13.2.  Ratings of Insurers.  The Mortgagors will maintain a portion of
              -------------------
the insurance coverage described in Section 13.1(a) above for each Mortgaged Property (in an amount at least equal to the Maximum Foreseeable Casualty Loss for such Mortgaged Property) and the insurance coverage described in Section 13.1(d) above, in each case with either the insurers who insure the Mortgaged Properties on the date of this Mortgage or one or more other primary insurers having (or a syndicate (i.e., either a consortium or a co-insurance group) of
                        - -
insurers through which at least seventy-five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is with carriers having) a claims paying ability of not less than "A2" by the Rating Agency (or its equivalent); the coverage described in clauses (b) and (e) of Section 13.1 above shall be maintained with either the insurers who insure the Mortgaged Properties on the date of this Mortgage or one or more other primary insurers having (or a syndicate (as defined above) of insurers through which at least seventy-five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is with carriers having) a claims paying ability of not less than "A2". The coverage described in clause
(c) of Section 13.1 above shall be maintained with either an insurer having a claims paying ability of not less than "A" or the applicable state workers' compensation fund. In each case, however, if no providers of such insurance are so rated, the requirement for such rating shall be the highest rating then given to insurers by the Rating Agency; provided that in the case of a syndicate (as defined above) failing to satisfy the foregoing test, supplementary qualifying coverage shall be required within ninety (90) days of the date any of the Mortgagors learn of such failure only to the extent the syndicate (as defined above) fails to satisfy the test. If, during the term of the Notes, any insurer providing insurance coverage required under this Mortgage becomes insolvent, the Mortgagors agree to use commercially reasonable efforts to replace the insurance provided by any such insurer within thirty (30) days after any of the Mortgagors first receives notice of such insolvency.

       All insurance coverage shall be provided by one or more primary insurers having an Alfred M. Best Company, Inc. rating of "A" or better, except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or that any of the providers of such insurance on the date hereof may hereafter be downgraded or if otherwise approved by the Mortgagee. All insurers providing insurance required by this Section 13 shall be authorized to issue insurance in the state or states where each Mortgaged Property covered by such insurer is located.

       The insurance coverage required under this Article 13 may be effected under a blanket policy or policies covering the Mortgaged Properties and other properties and assets not constituting Mortgaged Properties; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Mortgaged Properties, and any sublimits in such blanket policy applicable to the Mortgaged Properties, which amounts shall not be less than the amounts required pursuant to Section 13.1 and which shall in any case comply in all other respects with the requirements of this Article 13.

       The "Maximum Foreseeable Casualty Loss" with respect to the Premises at any particular Mortgaged Property shall be the estimate of the Qualified Fire Protection Engineer then being used in connection with its existing insurance package (unless reasonably disapproved by the Mortgagee) of the maximum probable casualty loss that would be incurred in respect of the Premises of such Mortgaged Property as a result of damage caused by the perils covered by the insurance described in clause (a) of Section 13.1 above.

       13.3.  Policy Provisions.  Each policy of insurance maintained in respect
              -----------------
of any Mortgagor and/or any Mortgaged Property pursuant to Section 13.1 and
Section 13.2 shall (a) except in the case of workers' compensation insurance and public liability insurance, name the Mortgagor or Mortgagors, as applicable, as insured(s) and name the Mortgagee and Servicer as additional insureds or as loss payees and in the case of public liability insurance, name the Mortgagee and Servicer as additional insureds (and not loss payees); (b) except in the case of public liability insurance and workers' compensation insurance, provide that all Proceeds thereunder shall be payable to the Mortgagee pursuant to a standard first mortgagee endorsement, without contribution, and that adjustment and settlement of any material loss shall be subject to the reasonable approval of the Mortgagee; (c) include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Mortgagors) and, to the extent available at commercially reasonable rates, all rights of subrogation against any loss payee, additional insured or named insured; (d) permit the Mortgagee to pay the premiums and continue any insurance upon failure of any Mortgagor to pay premiums when due, upon the insolvency of any Mortgagor or through foreclosure or other transfer of title to any Mortgaged Property (it being understood that the Mortgagors' rights to coverage under such policies may not be assignable without the consent of the provider); (e) except in the case of public liability and workers' compensation insurance, provide that any Proceeds shall be payable to the Mortgagee and that the insurance shall not be impaired or invalidated by virtue of (i) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by any Mortgagor, the Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the Mortgagee knowingly in violation of the conditions of such policy, (ii) the occupation or use of the insured properties for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the insured properties or

(iv) any change in the possession of the insured properties without a change in the identity of the holder of actual title to such properties (provided that with respect to items (iii) and (iv), any notice requirements of the applicable policies are satisfied); (f) be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible applicable under such coverage on the date of this Mortgage, provided that such coverage is available at commercially reasonable rates; and (g) except to the extent the Mortgagors have provided sufficient Eligible Collateral or Credit Facility therefor, provide that if all or any part of such policy shall be cancelled or terminated, or shall expire, the insurer will forthwith give notice thereof to each named insured, additional insured and loss payee and that no cancellation, termination, reduction in amount of, or material change (other than an increase) in, coverage thereof shall be effective until at least thirty
(30) days after receipt by each named insured, additional insured and loss payee of written notice thereof.

       13.4.  Certificates.  The Mortgagors will deliver to the Mortgagee and to
              ------------
the Servicer on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all insurance policies that the Mortgagors are required to maintain hereunder, from the respective insurance companies that issued such policies. The Mortgagors will deliver to the Mortgagee and to the Servicer, concurrently with each material change in or renewal of any insurance policy covering any part of the Premises required to be maintained by the Mortgagors hereunder, a certificate with respect to such changed or renewed insurance policy certified by the insurance company issuing such policy, in substantially the same form and containing substantially the same information as the certificates required to be delivered by the Mortgagor pursuant to the first sentence of this Section 13.4 and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by the Mortgagors with respect to any coverage obtained by them in satisfaction hereof, the Mortgagor may deliver an Officer's Certificate to such effect in lieu thereof).

       13.5.  Replacement Policies.  Not less than ten (10) Business Days prior
              --------------------
to the expiration, termination or cancellation of any insurance policy which the Mortgagors are required to maintain hereunder, the Mortgagors shall obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Mortgagee a certificate in respect of such policy or policies in the same form and (i) containing the same information as the certificates required to be delivered by the Mortgagors pursuant to the first sentence of
Section 13.4, or a copy of the binding commitment for such policy or policies and (ii) confirming that such policy complies with all the requirements of
Section 13.1 and Section 13.2.

       13.6.  Reports of Insurance Broker.  Within ninety (90) days following
              ---------------------------
the end of each calendar year during the term of this Mortgage commencing with the end of the calendar year in which the Closing Date occurs, and concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to
Section 13.5, the Mortgagors shall deliver to the Mortgagee and to the Servicer a report from a reputable and experienced insurance broker or from the insurer setting forth the particulars as to all insurance obtained by the Mortgagors pursuant to this Article 13 and then in effect and stating that all premiums then due thereon have been paid to the applicable insurers, that the same are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies in all material respects with the requirements of this Article 13 (or if such report shall not be available after the Mortgagors shall have used reasonable efforts to provide the same, the Mortgagors will deliver to the Mortgagee an Officer's Certificate containing the information to be provided in such report).

       13.7.  Separate Insurance.  None of the Mortgagors may take out separate
              ------------------
insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Article 13 unless such insurance complies with Section 13.3.

       14.    ALTERATIONS AND EXPANSIONS.  (a)  Except as expressly provided in
              --------------------------
Article 15 hereof, and subject to Section 14(d), the Mortgagors, Tenants and other occupants of the Mortgaged Properties shall have the right to make modernizations, alterations, renovations, improvements and additions (collectively, "Alterations") to any Mortgaged Property or Mortgaged Properties
                -----------
without the prior consent of the Mortgagee so long as the Alterations will not materially and adversely affect the value of the subject Mortgaged Property or Mortgaged Properties; provided that except as otherwise provided herein no such Alterations shall be made without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed, if, as a result of the performance of such Alterations, (i)(x) Tenants leasing fifteen percent (15%) or more (in the aggregate) of space at the relevant Mortgaged Property then leased to Mall Store Tenants (excluding, for purposes hereof, Tenants pursuant to Specialty Leases) cancel, or have the right to cancel, their Leases or abate, or have the right to abate, rent thereunder and such cancellation or abatement is not covered by rent abatement or interruption insurance, or (y) one
(1) or more anchors at such Mortgaged Property cancel or have the right to cancel their Lease or Operating Agreement and such cancellation (assuming the exercise of such cancellation rights) would result in there being fewer than three (3) anchors at the Mortgaged Property in question (any Alteration described in clause (i)(x) or (i)(y) above, a "Significant Alteration") and (ii)
                                               ----------------------
after giving effect to the cancellations and abatements and assuming the cancellations and abatements referred to in clause (i) above, the Debt Service Coverage Ratio will be less than 1.40:1. In addition, the Mortgagors shall not be permitted to commence or continue more than three Significant Alterations at any given time unless, prior to commencing each such additional Significant Alteration the Mortgagors shall have obtained Rating Confirmation.

       (b) All Alterations shall be constructed in compliance with all applicable Legal Requirements, whether or not the Mortgagee's consent is required in connection therewith.

       (c) The Mortgagee's consent shall not be required in connection with any Alterations contemplated by any Operating Agreement or Lease now or hereinafter in effect and as amended from time to time in accordance with the Security Documents.

       (d) If the cost of any Alteration will exceed the lesser of (a) five percent (5%) of the aggregate Allocated Amounts of all the Mortgaged Properties and (b) fifteen percent (15%) of the Allocated Amount of the Mortgaged Property to which such Alteration relates, the Mortgagor identified on Exhibit A as
                                                              ---------
owning or leasing such Mortgaged Property shall not commence construction of such Alteration unless it (i) obtains a construction bond covering the cost of the Alteration (as reasonably determined by such Mortgagor, in consultation with a licensed or registered architect or engineer, and not disapproved by the Mortgagee, acting reasonably) from an entity having a long-term unsecured debt rating of at least Aa2 or its equivalent by the Rating Agency, (ii) obtains a completion guaranty from an entity having a long-term unsecured debt rating of at least Aa2 or its equivalent by the Rating Agency or (iii) delivers to the Mortgagee to be held in escrow a Credit Facility or Cash and Cash Equivalents (which amounts shall be held in an Eligible Account and invested in the same manner as is described in Section 6.14 of the Indenture with respect to the Payment Account), or any combination thereof, in an amount equal to the lesser of (a) the cost to complete the Alteration, as reasonably determined by such Mortgagor, in consultation with a licensed or registered architect or engineer, and not disapproved by the Mortgagee, acting reasonably, and (b) the cost (as reasonably determined by the Mortgagor, in consultation with a licensed or registered architect or engineer, and not disapproved by the Mortgagee, acting reasonably), if work on the Alteration were to be terminated on such date, to restore the Mortgaged Property to the extent necessary so that, as restored, there would be no material adverse effect on the value of the Mortgaged Property taken as a whole, as reasonably determined by such Mortgagor. Each Mortgagor agrees to provide the Servicer with commercially reasonable access to such information as it has relied upon (including without limitation, any architectural or engineering plans, specifications or other items) in determining the costs to complete and/or restore for purposes of clause (iii) above, so that the Servicer will be able to assess the reasonableness of the Mortgagor's determination thereof.

       (e) Any Alteration of the type described in Section 14(d) shall be undertaken in accordance with the following requirements:

            (1) no phase of construction of such Alteration shall be undertaken until the Mortgagor shall have procured and paid for, so far as the same may be required from time to time, all permits and consents of all governmental authorities having jurisdiction that would be procured and paid for, as of such time, in accordance with sound construction practices;

            (2) any work done in connection with the Alteration shall be conducted under the supervision of a licensed architect and/or engineer selected by the applicable Mortgagor, and no such work shall be done except in accordance with plans and specifications and cost estimates (x) prepared and approved in writing by the Mortgagor's architect and/or engineer (such approval not to be unreasonably withheld or delayed) and (y) if the cost of such work exceeds the lesser of fifty percent (50%) of the applicable Allocated Amount for the subject Mortgaged Property and $15,000,000, also approved by the Mortgagee (provided that the Mortgagee shall not unreasonably withhold or delay such approval); in connection with the foregoing each Mortgagor agrees that it will deliver to the Mortgagee copies of all plans and specifications and cost estimates relating to any such work regardless of the cost to be incurred in connection therewith;

            (3) any work shall be completed free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, and in accordance with the plans and specifications therefor;

            (4) during the performance of any such work, the applicable Mortgagor shall procure and maintain the insurance coverages required under the applicable provisions of Article 13 hereof; and

            (5) the Mortgagors shall reimburse the Mortgagee for all reasonable fees and expenses incurred by the Mortgagee in connection with review of such Alteration, including, but not limited to, the reasonable fees and expenses of any architect or other real estate professional selected by the Mortgagee to review the plans and specifications and to inspect the work on behalf of the Mortgagee.

In addition, provided no Event of Default has occurred and is continuing, any Cash and Cash Equivalents delivered to the Mortgagee pursuant to clause (d) above shall be applied by the Mortgagee either to pay, or to reimburse the Mortgagor for, the costs and expenses incurred for the Alteration (including payments to contractors, subcontractors, materialmen, suppliers, attorneys, engineers, architects or other Persons who have rendered services or furnished materials for such Alteration), in the manner set forth below:

            (x) each request for payment shall be made by (or on behalf of) the applicable Mortgagor on 10 days' prior notice to the Mortgagee and shall be accompanied by a certificate to be made by the supervising architect or engineer or by an officer of the Mortgagors stating that the sum requested is justly required to reimburse the Mortgagors for payments by the Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Alteration (giving a brief description of such services and materials); and

            (y) each request shall be accompanied by written waivers of liens reasonably satisfactory to the Mortgagee, covering that part of the Alteration for which payment or reimbursement is being requested, or by other evidence satisfactory to the Mortgagee that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Alteration not discharged of record or bonded to the reasonable satisfaction of the Mortgagee, subject, in each case, to the applicable Mortgagor's right to contest such liens in accordance with Article 12 hereof.

       Except upon the occurrence and continuance of an Event of Default, the Mortgagee will pay to the applicable Mortgagor any amounts held by it after the application of proceeds in the above-mentioned escrow account to the Alteration and the completion thereof.

       Any Credit Facility delivered to the Mortgagee pursuant to clause (d) above may be reduced at the applicable Mortgagor's request in the same manner as Cash and Cash Equivalents are to be reduced in accordance with the above terms of this Section 14(e).

       (f) Any Cash and Cash Equivalents and/or Credit Facility delivered to the Mortgagee pursuant to Section 14(d) shall be held by the Mortgagee in an Eligible Account (if it be cash) as additional security for the repayment of the Secured Obligations, subject to the terms of Section 14(e), and any such cash shall be invested at the Mortgagors' direction in the same manner as is permitted under Section 6.14 of the Indenture with respect to the Payment Account. So long as no Event of Default has occurred and is continuing, the Mortgagors shall be entitled, upon ten (10) days' written notice to the Mortgagee but no more frequently than once per month, to receive any interest or other income earned in respect of such investments from the Mortgagee free of the lien of this Mortgage.

       (g) Each Mortgagor agrees to give the Mortgagee prior written notice of its intention to make any Alteration or series of related Alterations to any Mortgaged Property costing in excess of the Threshold Amount for such Mortgaged Property, whether or not the Mortgagee's consent is required in accordance with this Article 14.

         CASUALTY, TAKING AND APPLICATION OF INSURANCE PROCEEDS AND TAKING
         -----------------------------------------------------------------
PROCEEDS.  (a)  The Mortgagors agree to give the Mortgagee prompt written notice
--------
of (A) any damage to or destruction of all or any portion of any Mortgaged Property, the insurance proceeds payable to the Mortgagors (or any of them) in respect of which exceed $2,000,000 (any such damage or destruction to the extent that any insurance proceeds payable to the Mortgagors (or any of them) in connection therewith exceed the lesser of $5,000,000 and 15% of the applicable Allocated Amount for the related Mortgaged Property being hereinafter referred to as a "Casualty" and such proceeds being hereinafter referred to as "Insurance Proceeds"), and (B) any actual or, to the knowledge of the Mortgagor, proposed, contemplated or threatened taking of all or any portion of any Mortgaged Property by reason of any public improvements or condemnation or similar proceeding, the condemnation proceeds payable to the Mortgagors (or any of them) in respect of which exceed $2,000,000 (such taking, condemnation or other similar proceeding, the condemnation award proceeds or other compensation payable to the Mortgagors (or any of them) in respect of which exceed the lesser of $5,000,000 and 15% of the applicable Allocated Amount for the related Mortgaged Property being hereinafter referred to as a "Taking" and any such award proceeds or other compensation being hereinafter referred to as "Taking Proceeds").

       (b) Subject to the immediately succeeding sentence, all Insurance Proceeds and all Taking Proceeds shall be applied and disbursed in accordance with the provisions of this Article 15. So long as no Event of Default has occurred and is continuing, all proceeds of insurance which do not constitute Insurance Proceeds and all awards or other compensation from condemnation or taking proceedings which do not constitute Taking Proceeds shall be the property of and payable to the Mortgagor identified on Exhibit A as owning the Mortgaged
                                              ---------
Property in respect of which such proceeds were paid (subject to such Mortgagor's compliance with Section 20(a)) or such other Tenant, occupant or other person who is, pursuant to any Lease or Operating Agreement, otherwise entitled to such proceeds or taking compensation. Notwithstanding any provision of this Mortgage or the other Security Documents to the contrary, in the event of any conflict between the provisions of this Mortgage relating to Insurance Proceeds and Taking Proceeds and/or the payment and application thereof and the provisions of any anchor Lease, Operating Agreement or Ground Lease (existing on the date hereof), the provisions of such anchor Lease, Operating Agreement or Ground Lease shall control to the extent necessary to avoid such conflict.

       (c) Subject to Section 15(b), in the event of any Casualty at or Taking of any Mortgaged Property or any part thereof and if an Event of Default shall have occurred and be continuing, all Insurance Proceeds or Taking Proceeds, as the case may be, shall be payable to the Mortgagee for the benefit of the Holders (the Mortgagors hereby authorizing and directing any affected insurance company to make payment of such Insurance Proceeds directly to the Mortgagee) and the Mortgagee shall have the right to apply such proceeds to the payment of the Secured Obligations on the next Interest Payment Date, in accordance with the priorities established in Section 5.6 of the Indenture.

       (d) Subject to Section 15(b), in the event of any Casualty at or Taking of any Mortgaged Property or any part thereof, and if an Event of Default shall not have occurred and be continuing, the following provisions shall apply:
---

     (i) In the event (any such event, a "Major Casualty/Taking") that, in connection with any Casualty or Taking, occupants of thirty percent (30%) or more (in the aggregate) of the total square footage (the "Square Footage") of such Mortgaged Property devoted to retail and appurtenant uses (exclusive of common areas and leasable square footage which is not then subject to a Lease) exercise their rights to cancel their Leases (not including Specialty Leases) or Operating Agreements or, in the case of Leases (not including Specialty Leases), are exercising their rights to abate their rent (which abatement is expected to continue for more than 12 months, as reasonably determined by the applicable Mortgagor and not disapproved by the Servicer, acting reasonably) and such abatement is not covered by rent interruption/ abatement insurance (the percentage of the Square Footage in which the occupants exercising any such rights have interests is hereinafter referred to as the "Termination Percentage"), the applicable Mortgagor shall be obligated to apply the Insurance Proceeds or the Taking Proceeds to the prepayment of Notes (without penalty or Make-Whole Payment) in accordance with the Indenture in an amount up to, but not exceeding, 125% of the Allocated Amount for the affected Mortgaged Property plus accrued but unpaid interest thereon on the next Interest Payment Date after a final determination of the amount of the Insurance Proceeds or Taking Proceeds has been made, provided, however, that the amount of such Insurance Proceeds or Taking Proceeds so applied shall be determined after deducting from the total Proceeds the applicable Mortgagor's reasonable estimate of the cost to restore any portion of the affected Mortgaged Property that was occupied by an anchor store prior to the Major Casualty/Taking if, but only if, the Mortgagor has provided evidence, reasonably satisfactory to the Mortgagee, that one or more retailers reasonably acceptable to the Mortgagee are of a comparable value to the anchor store being replaced (based upon a report provided by the Mortgagor and prepared by an Appraiser to the Mortgaged Property) and have delivered commitments to operate a replacement anchor store in the portion of the Mortgaged Property adversely affected by the Major Casualty/Taking, if the amount of Insurance Proceeds or Taking Proceeds applied by the applicable Mortgagor in accordance with the foregoing clause equals or exceeds the Allocated Amount applicable to the affected Mortgaged Property, plus accrued and unpaid interest on Notes with a principal amount equal to such Allocated Amount, and no Event of Default has occurred and is continuing, the affected Mortgaged Property shall be released from the Lien of this Mortgage, and the Mortgagee agrees that it will execute any documents that may be reasonably requested by the Mortgagors (or any of them) to evidence such release. For purposes of the foregoing, the Termination Percentage shall be determined on the day that is sixty (60) days after the date on which a substantially final determination of the amount of the Insurance Proceeds or the Taking Proceeds is made. In the event that Insurance Proceeds or Taking Proceeds are insufficient to prepay Notes with a principal amount at least equal to the Allocated Amount applicable to the affected Mortgaged Property at a price of par plus accrued and unpaid interest (without penalty or Make-Whole Payment), the Mortgagor may pay the amount of such insufficiency up to such Allocated Amount plus any accrued but unpaid interest to the Mortgagee for the benefit of the Holders, and upon the payment of such Allocated Amount plus accrued and unpaid interest thereon (both without penalty or Make-Whole Payment), provided no Event of Default has occurred and is continuing and provided further that the terms of the PROVISO set forth in the first sentence of this Section 15.1(d)(i) are complied with, such Mortgaged Property shall be released from the Lien of this Mortgage and the Mortgagee agrees that it will execute any documents that may be reasonably requested by the Mortgagors (or any of them) to evidence such release. Notwithstanding the foregoing, no Mortgagor shall be entitled to obtain the release of an affected Mortgaged Property hereunder in exchange for the repayment of Notes in an amount less than 125% of the Allocated Amount therefor, plus accrued and unpaid interest thereon, if such Mortgagor shall have elected to apply any portion of the Insurance Proceeds or Taking Proceeds, as applicable, paid in respect of such Mortgaged Property to the Restoration of the affected Mortgaged Property.

     (ii) In the event of any Casualty or Taking other than a Major Casualty/ Taking (i.e., a Casualty or Taking not described in clause (i) above), the Mortgagor identified on Exhibit A as owning or leasing the
                                         ---------
     affected Mortgaged Property shall have the option to:

           (1) apply the Insurance Proceeds or the Taking Proceeds to prepayment of Notes (without penalty or Make-Whole Payment) on the first Interest Payment Date occurring after the expiration of sixty (60) days from the final determination of the amount of such Insurance Proceeds or Taking Proceeds, in an amount up to, but not exceeding, 125% of the Allocated Amount for the affected Mortgaged Property plus accrued and unpaid interest thereon, and if the amount of Insurance Proceeds or Taking Proceeds applied by such Mortgagor in accordance with the foregoing clause equals or exceeds the Allocated Amount applicable to the affected Mortgaged Property, and no Event of Default has occurred and is continuing, the affected Mortgaged Property shall be released from the Lien of this Mortgage (provided that the terms of the PROVISO set forth in the first sentence of Section 15.1(d)(i) are complied with), and the Mortgagee shall execute any documents that may be reasonably requested by the Mortgagors (or any of them) to evidence such release; provided, that, if the resulting
                                                --------
     Insurance Proceeds or Taking Proceeds exceed eighty percent (80%) of the Allocated Amount for the affected Mortgaged Property but are insufficient to prepay Notes with a principal amount at least equal to the Allocated Amount applicable thereto at a price of par plus accrued but unpaid interest (without penalty or Make-Whole Payment), such Mortgagor may pay the amount of such insufficiency to the Mortgagee for the benefit of the Holders and upon the payment of such Allocated Amount plus accrued and unpaid interest thereon (both without penalty or Make-Whole Payment), provided no
                                                                --------
          Event of Default has occurred and is continuing (and the terms of the PROVISO set forth in the first sentence of Section 15.1(d)(i) are complied with), such Mortgaged Property shall be released from the Lien of this Mortgage); or

            (2) upon written notice to the Mortgagee no later than sixty (60) days after a substantially final determination of the amount of the Insurance Proceeds or the Taking Proceeds, to elect irrevocably to apply such proceeds to the Restoration of the Mortgaged Property, in which event the Mortgagor shall comply with the following conditions in connection with the performance of all of such Restoration (hereinafter "Work"):

                 (A) no Work shall be undertaken until the Mortgagor shall have procured and paid for, so far as the same may be required from time to time, all permits and consents of all governmental authorities having jurisdiction that would be procured and paid for, as of such time, in accordance with sound construction practices;

                 (B) any Work done pursuant to this Section 15(d)(ii) shall be conducted under the supervision of a licensed architect and/or engineer selected by the Mortgagor, and no such Work shall be done except in accordance with plans and specifications and cost estimates prepared by the Mortgagor and (x) approved in writing by the Mortgagor's architect and/or engineer (such approval not to be unreasonably withheld or delayed) and (y) if the cost of such Work exceeds the lesser of fifty percent (50%) of the applicable Allocated Amount for such Mortgaged Property and $15,000,000, also approved by the Mortgagee (provided that the Mortgagee shall not unreasonably withhold or delay such approval). The Mortgagor shall deliver to the Mortgagee copies of all plans and specifications and cost estimates relating to any such Work regardless of the cost to be incurred in connection therewith;

                 (C) any Work shall be commenced promptly and in any event within one hundred eighty days (180) after a final determination of the amount of the Insurance Proceeds or the Taking Proceeds and, once commenced, shall be prosecuted diligently to completion in a good and workmanlike manner and in compliance with all applicable permits and authorizations and with all other applicable Legal Requirements;

                       (D) the Work shall be performed with the objective of restoring the Mortgaged Property to at least its value and general utility prior to the relevant Casualty or Taking (as determined by an Appraiser);

                       (E) any Work shall be completed free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, and in accordance with the plans and specifications therefor;

                       (F) during the performance of any such Work, such Mortgagor shall procure and maintain the insurance coverages required under the applicable provisions of Article 13 hereof; and

                       (G) the Mortgagors shall reimburse the Mortgagee for all reasonable fees and expenses incurred by the Mortgagee in connection with review of such Work, including, but not limited to, the reasonable fees and expenses of any architect or other real estate professional selected by the Mortgagee to review the plans and specifications and to inspect the Work on behalf of the Mortgagee.

          In the event that such Mortgagor fails to elect to restore within the time period specified above for the making of such election, it shall be deemed to have elected to prepay Notes in accordance with clause
          (ii)(1) above.

          (iii) Subject to Section 15(b), if a Mortgagor has elected pursuant to the terms of Section 15(d)(ii)(2) to restore the Mortgaged Property identified on Exhibit A as being owned or leased by it, such Mortgagor
                        ---------
          shall, at the Mortgagee's request, deposit all such Insurance Proceeds or Taking Proceeds with the Mortgagee. The Mortgagee shall disburse such Insurance Proceeds or Taking Proceeds to or for the account of such Mortgagor, upon request, in installments, to pay the costs and expenses associated with the Restoration of the Mortgaged Property, as set forth below:

                       (x) each request for payment shall be made on 10 days'
                   prior notice to the Mortgagee and shall be accompanied by a certificate to be made by the supervising architect or engineer or by an officer of the Mortgagor stating that the sum requested is justly required to reimburse the Mortgagor for payments by the Mortgagor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials);and

                       (y) each request shall be accompanied by waivers of liens reasonably satisfactory to the Mortgagee, covering that part of the Work for which payment or reimbursement is being requested, or by other evidence satisfactory to the Mortgagee that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of the Mortgagee, subject, in each case, to the Mortgagor's right to contest such liens in accordance with Article 12 hereof.

          Upon the payment of such costs and expenses, the balance of such Insurance Proceeds or Taking Proceeds, if any, shall be delivered to the Mortgagor.

          (e) Subject to Section 15(b), if Section 15(c) shall be applicable, the Mortgagee and not the Mortgagors shall have the right to settle, adjust or compromise any claim under any policy of insurance relating to any Casualty or Taking. In all other cases, (A) the applicable Mortgagor may settle, adjust or compromise any claim which is equal to or less than $5,000,000; and (B) with respect to any claim in excess of $5,000,000, the Mortgagee and the applicable Mortgagor shall consult and cooperate with each other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim. Any adjustment or settlement by the Mortgagor of any claim which is in excess of $5,000,000 shall be subject to the prior approval of the Mortgagee, which approval shall not be unreasonably withheld or delayed.

          (f) All Insurance Proceeds and Taking Proceeds received or held by or deposited with the Mortgagee shall be invested in Eligible Collateral (as directed by the Mortgagor) and all interest accruing thereon shall be deemed part of such Insurance Proceeds or Taking Proceeds.

          (g)  Subject to Section 15(b), if Section 15(c) (Event of Default) or
Section 15(d)(i) (Major Casualty/Condemnation and no Event of Default) shall govern and the amount then due to the Mortgagee by the applicable Mortgagor exceeds the Taking Proceeds by an amount in excess of 25% of the Allocated Amount for the related Mortgaged Property (i.e., the Proceeds are significantly lower than the amount payable by the Mortgagor to the Mortgagee in respect of such taking), the Mortgagor alone shall have the right to settle, adjust or compromise any claim in connection with such a Taking. In all other cases, (A) the Mortgagor may settle, adjust or compromise any claim which is less than or equal to $5,000,000; and (B) with respect to any claim which is in excess of $5,000,000, the Mortgagee and the Mortgagor shall consult and cooperate with each other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim. Any adjustment or settlement by the Mortgagor of any claim which is in excess of $5,000,000 shall be subject to the approval of the Mortgagee.

       (h) Nothing in this Article 15 shall prevent the Mortgagee from applying at any time all or any part of the Insurance Proceeds or Taking Proceeds then held by the Mortgagee to the prepayment of the Secured Obligations following (A) the occurrence and continuance of an Event of Default or (B) the acceleration of the Secured Obligations in accordance with Section 5.2 of the Indenture.

       16.  ENFORCEMENT.  The Mortgagors acknowledge that the Secured
            -----------
Obligations are secured by this Mortgage, the Assignment of Leases and various other documents or instruments securing or evidencing the Loan. Upon the occurrence of an Event of Default, the Mortgagee shall have the right to institute a proceeding or proceedings for the total or partial foreclosure of this Mortgage and any or all of the other Security Documents, whether by court action, power of sale or otherwise, under any applicable provisions of law, for all of the indebtedness secured by the Security Documents or the portion of such indebtedness allocated to any particular Mortgaged Property, and the liens and the security interests created by the Security Documents shall continue in full force and effect as to the Mortgaged Property not foreclosed without loss of priority securing that portion of the indebtedness then due and payable and still outstanding. The Mortgagors acknowledge that the Mortgaged Properties are located in thirteen (13) different states and agree that, subject to Article 38 of this Mortgage, upon the occurrence of an Event of Default hereunder the Mortgagee shall be entitled to enforce payment of the indebtedness secured by the Security Documents and the performance of any term, covenant or condition of the Security Documents and exercise any and all rights and remedies under the Security Documents or as provided by law or at equity, by one or more proceedings, whether contemporaneous, consecutive or both, to be determined by the Mortgagee in its sole discretion, in any one or more states in which the Mortgaged Properties are located. Neither the acceptance of this Mortgage or the other Security Documents nor the enforcement thereof in any one state, whether by court action, foreclosure, power of sale or otherwise, shall prejudice or in any way limit or preclude enforcement by court action, foreclosure, power of sale or otherwise, of the Notes, this Mortgage or the other Security Documents through one or more additional proceedings in that state or in any other state. Any and all sums received by the Mortgagee under the Notes, this Mortgage or the other Security Documents shall be applied toward the repayment of the Secured Obligations in such order and priority as the Mortgagee shall determine, consistent with the requirements of the Security Documents (including, without limitation, the rights of Mortgagors set forth in Section 44 of this Mortgage), but otherwise without regard to the Allocated Amount applicable to each Mortgaged Property or the appraised value of any of the Mortgaged Properties.

       17.  EVICTION BY PARAMOUNT TITLE. The Mortgagors, within three (3)
            ---------------------------
Business Days of obtaining knowledge of the pendency of any proceedings for the eviction of any Mortgagor from the Premises or any part thereof by paramount title or otherwise questioning any Mortgagor's title to the Premises as warranted in this Mortgage, or of any condition which might reasonably be expected to give rise to any such proceedings, shall notify the Mortgagee thereof. The Mortgagee may participate in such proceedings, and the Mortgagors will deliver or cause to be delivered to the Mortgagee all instruments reasonably requested by the Mortgagee to permit such participation. In any such proceeding the Mortgagee may be represented by counsel reasonably satisfactory to it and the Mortgagors will pay all costs, fees and expenses reasonably incurred by the Mortgagee and the Servicer on its behalf (including all reasonable attorneys' fees and expenses, the fees of insurance experts and adjusters and the reasonable costs incurred in any litigation or arbitration), in connection with any such proceeding and seeking and obtaining any award or payment on account thereof.

       18.  BOOKS AND RECORDS, FINANCIAL STATEMENTS, REPORTS AND OTHER
            ----------------------------------------------------------
INFORMATION.
-----------

       18.1.  Books and Records.  Each Mortgagor will keep proper books of
              -----------------
record and account, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Mortgaged Property identified on Exhibit A as being owned or leased by such Mortgagor and the business and
   ---------
affairs of the Mortgagor relating to the Premises. The Mortgagee, the Servicer and their authorized representatives may from time to time, designate an agent to examine, at reasonable times and upon reasonable notice, the books and records of each Mortgagor relating to the operation of the Premises; provided that the confidentiality provisions of Section 6.6 of the Indenture shall apply to any information gathered in such examinations.

       18.2.  Financial Statements.  (a)  Not later than one hundred twenty
              --------------------
(120) days after each December 31 and for the year then ended, the Mortgagors will prepare and deliver to the Mortgagee an audited balance sheet as of the last day of such year and an audited statement of income and expenses for such year for the Mortgaged Properties as a group, in each case in reasonable detail as to the sources and character thereof and stating in comparative form the figures for the previous year. Such annual financial statements for each year shall be certified by the certified public accounting firm that prepared such statements and that is reasonably acceptable to the Mortgagee and shall be accompanied by an Officer's Certificate certifying that such statements fairly and accurately present the information set forth therein as of the date thereof, and that the officer signing such certificate has obtained no knowledge of any Default or Event of Default or, if so, specifying each such Default or Event of Default and the nature and status thereof and what action the Mortgagors are taking and propose to take with respect thereto. Without limitation, any of the six largest national accounting firms shall be acceptable to the Mortgagee.

       (b) Not later than ninety (90) days after the end of each fiscal quarter (other than the fourth quarter) of the Mortgagors, the Mortgagors will deliver to the Mortgagee an unaudited balance sheet as of the last day of such quarter and an unaudited statement of income and expenses for the year-to-date for the Mortgaged Properties as a group, in each case in reasonable detail as to the sources and character thereof. Such unaudited financial statements shall be accompanied by an Officer's Certificate certifying that such statements fairly and accurately present the information set forth therein as of the date thereof, and that the officer signing such certificate has obtained no knowledge of a Default or Event of Default or, if so, specifying each such Default or Event of Default and the nature and status thereof and what action the Mortgagors are taking and propose to take with respect thereto.

       18.3.  Additional Information.  Subject to Section 6.6 of the Indenture,
              ----------------------
the Mortgagors will deliver to the Mortgagee (for each Mortgaged Property) as soon as reasonably available but in no event later than sixty (60) days after such items become available to the Mortgagors in final form:

       (a)  [Intentionally Omitted];

       (b) an annual rent roll dated not later than the anniversary of the date of the last rent roll relating to such Mortgaged Property so delivered;

       (c) copies of any final engineering or environmental reports prepared for any Mortgagor with respect to the Premises;

       (d) notice in the event of any (i) material change in an insurance policy or coverage required by the terms of this Mortgage, (ii) material tort action against any Mortgagor relating to the Premises and not covered by insurance, (iii) Event of Default under this Mortgage or the Indenture, (iv) material casualty to any Mortgaged Property, (v) change in the Property Manager for any Mortgaged Property, (vi) release of the Lien of this Mortgage in whole or in part, (vii) Taking or threatened Taking or (viii) amendment to any Security Document;

       (e) a copy of any notice received by any Mortgagor from any environmental authority having jurisdiction over the Mortgaged Property with respect to a condition existing or alleged to exist or emanate from or at the Mortgaged Property;

       (f) an annual report containing total revenues, total expenses, Mall Store occupancy as of December 31, reported Mall Store sales per square foot and capital expenditures (including separate line items for (1) maintenance (i.e., roofs, parking lots, equipment and HVAC), (2) tenant improvements and leasing commissions, and (3) renovations, expansions and enhancements), in each case for the most recently completed fiscal year;

       (g) in addition to the foregoing, if at any time while any Notes are outstanding any of the following has occurred:

       (i) an Event of Default, or

       (ii) the Debt Service Coverage Ratio of the Mortgaged Properties for 1998 or any subsequent calendar year is less than 1.4:1, or

       (iii) Mortgaged Properties having an aggregate initial Allocated Amount of $187 million or more have been (1) released from the Lien of this Mortgage,
(2) replaced through substitution of collateral or (3) transferred directly or indirectly such that they are no longer owned and controlled (as such term is defined in the definition of Permitted Owner) by General Growth and are no longer being managed by the Property Manager or another affiliate of General Growth, then, in any such case, the Mortgagors shall provide each of the following items for each of the Mortgaged Properties;

             (x) for each calendar year and not later than one hundred twenty
         (120) days after December 31 of such year, an audited balance sheet as of the last day of such year and an audited statement of income and expenses for such year;

             (y) for each quarter and not later than ninety (90) days after the end of such quarter, an unaudited balance sheet as of the last day of such quarter and an unaudited statement of income and expenses for such quarter; and

             (z) for each quarter and not later than ninety (90) days after the end of such quarter, a report containing Operating Income, Operating Expenses and total Mall store occupancy for such quarter.

         (h) The Mortgagors hereby agree that, within one hundred twenty (120) days after the end of any calendar year during which any Release Premises was released from the Lien of this Mortgage, they will provide to the Mortgagee, and the Mortgagee will make available to Holders of the Notes upon written request (but subject to the confidentiality requirements of the Indenture), the Operating Income and Operating Expenses for the Mortgaged Properties that are not Release Premises for (i) the year then ended and (ii) the immediately preceding calendar year.

       19.  TRANSFERS AND INDEBTEDNESS.  Unless such action is permitted by the
            --------------------------
provisions of Section 2.2(c) or the provisions of Article 19 or Article 20 hereof, no Mortgagor will (i) sell, assign, convey, transfer or otherwise dispose of or encumber legal or equitable interests in all or any part of any Mortgaged Property, (ii) permit or suffer any owner, directly or indirectly, of a beneficial interest in any of the Mortgaged Properties, to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Mortgaged Properties or (iv) file a declaration of condominium with respect to any of the Mortgaged Properties. In addition to satisfying the requirements of this Mortgage, any transaction described in clauses (i)-(iv) above must also be made in accordance with Article XIV of the Indenture. Notwithstanding the foregoing or any other provision of this Article 19, a sale, assignment, conveyance, transfer, or other disposition or hypothecation or other encumbrance of a direct or indirect beneficial interest:

       (A) in any Mortgagor shall be permitted if (x) after giving effect to the proposed transaction either General Growth or GGP, or the two Persons acting together, will own at least 51% of the equity interests in and control such Mortgagor, or (y) upon completion of such transfer one or more Permitted Owners, acting individually or in concert, shall own at least 51% of the equity interests in and control the Mortgagor and such transfer is affirmed by Rating Confirmation, or

       (B) in the case of a transaction or series of related transactions that will result in one or more Persons other than GGP and General Growth, directly or indirectly, owning 50% or more of the equity interests in each of the Mortgagors, shall be permitted if (x) upon completion of such transfers any one Permitted Owner individually, or any two or more Permitted Owners jointly, directly or indirectly, will own at least 51% of the equity interests in and control each of the Mortgagors and (y) if, upon completion of such transfer or transfers, the same Permitted Owner does not, or Permitted Owners do not, own and control each of the Mortgagors then each such transfer shall have been affirmed by Rating Confirmation, or

       (C) in the Mortgagor that owns The Oaks Mall or Westroads Mall shall be permitted if after giving effect to the proposed transaction one or more of the Ivanhoe Entities shall own at least 51% of the equity interests in and control such Mortgagor;

provided, however, that in each such case (a) if the above-described transfer constitutes a transfer of a block of 25% or more of the membership interests, stock or other direct equity ownership interests in any Mortgagor or a transfer of a general partnership interest in any Mortgagor organized as a partnership or managing member's interest (if any) in any Mortgagor organized as a limited liability company, such transfer will require an Officer's Certificate of the type described in clause 19.1(c)(i) below and an Opinion of Counsel of the type described in clause 19.1(c)(ii) below, (b) if the above-described transfer involves the transfer of any interest in a general partner or managing member of any Mortgagor where such general partner or managing member is the requisite Single

Purpose/Insolvency-Remote Entity, such transfer will require an Officer's Certificate of the type described in clause 19.1(c)(i) below and an Opinion of Counsel relating to such Single Purpose/Insolvency-Remote Entity and such transferee of the type described in clause 19.1(c)(ii) below and (c) if the above-described transfer is of a type that requires Rating Confirmation, the Mortgagors shall also have obtained and delivered to the Mortgagee an Opinion of Counsel (as defined in the Indenture) from counsel experienced in federal income tax matters that such transfer will not result in a deemed exchange of any Note for a newly issued obligation pursuant to Section 1001 of the Code, or adversely affect the status of the Notes as debt for federal income tax purposes or result in the creation of a "taxable mortgage pool" within the meaning of Section 7701 of the Code (such opinions, collectively, a "Tax Opinion").
                                             -----------

       Nothing in this Section 19 and no other provision of this Mortgage or any other Security Document shall prohibit or be construed as prohibiting any shareholder in General Growth or any partner in GGP from selling, assigning, pledging, conveying, transferring or otherwise disposing of or encumbering such Person's shares in General Growth or partnership interests in GGP, respectively, to any other Person.

       19.1.  Sale of the Mortgaged Property.  (a)  Except as set forth in the
              ------------------------------
penultimate sentence of this Section 19.1(a) or elsewhere in this Article 19, the Mortgagors (or any of them) may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to the Mortgaged Properties or any one or more of them if, after giving effect to the proposed transaction, (i) each of the Mortgaged Properties will be either (x) directly owned by a Single Purpose/Insolvency-Remote Entity (including a tenancy-in-common among Single Purpose Entities under a tenancy-in-common agreement in substance the same in all material respects as a partnership agreement of a Single Purpose/Insolvency-Remote Entity organized as a partnership) which at the time of such transfer will be in compliance with the applicable covenants contained in Sections 2.3 and 2.4 hereof and which has assumed in writing (subject to the terms of Article 38 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Mortgage, expressly including the applicable covenants contained in Sections 2.3 and 2.4 hereof, and each of the other Security Documents, or (y) beneficially owned and controlled by an entity with a rating from the Rating Agency no less than one (1) rating category below the highest rating then assigned by the Rating Agency (but in no event less than Investment Grade) to any series of the Notes, (ii) one or more Permitted Owners, directly or indirectly, will own at least 51% of the equity interests in and control each Mortgagor and, in the case of a transfer of less than all of the Mortgaged Properties, the transferring Mortgagor(s) shall have obtained a Rating Confirmation (provided, however, that Rating Confirmation shall not be required in connection with a transfer of The Oaks Mall and/or Westroads Mall to any Person directly or indirectly owned and controlled by one or more of the Ivanhoe Entities), (iii) if the entity specifically named in the definition of "Property Manager" or a person controlled by General Growth does not act as Property Manager of the Mortgaged Properties and

General Growth does not own or control each transferee, then (A) the Property Manager of each Mortgaged Property retained by the Mortgagors or any of them must be a reputable and experienced professional management company having under management, at the time of the proposed transfer, at least twelve (12) regional shopping centers (at least six (6) of which must be "super-regional" shopping centers, as defined by The Urban Land Institute or any successor thereto) comprising an aggregate of at least twelve (12) million gross leasable square feet (excluding the Mortgaged Properties) and (B) the Permitted Owner, with respect to such transferee (other than one or more of the Ivanhoe Entities in the case of a transfer of The Oaks Mall and/or Westroads Mall to it or any Person owned and controlled by it), together with its Affiliates, must own or control at least twelve (12) super-regional shopping centers (as defined by The Urban Land Institute or any successor thereto) totalling at least six (6) million gross leasable square feet (excluding the Mortgaged Properties), (iv) if, pursuant to any of the foregoing clauses, the transfer is of a type that requires Rating Confirmation, the Mortgagors shall also have obtained and delivered to the Mortgagee a Tax Opinion, and (v) no Event of Default shall have occurred and be continuing. The permitted transferee of the Mortgaged Property or Mortgaged Properties transferred shall execute an assumption in the form of Exhibit D hereto, subject to the provisions of Article 38 hereof, of the
---------
obligations of a Mortgagor under this Mortgage with respect to each Mortgaged Property transferred to such Person. Notwithstanding the foregoing, each Mortgagor will be entitled to sell the Mortgaged Property owned or leased by it or any portion thereof if such Mortgagor first obtains a release of such Mortgaged Property from the Lien of this Mortgage in accordance with Article 44. As used in this Article 19 the terms "control" and "controlled" shall have the meanings assigned to them in the definition of Permitted Owner.

       (b) Notwithstanding the provisions of Section 19.1(a), any Mortgagor may transfer or dispose of Equipment that is either being replaced or that is no longer necessary in connection with the operation of the Premises of any Mortgaged Property, free from the interest of the Mortgagee under this Mortgage; provided that such transfer or disposal will not adversely affect the value of the Mortgaged Property, will not materially impair the utility of the Premises relating thereto, and will not result in a reduction or abatement of, or right of offset against, the rentals payable under any Lease, in either case as a result thereof, and provided that any new Equipment acquired by any Mortgagor (and not so disposed of) shall be subject to the interest of the Mortgagee under this Mortgage unless leased to such Mortgagor. The Mortgagee shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to it confirming that such Equipment which is to be, or has been, sold or disposed of is free from the interest of the Mortgagee under this Mortgage.

       (c) (i) Not less than fifteen (15) Business Days prior to the closing of any transaction subject to the provisions of this Section 19.1, the Mortgagors shall give the

Mortgagee written notice of the transaction and the expected date of the closing thereof, and on or prior to the closing of any such transaction the Mortgagors shall deliver to the Mortgagee an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Article 19, together with any documents upon which such Officer's Certificate is based; and
(ii) on or prior to the closing of any transaction subject to the provisions of this Section 19.1, the Mortgagors shall deliver to the Mortgagee and to the Rating Agency an Opinion of Counsel to the Mortgagors or the transferee selected by either of them (unless reasonably disapproved by the Mortgagee), confirming, among other things, that after giving effect to the proposed transfer the assets and liabilities of the relevant Mortgagor(s), and of its (their) managing general partner(s) or special purpose member(s) (as applicable) will not be substantively consolidated with the assets of certain owners or controlling persons of such Mortgagor(s) in a bankruptcy or similar proceeding, such opinion to be in form and substance consistent with similar opinions then being required by the Rating Agency.

       19.2.  Indebtedness.  No Mortgagor shall incur, create or assume any
              ------------
indebtedness or incur any liabilities whether or not secured by any Mortgaged Property without the consent of the Mortgagee (other than the Notes and the other obligations, indebtedness and liabilities secured by this Mortgage); provided, however, that if no (x) monetary Default or (y) Event of Default shall have occurred and be continuing, each Mortgagor may, without the consent of the Mortgagee, incur, create or assume the following indebtedness:

       (i) unsecured Trade Payables incurred in the ordinary course of such Mortgagor's business, customarily paid by such Mortgagor within sixty
       (60) days outstanding, or such longer period as such Mortgagor is, in good faith and in accordance with customary and prudent practices, contesting the payment of same, and capitalized personal property leasing expenses, or in connection with the ownership, management, operation, leasing, cleaning, maintenance, repair, replacement, financing, improvement, alteration or restoration thereof incurred in the ordinary course of operating such Mortgagor's business (provided, however, that notwithstanding the foregoing, in no event shall any Mortgagor be permitted under this provision to enter into a note for borrowed money);

       (ii) amounts, not secured by any Mortgaged Property, payable or reimbursable to any Tenant of any portion of the applicable Mortgaged Property on account of work performed at the Mortgaged Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Premises of such Mortgaged Property, in each case incurred in the ordinary course of such Mortgagor's business (provided, however, that notwithstanding the foregoing, in no event shall any Mortgagor be permitted under this provision to enter into a note for borrowed money);

       (iii) indebtedness not secured by any of the Mortgaged Properties, relating solely to financing of capital improvements, tenant improvements, Equipment or leasing costs relating to any Mortgaged Property or Mortgaged Properties, and costs associated with such indebtedness, in an amount of up to 5% of the aggregate Allocated Amounts of all Mortgaged Properties (initially, $28,000,000) (it being understood that the maximum amount of indebtedness described in this clause (iii) that may be outstanding at any time when any Notes are outstanding under the Indenture shall be 5% of the aggregate of the original Allocated Amounts of all of the Mortgaged Properties); the Mortgagor will initially be deemed to have incurred $2,500,000 of unsecured debt in accordance with the foregoing clause (which $2,500,000 will be reduced proportionately as the then-Potential Mortgagor Obligations are undertaken and/or the Mortgagor's responsibility in respect thereof is satisfied or waived or the amounts payable in connection therewith are secured by one or a combination of the items described in Section 14(d)(i)-(iii)); and

           (iv) indebtedness in the form of Additional Notes as permitted under
       Section 9.1(6) of the Indenture.

       19.3.  Subordinate Liens.  [Intentionally omitted]
              -----------------

       19.4.  Additional Permitted Transfers.  Notwithstanding the foregoing
              ------------------------------
provisions of this Article 19, each Mortgagor without the consent of the Mortgagee may (i) make transfers of portions of the Premises relating to any Mortgaged Property (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of such Premises for dedication or public use (subject to the provisions of Article 15 hereof, if applicable) or portions of such Premises to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures whose use is integrated and consistent with the use of such Mortgaged Property, (ii) dedicate portions of the Premises relating to any Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend any Operating Agreement and (iii) transfer to a retail or an office user (by conveyance, ground lease or otherwise) one or more anchor sites (together with parking ancillary thereto), as well as reasonable and/or customary easements in connection therewith, provided, in each such case, that the transfer, conveyance or other encumbrance set forth in the foregoing clauses (i), (ii) and (iii) will not materially impair the utility and operation of the related Mortgaged Property or materially adversely affect the value of the related Mortgaged Property, in each case taken as a whole. Subject to the provisions of Article 15 hereof, if any Mortgagor receives any consideration in connection with any such transfer or other conveyance, the Mortgagor shall have the right to use any such proceeds in connection with any Alterations being performed in connection with, or required as a result of, such transfer or conveyance. Any net proceeds received by such Mortgagor in excess of the cost of such Alterations (including, without limitation, amounts received in excess of the threshold described below in respect of non-revenue generating land) shall, at the Mortgagor's option, (i) be paid to the Mortgagee for the benefit of the Holders in repayment of the Notes on the next occurring Interest Payment Date (as defined in the Indenture), together with the applicable Make-Whole Payment (as defined in the Indenture), if any, and any amounts then payable under the Security Documents or (ii) be deposited in escrow with the Mortgagee to be held by the Mortgagee for the benefit of the Holders for application toward payments of Secured Obligations if such payments are not made by the Mortgagors when due, such amounts to be held by the Mortgagee in an Eligible Account and to be invested by the Mortgagee in the same manner as is permitted in Section 6.14 of the Indenture with respect to amounts held in the Payment Account; provided, however, that if and to the extent that such proceeds were received by any of the Mortgagors in payment for non-revenue generating land as described below, and no Default or Event of Default has occurred and is continuing, the Mortgagee shall disburse such proceeds to the Mortgagors upon their written request (such request to be accompanied by an Officer's Certificate confirming the absence of any Default under the Loan and identifying, in reasonable detail, the expenses to which such request relates) to reimburse the Mortgagors for any capital expenditures incurred by them at any of the Mortgaged Properties, it being understood that for purposes hereof "capital expenditures" shall mean leasing commissions, tenant improvement costs and the costs of capital improvements that, in each case, are borne by a Mortgagor and are not reimbursable by tenants. The Mortgagee shall invest any amounts held in such account in the same manner as is permitted in Section 6.14 of the Indenture with respect to amounts held in the Payment Account. Such escrow shall be released to the Mortgagors by the Mortgagee upon repayment in full of the Notes. Notwithstanding the foregoing, if any such transfer or other conveyance shall be of any currently unimproved and non-revenue-generating portion of the Land that is not necessary for the operation of the relevant Mortgaged Property, as certified to the Mortgagee by the applicable Mortgagor, and no Event of Default shall have occurred and be continuing, the Mortgagor may retain the first One Million Dollars ($1,000,000) of net proceeds received in the aggregate from such transfers or other conveyances (subject, however, to the same being used to pay the costs of any related Alterations). In addition, and notwithstanding the foregoing, the Mortgagors shall be entitled to retain 100% of the proceeds of the sale by it of (x) the former J.C. Penney site at Sooner Fashion Mall and (y) a vacant anchor pad and surrounding parking area at Market Place Shopping Center, in each case provided that such sale is consummated on or prior to the second anniversary of the date hereof. In connection with any transfer, conveyance or subordination or other encumbrance permitted pursuant to this Section 19.4, the Mortgagee agrees to execute and deliver any instrument reasonably necessary or appropriate to facilitate said action and, in the case of any transfers of fee interests referred to in clauses (i), (ii) and (iii) of the first sentence of this Section 19.4, to release the portion of the Land affected by such taking or condemnation or such transfer from the Lien of this Mortgage or, in the case of other transfers, conveyances or grants described in clauses (i), (ii) or (iii) of the first sentence of this Section 19.4, to subordinate the Lien of this Mortgage to such leasehold interests, subordination agreements, easements, restrictions, covenants, reservations and rights of way or other similar grants and, if appropriate, amend the relevant Operating Agreement or Operating Agreements, in either case, upon receipt by the Mortgagee of: (1) a copy of the instrument of transfer; (2) a plot plan identifying the location of the portion of the Mortgaged Property to be released from the Lien of this Mortgage; (3) a metes and bounds description of the portion of such Mortgaged Property to be released; (4) an amendment to the relevant Exhibit B to this Mortgage
                                           ---------
implementing the proposed release, including a metes and bounds description of the portion of the Land at the relevant Mortgaged Property that will continue to be encumbered by the Lien of this Mortgage after the proposed release; (5) and an Officer's Certificate stating (x) with respect to any taking or condemnation or deed in lieu thereof, the consideration, if any, being paid for the transfer,
(y) that such transfer does not materially impair the utility and operation of the Land, materially reduce its value or cause the Mortgaged Property to be in violation of any applicable Legal Requirements, including laws relating to the number of parking spaces at the Premises and (z) that the lien of this Mortgage will continue unimpaired, subject to Permitted Exceptions, with respect to the real estate described in item (4) above.

       All Taking Proceeds shall be applied in accordance with the provisions of
Article 15 hereof.

       19.5.  Delivery of Documents to the Mortgagee.  No more than twenty (20)
              --------------------------------------
Business Days after the completion of any transaction subject to this Article 19, the Mortgagors shall provide the Mortgagee with copies of executed deeds, mortgages and such other similar closing documents as may be reasonably requested by the Mortgagee.

       19.6.  Potential Mortgagor Obligations.  If the Mortgagors elect to
              -------------------------------
transfer all of the Mortgaged Properties to a transferee permitted by Section 19.1, but not otherwise affirmed by Rating Confirmation, then, on or before such transfer, the Mortgagors (or such Transferee Mortgagor) will be required to deliver to the Mortgagee a Credit Facility or Eligible Collateral in the amount of the sum of (i) $2,500,000 to secure Potential Mortgagor Obligations, provided, that such amount shall be reduced from time to time (in such amounts as are proposed by the Mortgagors based upon the amount of work then performed or waived in respect of Potential Mortgagor Obligations and the amount of any such Potential Mortgagor Obligations that has then lapsed by the terms of the documents giving rise thereto, and approved or disapproved by the Mortgagee, in its reasonable discretion based upon the recommendation of the Servicer), plus (ii) if such transfer will be completed before January 1, 1999 and, as of the completion of such transfer, Westroads Mall still will be a Mortgaged Property and the Mortgagors will not have completed the environmental remediation required under Section 10.13 of the Indenture, an amount equal to the cost to complete such remediation as estimated by the environmental consultant then supervising such remediation, plus (iii) if such transfer will be completed before the second anniversary of the date of this Mortgage, $2,296,061 to secure the cost of completing the deferred maintenance and other capital items required under Section 10.13 of the Indenture, provided, that such amount shall be reduced to reflect amounts actually expended by the Mortgagors on such required deferred maintenance and other capital items through the date of such transfer. Any Credit Facility or Eligible Collateral delivered to the Mortgagee in satisfaction of this Section 19.6 shall (a) be held by the Mortgagee in escrow, if cash, in an Eligible Account (in which case the Mortgagee shall invest such cash in the same manner as is described in Section
6.14 of the Indenture with respect to the Payment Account), (b) serve as additional security for the Secured Obligations and (c) be reduced and released or disbursed to the Mortgagors from time to time upon receipt by the Mortgagee of at least five (5) Business Days' prior notice of such request accompanied by an Officer's Certificate confirming that (x) no Event of Default has occurred and is continuing and (y) the sum requested is justly required to reimburse the Mortgagors for payments made by them in furtherance of completing the Potential Mortgagor Obligations, environmental remediation or deferred maintenance and other capital items, as applicable, for which such Credit Facility or Eligible Collateral was originally provided.

       20.  PERFORMANCE OF LEASES; APPLICATION OF RENTS. (a) Each Mortgagor
            -------------------------------------------
shall use reasonable efforts to timely perform and observe or cause to be performed or observed all the material terms, covenants and conditions required to be performed and observed by such Mortgagor under the Leases relating to the Mortgaged Property identified on Exhibit A as being owned or leased by such
                                 ---------
Mortgagor, such that there will be no material and adverse impairment of the value of any Mortgaged Property or the Mortgagee's interest therein under this Mortgage. Each Mortgagor will promptly deliver to the Mortgagee and the Servicer a copy of any notice from any Tenant under any Lease covering 15,000 square feet or more of the gross leasable area of the Premises of any Mortgaged Property claiming that the Mortgagor is in default in any material respect in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by the Mortgagor.

       (b) Each Mortgagor shall engage, and shall maintain during the term hereof, its engagement of General Growth Management, Inc., any other entity controlled by (as defined in the definition of Permitted Owner) General Growth or another prominent professional management company that manages at least twelve (12) other regional shopping centers in the United States (at least six (6) of which must be "super-regional" shopping centers, as defined by The Urban Land Institute or any successor thereto) comprising an aggregate of at least twelve (12) million square feet (exclusive of the Mortgaged Properties), as the property manager of each Mortgaged Property identified on Exhibit A as being owned or leased by such
                                      ---------
Mortgagor (any such property manager, the "Property Manager"). The Mortgagors shall, or shall cause the Property Manager to, manage and operate each Mortgaged Property in a reasonably prudent manner and shall not enter into any Lease with respect to any Mortgaged Property after the date hereof that would, evaluated alone or in conjunction with any then existing Leases of the Mortgaged Property, result in any material impairment of the fair market value, as of the date such Lease is executed by the Mortgagor, of the Mortgaged Property. Each Mortgagor may enter into any Lease which is not inconsistent with the provisions of this
Article 20 and the other applicable provisions of this Mortgage, if any. If Mortgagee delivers to Mortgagors written notice of any Default under this Mortgage, Mortgagors agree that from and after the date Mortgagors receive said notice, Mortgagors will deliver to the Mortgagee promptly after execution and delivery thereof by all parties thereto either a duplicate original executed counterpart or a certified copy of each Lease thereafter executed. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula to compute such rent, is not provided for in such Lease; each such a renewal or extension a "Renewal Lease") shall (A) provide for rent and all other material items
 -------------
thereunder to be payable in amounts at least equal to the fair market rental value (taking into account the type and quality of the Tenant), as of the date such Lease is executed by the Mortgagor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, (B) not have a material adverse effect on the value of the related Mortgaged Property, taken as a whole, or the ability of the applicable Mortgagor to pay its obligations in respect of the Notes and this Mortgage or (C) be consented to by the Mortgagee.

       (c) In addition to the foregoing, each Mortgagor may, without the consent of the Mortgagee, amend, modify or waive the provisions of any Lease or Operating Agreement, provided that such action does not have a material adverse effect upon the value of the related Mortgaged Property, and provided further that such Lease or Operating Agreement, as amended, modified or waived, is otherwise in compliance with the requirements of this Mortgage and a certified copy of the amendment, modification or waiver is delivered to the Mortgagee.

       (d) Each Mortgagor may terminate or permit the termination of any Lease of space or accept surrender of all or any portion of the space demised under the Lease or acquire any Lease or reduce the rentals reserved under or shorten the term of any Lease so long as such action (taking into account the planned alternative uses of the space) does not materially adversely affect the value of the Mortgaged Property to which such Lease relates (it being agreed that termination of the Lease of a Tenant that is in default, after any applicable notice and cure periods, shall be considered to be for the benefit of the Mortgaged Property) or the ability of the applicable Mortgagor to pay its obligations in respect of the Notes and this Mortgage.

       (e) The Mortgagors shall not enter into any Lease with an Affiliate of any Mortgagor at any Mortgaged Property, unless (i) the space is for the use and occupancy of one or more of such Affiliates, and (ii) the material terms of such Lease comply with the requirements set forth in Section 20(b) hereof; provided, however, that a reasonable amount of office space not in excess of 10,000 net leasable square feet can be provided to the Property Manager for the purpose of management of each Mortgaged Property at less than fair market rental or at no rental, at the discretion of the Mortgagors. Each Mortgagor shall have the right, subject to the provisions of this Mortgage, to acquire Leases by way of assignment, surrender, acquisition or further sublease. No Mortgagor shall modify the terms governing the management of any Mortgaged Property in any respect that would have a materially adverse effect on the operation of, or the Net Operating Income generated by, or the value of, the Mortgaged Property in question without the prior approval of the Mortgagee. Each Mortgagor shall provide prompt written notice to the Mortgagee if it engages a new Property Manager at any Mortgaged Property.

       (f) No Mortgagor shall receive or collect, or permit the receipt or collection of, any rental or other payments under any Lease (excluding, for purposes hereof, Specialty Leases) more than one (1) month in advance of the respective period in respect of which they are to accrue, except that (i) in connection with the execution and delivery of any Lease or of any amendment to any Lease, rental payments thereunder may be collected and received in advance in an amount not in excess of one (1) month's rent and a security deposit (including advance rents as or in lieu of a security deposit) may be required thereunder (provided that such deposits are maintained in accordance with applicable law and in accordance with Article 51 hereof), (ii) the Mortgagors may receive and collect escalation, percentage rent and other charges in accordance with the terms of each Lease and (iii) the Mortgagors may receive and collect more than one month's rent in connection with a Tenant terminating its Lease if the termination of the Lease is permitted under this Mortgage.

       (g) Upon receipt by the Mortgagee of a written request from any Mortgagor therefor, the Mortgagee shall execute and deliver to the Tenant under any Lease (other than a Lease to an Affiliate of such Mortgagor) existing on the date hereof or made in accordance with the provisions of this Article 20 a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J or such other form as may be proposed by the applicable
          ---------
Mortgagor and reasonably acceptable to the Mortgagee.

          21.  NO ENDORSEMENT. The Mortgagee shall not become or be considered
               --------------
to be an endorser, co-maker or co-obligor on the Notes or on any obligation of the Mortgagors secured by this Mortgage.

          22.  NO CREDIT FOR PAYMENT OF TAXES OR IMPOSITIONS. None of the
               ---------------------------------------------
Mortgagors shall be entitled to any credit against the principal of or interest or Make-Whole Payment, if any, payable on the Notes, and none of the Mortgagors shall be entitled to any credit against any other amounts which may become payable under the terms thereof or hereof, by reason of the payment of any tax on any Mortgaged Property or any part thereof or by reason of the payment of any other Imposition or other amount required to be paid hereunder. No deduction shall be made or claimed from the taxable value of any Mortgaged Property or any part thereof by reason of this Mortgage.

          23.  EVENT OF DEFAULT. If one or more of the following events (each an
               ----------------
"Event of Default") shall occur:
 ----------------

          (a) default in the payment of any amounts due and payable hereunder (other than interest, principal, Additional Amounts or Make-Whole Payment on the Notes), which continues for a period of thirty (30) Business Days after written demand by the Mortgagee for payment thereof; or

          (b) an "Event of Default" as defined in the Indenture or any other Security Document; or

          (c) any Mortgagor shall, directly or indirectly, make or permit to occur a violation of the covenants contained in Sections 2.3 or 2.4 hereof, or a violation of the covenants contained in Article 11 hereof (subject to the provisions of Article 12 hereof), or any sale, assignment, conveyance, transfer, mortgage, pledge, encumbrance or other disposition in violation of Article 19 hereof, or incur any indebtedness in violation of Article 19 hereof; or

          (d) any Mortgagor shall fail to perform or comply with any of the material covenants of this Mortgage, or any Mortgagor shall breach any material representation or warranty made by it in this Mortgage or in any other Security Document, and in any such case, such failure or breach shall continue for more than thirty (30) Business Days after written notice thereof by the Mortgagee to such Mortgagor; provided that in the case of any such failure or breach that is susceptible of cure but that cannot with diligence be cured within such thirty Business Day period, if the Mortgagor shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with diligence, subject to Excusable Delays, the period within which such failure may be cured shall be extended for such further period as shall be reasonably necessary for the curing thereof with diligence, subject to Excusable Delays, provided that such extended period shall not exceed one hundred eighty (180) days unless, only in the case of cures which require construction or remedial work, such cure cannot with diligence reasonably be achieved within such one hundred eighty (180) days and the Mortgagor has delivered an Officer's Certificate to the Mortgagee to such effect, in which event such period shall be extended for an additional one hundred eighty (180) days, subject to Excusable Delays (and provided that cure of any breach of representation or warranty, and that cure of any failure to make a delivery, subsequent to the date as of which the representation or warranty was made or applies, or such delivery was required, shall constitute cure of such breach, or cure of such failure to make the delivery, provided such breach or failure has not had an irreparable material adverse effect on the interest of the Mortgagee hereunder); or

          (e) any Mortgagor shall fail to redeem the Notes as required by the last paragraph of Article 48 hereof;

then, in any such event, the Mortgagee, at its option, may, in accordance with the provisions of Section 5.2 of the Indenture, declare the Notes and the entire indebtedness secured by this Mortgage and the other Security Documents due and payable and, to the extent permitted by applicable law, the Mortgagee may exercise the other remedies provided for herein for an Event of Default.

          Notwithstanding anything to the contrary contained herein or in the Security Documents, the Mortgagors shall not be in default with respect to any monetary obligation under the Notes or hereunder or become obligated for the payment of any additional interest so long as all amounts due and payable on the Notes and all other amounts due hereunder and under any other Security Document are paid to the Mortgagee in collectable funds on the Business Day preceding the date the same are due and payable and are received by the Mortgagee before 12:00 noon New York, New York time on such Business Day.

          24.  COMPROMISE OF ACTIONS BY THE MORTGAGEE. Any action, suit or
               --------------------------------------
proceeding brought by the Mortgagee pursuant to this Mortgage or otherwise and any claim made by the Mortgagee under this Mortgage or otherwise may be compromised, withdrawn or otherwise dealt with by the Mortgagee without notice to or the approval of the Mortgagors or any of them.

          25.  FORECLOSURE.
               -----------

          25.1.  Foreclosure.  Subject to Article 38 hereof, if any Event of
                 -----------
Default shall have occurred, the Mortgagee, for the benefit of the Holders, may (but shall be under no obligation to) at any time proceed, at law or in equity or otherwise, to enforce the payment of the Notes in accordance with the terms thereof and, if the Notes have been declared due and payable: (a) in any Mortgage State or the State of Georgia, to institute an action to foreclose, and in any Deed of Trust State, cause the Deed Trustee to foreclose, its interest under and the lien of this Mortgage against the Mortgaged Property or Mortgaged Properties located in each such state by judicial foreclosure sale or strict foreclosure in one proceeding in each such state or against portions of the Mortgaged Properties in a series of separate proceedings, and to have the same sold under the judgment or decree of a court of competent jurisdiction or proceed to take any of such actions, all to the extent permitted by applicable law, it being understood that, subject to the provisions of Section 7.10 of the Indenture, the Mortgagors and the Mortgagee shall each be entitled to bid in any such sale;

          (b) to take such other action at law or in equity or otherwise for the enforcement of this Mortgage and the realization on the security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, together with all other sums payable by the Mortgagors in accordance with the provisions of the Notes, this Mortgage and the other Security Documents, and all sums which may have been advanced by the Mortgagee for taxes, water or sewer rents, charges or claims, payment on prior liens, insurance or repairs to the Mortgaged Properties, all costs of suit, together with interest thereon at such interest rate as may be awarded in any judgment obtained by the Mortgagee, as the case may be, from and after the date of any foreclosure sale until actual payment is made to the Mortgagee of the full amount due the Mortgagee, and attorneys' fees through and including all appellate levels; and/or

          (c) to sell, assign, transfer and deliver the whole or, from time to time, any Mortgaged Property, or any interest in any part thereof, at any private sale or at public auction permitted by law, with such demand, advertisement or notice as required by law, and on such other terms as required or permitted by law, and the aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable.

Before taking title to or possession of all or any portion of the Mortgaged Properties, the Mortgagee, at the expense of the Mortgagors, may determine whether any environmental hazards exist at any Mortgaged Property in respect of which the Mortgagee may become liable by taking title, which determination shall include the performance of an environmental audit of the Mortgaged Properties (or any of them) by a qualified professional.

          25.2.  The Mortgagors' Waivers.  It shall not be necessary for the
                 -----------------------
Mortgagee, in a Mortgage State, or the Deed Trustee, in a Deed of Trust State, to have actual or constructive possession of any part of any Mortgaged Property in order to pass the title to and the right of possession of the Mortgaged Property, and the title to and the right of possession of the Mortgaged Properties, or any of them, shall pass to the purchaser or purchasers thereof at any sale hereunder as fully as if the same actually had been present and delivered. To the fullest extent allowed by applicable law, upon foreclosure of this Mortgage, whether by power of sale or any other nonjudicial or judicial foreclosure process, the Mortgagors or any person claiming any part of any Mortgaged Property by, through or under any Mortgagor shall not be entitled to direct the order of sale or to a marshalling of assets or a sale in inverse order of alienation. The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. In the event of a foreclosure sale, to the extent that any Mortgagor is in possession of any of the Premises, such Mortgagor shall be deemed a tenant at will of the purchaser at such judicial foreclosure sale and shall be liable for a reasonable rental for the use of such Premises; and if such Mortgagor refuses to surrender possession of the Premises upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and such Mortgagor expressly waives all damages sustained by reason thereof and such Mortgagor agrees to pay to the purchaser the reasonable costs and expenses (including all reasonable attorneys' fees and expenses) of such action and writ, subject to the provisions of Article 38.

          25.3.  Recovery of Advances. Subject to the provisions of Article 35
                 --------------------
and subject to the provisions of Article 38, the Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by any Mortgagor under the terms of this Mortgage and/or the Notes as they become due, without regard to whether the principal indebtedness evidenced by the Notes or any other sums secured by this Mortgage shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by any Mortgagor existing at the time the earlier action was commenced.

          25.4.  Sale.  Upon the completion of any sale or sales of all or any
                 ----
portion of the Mortgaged Properties by virtue of this Article 25, the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers, good and sufficient instrument or instruments (subject to the provisions of Article 38 hereof), conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. In such event, the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, is hereby irrevocably appointed the true and lawful attorney of the Mortgagors, in their name and stead, to make all the necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property, or any portions thereof, and rights so sold, and for that purpose the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, may execute all necessary instruments of conveyance, assignment and transfer and may substitute one or more persons with like power, the Mortgagors hereby ratifying and confirming all that the Mortgagors' said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, any Mortgagor shall, if so requested by the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, ratify and confirm (subject to the provisions of Article

38 hereof) any such sale or sales by executing and delivering to the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, or to such purchaser or purchasers all such instruments (which in each case shall be without recourse to or representation or warranty by such Mortgagor) as may be advisable, in the judgment of the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, for the purpose and as may be designated in such request. Any such sale or sales shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the applicable Mortgagor in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against such Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under such Mortgagor.

          25.5. Several Parcels. If any Event of Default shall have occurred and
                ---------------
the Notes shall have been declared due and payable, the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, shall have the right to sell all or any portion of the Mortgaged Properties in such order as it may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Secured Obligations shall have been paid in full. In the event any sale hereunder is not completed or is defective in the opinion of the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, such sale shall not exhaust the power of sale hereunder, and until all of the Secured Obligations shall have been paid in full, the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, shall have the right to cause a subsequent sale or sales.

          26.  THE MORTGAGEE AUTHORIZED TO EXECUTE INSTRUMENTS. Each Mortgagor
               -----------------------------------------------
hereby appoints (which appointment is irrevocable and is coupled with an interest) the Mortgagee, in a Mortgage State, or the Deed Trustee, in a Deed of Trust State, the true and lawful attorney-in-fact of the Mortgagors, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Mortgage after the occurrence and during the continuance of an Event of Default hereunder, to execute and deliver all such deeds, assignments, bills of sale and other instruments (without recourse, warranty or representation of any kind) as the Mortgagee, in a Mortgage State, or the Deed Trustee, in a Deed of Trust State, may consider necessary or appropriate, with full power of substitution, the Mortgagors hereby ratifying and confirming (subject to the provisions of Article 38 hereof) all that such attorney or any substitutes shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee, in a Mortgage State, or the Deed Trustee, in a Deed of Trust State, or any purchaser, the Mortgagors shall ratify and confirm (subject to the provisions of Article 38 hereof) any such sale, assignment, transfer or delivery by executing and delivering to the Mortgagee, in a Mortgage State, or the Deed Trustee, in a Deed of Trust State, or such purchaser all deeds, assignments, bills of sale, releases and other proper instruments (which in each case shall be without recourse to or representation or warranty by the Mortgagor) to effect such ratification and confirmation as may be designated in any such request.

          27.  PURCHASE OF PROPERTIES BY THE MORTGAGEE. The Mortgagee, any
               ---------------------------------------
Holder individually, or any nominee of any of them may be a purchaser of the Mortgaged Properties or of any interest therein at any sale thereof, and may apply to the purchase price all or any part of the indebtedness secured hereby then held by it in lieu of payment in cash of the amount of such indebtedness applied. Any such purchaser shall, upon any such purchase, acquire good title to the property so purchased, free of the lien of this Mortgage and, except to the extent expressly prohibited by law, free of all rights of redemption in the Mortgagors (or any of them).

          28.  RECEIPT A SUFFICIENT DISCHARGE TO PURCHASER. Upon any sale of any
               -------------------------------------------
Mortgaged Property after the Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration if applicable after an Event of Default or otherwise, the receipt of the Mortgagee, in a Mortgage State or the State of Georgia, or the Deed Trustee, in a Deed of Trust State, or the receipt of the officer making the sale under judicial proceedings shall, to the full extent legally permitted, be sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

          29.  WAIVER OF MARSHALLING. Each Mortgagor hereby waives all rights,
               ---------------------
legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure sales of assets in a particular order. Each successor and assign of any of the Mortgagors, including a holder of a Lien subordinate to the Lien created hereby (without implying that any Mortgagor has, except as expressly provided herein, a right to grant an interest in, or a subordinate lien on, any of the Mortgaged Properties), by acceptance of its interest or Lien agrees that it shall be bound by the above waiver, as if it gave the waiver itself.

          30.  SALE SHALL BE A BAR AGAINST THE MORTGAGORS. The sale of all or
               ------------------------------------------
any portion of the Mortgaged Properties in connection with the exercise of remedies under this Mortgage after the Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration if applicable after an Event of Default or otherwise, shall, to the full extent legally permitted, forever be a perpetual bar against any Mortgagor's asserting any claim to title to such portion of the Mortgaged Properties so sold.

          31.  APPLICATION OF PROCEEDS OF SALE. To the extent permitted by
               -------------------------------
applicable Legal Requirements and except as otherwise required by law, the proceeds of any sale of any Mortgaged Property or any part thereof or any interest therein, after the Notes become due and payable, whether at maturity, by declaration of acceleration or by automatic acceleration if applicable after an Event of Default or otherwise, together with any other moneys and the proceeds of any Credit Facility or Eligible Collateral at the time held by the Mortgagee, shall be applied as set forth in Section 5.6 of the Indenture.

          32.  APPOINTMENT OF RECEIVER. If an Event of Default shall have
               -----------------------
occurred and be continuing, the Mortgagee shall, to the fullest extent permitted by law, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Mortgaged Properties and the rents and profits therefrom, whether such receivership be incidental to a proposed sale of the Mortgaged Properties or otherwise, and without consideration of the value of the Mortgaged Properties as security for the amounts due or the solvency of any Person liable for the payment of such amounts, and each Mortgagor hereby consents to the appointment of such a receiver and agrees that it will not oppose any such appointment.

          33.  POSSESSION, MANAGEMENT AND INCOME. If an Event of Default shall
               ---------------------------------
have occurred and be continuing, the Mortgagee, with such notice, if any, to the Mortgagors as may be required by law or as the Mortgagee considers appropriate in the circumstances, and subject to the rights of Tenants and the provisions of applicable law, may (but shall be under no obligation to) immediately enter upon and take possession of the Premises by self-help, summary proceedings, ejectment or otherwise, and may remove each Mortgagor and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto; provided, however, that upon the cure of such Event of Default within the permitted time, if any, and if no other Event of Default shall have occurred and be continuing, the Mortgagee will surrender possession of such Premises back to the Mortgagors. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management, except (i) for its negligence or willful misconduct or (ii) to the extent required by applicable law, and except that any amounts so received by the Mortgagee shall be applied as set forth in Section 5.6 of the Indenture.

          At the request of the Mortgagee, the Mortgagors shall promptly execute and deliver (subject to the provisions of Article 38 hereof and without representation or warranty) to the Mortgagee such deeds, instruments of assignment and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or any agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may reasonably specify, to obtain possession of all or any portion or portions of any of the Mortgaged Properties to which the Mortgagee shall at the time be entitled hereunder, subject to the rights of Tenants.

          If any Mortgagor shall fail for any reason to execute and deliver such instrument or document after such request by the Mortgagee, the Mortgagee, to the fullest extent permitted by law, may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring such Mortgagor to execute and deliver such instruments and documents to the Mortgagee, which entry of judgment such Mortgagor, to the extent it may lawfully do so, hereby specifically consents and
(ii) pursue the Mortgaged Properties wherever they may be found and to the extent lawfully permitted, take possession of and remove the same, subject to the rights of Tenants.

          Upon every such taking of possession, the Mortgagee may (but shall have no obligation to), from time to time, at the expense of the Mortgagors and such expenses to constitute additional indebtedness secured by the Mortgaged Properties, make all such expenditures for maintenance, insurance, repairs, replacements and, to the extent commercially reasonable under the circumstances in existence at the time, alterations, additions and improvements, to and of the Premises, in each case as it may deem proper. In such case, the Mortgagee, to the fullest extent permitted by law, shall have the right to manage, control, use, operate, store, lease or otherwise deal with the Mortgaged Properties, or any portion thereof, and to carry on the business and exercise all the rights and powers of the Mortgagors relating to the Mortgaged Properties, as the Mortgagee shall deem appropriate or advisable, including the right to enter into any and all such agreements with respect to the management, cleaning, control, use, operation, storage, leasing of or otherwise dealing with the Mortgaged Properties, or any part thereof, as the Mortgagee may determine; and, to the fullest extent permitted by law, the Mortgagee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of each of the Mortgaged Properties and every part thereof. Such tolls, rents, revenues, issues, income, products and profits may be applied to pay the expenses of the management, control, use, operation, storage, leasing of or otherwise dealing with the Premises and of conducting the business thereof, and of all maintenance, repairs, replacements and, to the extent commercially reasonable under the circumstances in existence at the time, alterations, additions and improvements, and to make all payments which the Mortgagee may be required or may elect to make, if any, for Impositions, or other taxes, assessments, insurance or other proper charges upon the Premises or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage or the Indenture.

          77.  RIGHT OF THE MORTGAGEE TO PERFORM THE MORTGAGORS' COVENANTS. If
               -----------------------------------------------------------
the Mortgagors (or any of them) shall fail to make any payment or perform any act required to be made or performed hereunder, the Mortgagee, upon notice to the Mortgagors and upon the expiration of any applicable grace or cure period provided in Article 23 (except in cases of emergency that threatens bodily injury or material damage to property, in which case the Mortgagee will allow such notice and grace or cure period, if any, as is reasonable under the circumstances) and subject to each Mortgagor's right of contest under Article 12 hereof, but without waiving or releasing any obligation, Default or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Mortgagors, and, to the extent permitted by applicable law, may enter upon the Premises for such purpose and take all such action thereon as, in the judgment of the Mortgagee, may be reasonably necessary or appropriate therefor, subject to the rights of Tenants. All sums so paid by the Mortgagee and all reasonable costs and expenses (including all attorneys' fees and expenses) so incurred, together with interest thereon at the highest rate of interest applicable to the Notes on the date hereof from the date of payment by the Mortgagee until paid, shall constitute additional indebtedness secured by this Mortgage and, subject to the provisions of Article 38 hereof, shall be paid by the Mortgagors to the Mortgagee upon demand therefor.

          35.  REMEDIES CUMULATIVE. Subject to the provisions of Article 38
               -------------------
hereof, to the extent permitted under applicable law each right, power and remedy of the Mortgagee provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute (including the Uniform Commercial Code as enacted in the State where any Mortgaged Property is located) or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee, to the extent permitted by law, of any or all of such other rights, powers or remedies.

          36.  APPLICABLE LAW. (a) All rights, powers and remedies provided
               --------------
herein may be exercised only to the extent that the exercise thereof, including those which do not require the giving of notice, do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. All waivers, consents, confessions and releases provided for in this Mortgage are effective only to the extent permitted by applicable law.

          (B) THIS MORTGAGE WAS NEGOTIATED AND MADE BY EACH MORTGAGOR IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN SECURED HEREBY WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. IN ALL RESPECTS, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY OF AND ENFORCEABILITY OF THIS MORTGAGE, THE NOTES AND THE INDENTURE, AND THE INDEBTEDNESS OR OBLIGATIONS ARISING THEREUNDER, BUT THE CREATION, VALIDITY, PERFECTION, PRIORITY AND ENFORCEABILITY OF THE LIEN, SECURITY TITLE AND SECURITY INTEREST IN A PARTICULAR MORTGAGED PROPERTY CREATED BY THIS MORTGAGE, ALL WARRANTIES OF TITLE CONTAINED HEREIN WITH RESPECT TO SUCH MORTGAGED PROPERTY AND ALL PROVISIONS HEREOF RELATING TO THE REALIZATION OF THE SECURITY COVERED BY THIS MORTGAGE AND RELATING TO SUCH MORTGAGED PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH MORTGAGED PROPERTY IS LOCATED

AND THE MORTGAGORS AND THE MORTGAGEE WILL SUBMIT TO JURISDICTION AND THE LAYING OF VENUE FOR ANY SUIT ON THIS MORTGAGE IN EACH SUCH STATE.

          37.  NO WAIVER. No failure by the Mortgagee to insist upon the strict
               ---------
performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of the Mortgagee with respect to any other then-existing or subsequent breach. None of the Mortgagors nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of the Mortgagee to comply with any request of any of the Mortgagors or of any other person so obligated, to take action to foreclose on this Mortgage or otherwise to enforce any provisions of this Mortgage or the Notes or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of any of the Mortgaged Properties and the Mortgagee extending the time of payment or modifying the terms of this Mortgage or the Notes without first having obtained the consent of the Mortgagors or such other persons; and in the latter event each Mortgagor and all such other persons shall continue to be liable, subject to Article 38, to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Mortgagee.

          38.  OBLIGATIONS ARE WITHOUT RECOURSE.  (a)  The obligations of the
               --------------------------------
Mortgagors under this Mortgage and the other Security Documents are joint and several. Anything contained in this Mortgage or the other Security Documents to the contrary notwithstanding (except as provided below in this Section 38), the recourse of the Mortgagee, the Servicer, any Holder of a Note or any other Person, their respective successors and assigns, and all persons and/or entities whose rights under this document arise by, through or under any of the foregoing Persons, for the satisfaction of the indebtedness due under the Notes and for the payment and performance of all of the obligations and liabilities of the Mortgagors under this Mortgage or the other Security Documents shall be limited:

            (x) solely to each Mortgagor's interest in the Pledged Assets, and none of the Mortgagors, General Growth, GGP, any of the Ivanhoe Entities or any of their respective successors or assigns, or any partner (general or limited, or a subpartner at any level), member, tenant in common, officer, director, trustee, beneficiary, shareholder, controlling person, employee, agent, contractholder or policyholder, or any Affiliate of any of the foregoing (collectively, "Exculpated
                                                               ----------
         Persons"), shall be liable in any other respect for (i) the payment of
         -------
         the principal of or interest, Make-Whole Payment, if any, or Additional Amounts, if any, on the Notes, or (ii) the payment of any other amount due under the Notes, this Mortgage or the other Security Documents, or (iii) damages for the breach of, or any costs or expenses associated with the performance of or failure to perform, any of the covenants, obligations, representations, warranties or indemnifications contained herein or in the Notes or the other Security Documents, and

           (y) with respect to each Mortgagor, such that the total liability of that Mortgagor under the Notes, this Mortgage, the Indenture and each other Security Document shall not

               (i) at any time during the period from the date hereof to a date one year and a day after the date hereof exceed the sum of (A) the Allocated Amount for the Mortgaged Property identified on Exhibit A
                                                                      ---------
            as being owned by such Mortgagor plus (B) such Mortgagor's Net Worth on the date hereof, less (C) $1,000, and

               (ii) at any time after the period referred to in clause (i) above exceed the sum of (A) the Allocated Amount for the Mortgaged Property identified on Exhibit A as being owned by such Mortgagor
                                   ---------
            plus (B) the greater of such Mortgagor's Net Worth on the date hereof and such Mortgagor's Net Worth on the date such determination is being made (it being understood that for purposes of determining such Mortgagor's Net Worth on any date subsequent to the date that is one year and a day after the date hereof, such Mortgagor's liabilities shall only include liabilities that are permitted under the terms of the Security Documents), less (C) $1,000.

         For purposes of the foregoing, "Net Worth" of a Mortgagor shall mean the positive net worth of such Mortgagor, based on the sum of (x) the fair saleable value of its assets (determined after giving effect to distributions, if any, by such Mortgagor to such Mortgagor's partners, members or other equity investors, as applicable, of the proceeds of the Loan received by such Mortgagor on account of the issuance of the Notes and determined in accordance with applicable laws governing determinations of the insolvency of debtors), less (y) its liabilities (determined as in clause (x) above), including a portion of the Loan equal to the Allocated Amount for the Mortgaged Property identified on Exhibit A as being owned by such Mortgagor, but excluding amounts
         ---------
         payable under the Notes, this Mortgage, the Indenture and any other Security Documents in excess of such Allocated Amount.

Each document that is executed by any Mortgagor and/or any other Exculpated Persons pursuant to or in connection with this Mortgage and/or any other Security Documents shall either expressly incorporate, or shall be deemed to incorporate, the provisions contained in this Article 38.

       (b) In furtherance of the foregoing, it is expressly understood and agreed that nothing herein nor any act of any Mortgagor nor any document or instrument executed by the Mortgagors (or any of them) in connection herewith shall create or impose on any Mortgagor or any other Exculpated Persons any personal liability, and this Mortgage is executed by each Mortgagor with the express understanding and agreement that nothing herein contained or under any of the Security Documents (including the Indenture and the Notes) shall be construed as creating any liability on the part of the Mortgagors or any other Exculpated Persons personally, to pay the principal obligation or any interest that may accrue thereon or any indebtedness that may accrue hereunder or under any of the other Security Documents (including the Indenture and the Notes) or to perform any covenant, either express or implied, herein contained, and that every Person now or hereafter claiming any right or security hereunder shall look solely to the Pledged Assets for the payment thereof and the enforcement of any lien hereby created or the enforcement of any covenant, condition or agreement contained herein or under any of the other Security Documents (including the Indenture and the Notes).

       (c) The provisions of Section 38(a) and (b) hereof shall not (i) constitute a waiver, release or impairment of any obligation of any Mortgagor (without recourse to its partners, members or other equity investors) to the extent that it would impair the Mortgagee's right or ability to declare an Event of Default, accelerate the maturity of the indebtedness evidenced or secured by the Notes, this Mortgage or any other Security Document, (ii) constitute a waiver of the Mortgagee's right under Section 1111(b) of the United States Bankruptcy Code to claim against any Mortgagor (without recourse to its partners, members or other equity investors) which is a debtor in a bankruptcy proceeding the full amount of the indebtedness evidenced by the Notes or incurred pursuant to any of the other Security Documents or (iii) impair the right of the Mortgagee to obtain a deficiency judgment (without recourse to any partner, member or other equity investor in any Mortgagor) in any action or proceeding in order to preserve its rights and remedies against Collateral as to which a lien is granted hereunder, including, without limitation, foreclosure, nonjudicial foreclosure or the exercise of a power of sale, under this Mortgage.

       39.  STAMP AND OTHER TAXES.  Subject to the provisions of Article 12
            ---------------------
relating to permitted contests and Section 3.8(g) of the Indenture relating to stamp and other taxes due upon transfers of Notes, each Mortgagor will pay any United States documentary stamp taxes, with interest and fines and penalties, if any, and any city, county or state mortgage recording taxes, with interest and fines and penalties, if any, that may hereafter be levied, imposed or assessed under or upon or by reason of this Mortgage or any instrument or transaction (including a transfer of any Mortgaged Property and an assumption by the transferee of the indebtedness evidenced by the

Notes) affecting or relating thereto. In the event of any Mortgagor's failure to pay any such amounts, the Mortgagee may advance the same and the amount so advanced, together with interest thereon at the highest interest rate applicable to any series of the Notes on the date hereof, shall be due and payable by the Mortgagors to the Mortgagee within ten (10) days after demand therefor and shall be considered Secured Obligations and shall be secured by the Lien of this Mortgage. Except as set forth in Section 10.4 of the Indenture, none of the Mortgagors shall be obligated to pay any taxes which may be imposed upon the income of the Mortgagee.

     40. FURTHER ASSURANCES.  Subject to the provisions of Article 38 hereof,
         ------------------
the Mortgagors, at their own expense, will execute, acknowledge and deliver all such instruments and take all such actions as the Mortgagee from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to the Mortgagee of the properties and rights now or hereafter subject to the Lien hereof or intended so to be.

     41. ESTOPPEL CERTIFICATES.  The Mortgagors and the Mortgagee each will,
         ---------------------
from time to time, upon fourteen (14) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request directed to the Mortgagee, a certificate signed by an authorized officer or officers and in the case of a request directed to the Mortgagors, an Officer's Certificate from the Mortgagors, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the interest accrued to date on the aggregate principal amount of the Notes then outstanding. The estoppel certificate from the Mortgagee shall also state either that, to the best knowledge of the signer of such certificate but with no independent investigation, no Default or Event of Default exists hereunder or, if any Default or Event of Default shall exist hereunder, specify each Default or Event of Default of which the Mortgagee has actual knowledge.

     42. ADDITIONAL SECURITY.  Without notice to or consent of the Mortgagors
         -------------------
(or any of them) and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagors shall not be obligated to furnish) from the Mortgagors (or any of them) or from any other Person or Persons, additional security for the Notes.

     43. FINANCING STATEMENT.  This Mortgage shall be deemed to be and may be
         -------------------
enforced from time to time as a mortgage, chattel mortgage, assignment, contract, security agreement, financing statement, or lien on machinery or other Equipment situated on the Premises, and from time to time as any one or more thereof, and shall constitute, with respect to each Mortgaged Property, a "fixture filing" for the purposes of Article 9 of the Uniform Commercial Code as enacted in the State where the Mortgaged Property is located.

     44. RELEASE; SUBSTITUTE PROPERTY.
         ----------------------------

     44.1.  Release of Mortgaged Properties.  (a)  If the Mortgagors shall pay
            -------------------------------
or cause to be paid to the Mortgagee on behalf of the Holders of Notes the principal of and interest (and Make-Whole Payment, if any) on the Notes in full at maturity or earlier as permitted in accordance with the terms of the Indenture and all other sums payable by the Mortgagors (or any of them) to the Mortgagee hereunder and under the other Security Documents or secured hereby or by the other Security Documents, then this Mortgage and all the other Security Documents shall be discharged and satisfied or, if requested by the Mortgagors and to the extent not prohibited by law, assigned (to the Mortgagors or to any other Person at the Mortgagors' direction), at the Mortgagors' option and its expense, without representation, recourse or warranty, other than for the acts of the Mortgagee. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Security Documents, the Mortgagee will return to the Mortgagors (or deliver to any Person designated by the Mortgagors) the Notes, executed originals of the other Security Documents and all title and other insurance policies relating to the Mortgaged Properties and, on the written request and at the expense of the Mortgagors, will execute and deliver such proper instruments of release or assignment, as applicable (including appropriate UCC-3 termination statements and/or assignment statements) as may reasonably be requested by the Mortgagors to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by the Mortgagee and duly recorded in the places where this Mortgage and each other Security Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Security Documents. In furtherance of the foregoing, the provisions of Section 4.6 of the Indenture are hereby incorporated into this Mortgage by reference. Any release of this Mortgage with respect to the Mortgaged Property pursuant to Section 44.1(c) or
(d) shall be also effected in accordance with the procedures specified in the immediately preceding two sentences to the extent applicable to such release.

       (b) Any Mortgagor may elect at any time and from time to time during the term of the Notes to be released from part or all of such Mortgagor's obligations under the Notes and in connection therewith to have all or a portion of the Mortgaged Property identified on Exhibit A as being owned or leased by
                                        ---------
such Mortgagor released from the Lien of this Mortgage, provided that such Mortgagor complies with Section 44.1(c) hereof and the applicable provisions of
Article IV and XI of the Indenture. Any Eligible Collateral given by the Mortgagors (or any of them) to the Mortgagee pursuant to this Section 44.1(b),
Section 44.1(c) hereof and Article IV of the Indenture, and any interest accruing thereon, shall be irrevocably and unconditionally conveyed to the Mortgagee free and clear of any claim of the Mortgagors (or any of them), and not as security for repayment of obligations under the Notes. In the event of a release in part of the obligations of the Mortgagors under the Notes, this Mortgage may be enforced against the remaining Mortgaged Properties only to the extent of the amount of the principal balance remaining outstanding on the Notes at the time of enforcement (after giving effect to any partial releases as a result of the delivery of Eligible Collateral, together with all income and other predetermined and certain income from the investment thereof) and the amount of the other obligations of the Mortgagors under the Indenture, this Mortgage and the other Security Documents secured hereby and thereby.

       (c) Except as otherwise provided in Article 15 or in Section 19.4, in the event that the Mortgagors desire to obtain a release from the lien of this Mortgage of one or more of the Mortgaged Properties, the Mortgagee shall consent to the release of such property (the "Release Premises") from the lien of this
                                      ----------------
Mortgage, provided that (i) in connection with the release Notes are prepaid or defeased in accordance with Article IV or Article XI of the Indenture in an aggregate principal amount at least equal to 125% of the Allocated Amount applicable to each such Mortgaged Property, but in no event more than the entire aggregate amount payable with respect to all then-outstanding Notes and (ii) no Event of Default has occurred and is continuing, unless the proposed release, by itself, will eliminate the basis for all outstanding Events of Default, in which case the requirement of this clause (ii) will be deemed to be satisfied. In determining the principal amount of the Notes to be redeemed in connection with the release of a Mortgaged Property under the foregoing sentence, the Allocated Amount for such Mortgaged Property shall not be adjusted by reason of any prior voluntary prepayment, except in the case of a partial prepayment resulting from a Casualty or Condemnation as permitted or required under Article 15 of this Mortgage, in which case the Allocated Amount for such Mortgaged Property shall be reduced by the amount of any such prepayment.

       44.2.  Substitute Property.  (a)  Substitution.  Except as expressly
              -------------------        ------------
provided in this Section 44.2 or otherwise in this Mortgage in connection with the replacement of deteriorated or obsolete portions of any portion of any Mortgaged Property or the release of portions of any of the Mortgaged Properties generally, the Mortgagors may not substitute any property or properties for any Mortgaged Properties without the prior written consent of the Mortgagee, which consent may be given or withheld by the Mortgagee in its sole and absolute discretion. At any time that a Default or Event of Default (other than a monetary default) has occurred which is the result of an event, condition or state of facts resulting from or relating to a particular Mortgaged Property or a breach by any Mortgagor of any obligation of such Mortgagor with respect to a particular Mortgaged Property contained in this Mortgage, the Assignment of Leases or any other Security Document, the Mortgagors may (but shall not be obligated to) substitute a new property (a "Substitute Mortgaged Property") in lieu of such Mortgaged Property and on any five (5) other occasions selected by the Mortgagors in their sole discretion (and without the requirement that a Default or Event of Default has occurred), the Mortgagors may (but shall not be obligated to) substitute a new property in lieu of any one of the Mortgaged Properties, provided that each of the following conditions is satisfied in connection with any such substitution:

         (i) The Mortgagors shall deliver written notice (a "Substitution Notice") to the Mortgagee (x) describing the circumstances giving rise to the Default or Event of Default, if any, and (y) stating their intention to replace the relevant Mortgaged Property with the Substitute Mortgaged Property (such notice to be delivered not less than 20 days, nor more than 45 days, prior to the date upon which the Mortgagors intend to effect such substitution), which Substitution Notice shall, if given prior to the date a Notice of Redemption (as defined in the Indenture) is issued in accordance with Article XI of the Indenture as a result of the acceleration of the Loan hereunder after an Event of Default, operate to stay the declaration of any Default or Event of Default relating to such Mortgaged Property and the exercise by the Mortgagee of any remedies in connection with such Default or Event of Default, and which Substitution Notice shall contain or shall be accompanied by all of the following information:

         (1) a current title commitment, issued by the Title Company or another reputable title insurer reasonably acceptable to the Mortgagee, for the Substitute Mortgaged Property, together with copies of (or reasonable access to copies of) (A) all instruments appearing on Schedule B to such title commitment (other than Leases and instruments relating to Leases if such Leases and related instruments are already in the Mortgagee's possession), and (B) all anchor Leases, Operating Agreements, ground leases and reciprocal easement agreements relating to the Substitute Mortgaged Property;

         (2) a current survey of the Substitute Mortgaged Property, in form and detail (including certifications) substantially similar to the surveys delivered by the Mortgagors to the Mortgagee on or prior to the date of this Mortgage;

         (3) evidence of the casualty and property insurance then in effect for the Substitute Mortgaged Property, including the identity of the carriers thereof;

         (4) a current rent roll for the Substitute Mortgaged Property, in form and detail substantially similar to the rent rolls delivered by the Mortgagors to the Mortgagee on or prior to the date of this Mortgage with respect to the Mortgaged Properties;

           (5)  [intentionally omitted];

         (6) a current phase I environmental report for the Substitute Mortgaged Property (the "Substitute Property Phase I Report") and, if recommended pursuant to such phase I environmental report, a current phase II environmental report for the Substitute Mortgaged Property;

         (7) a current statement of cash flow for the Substitute Mortgaged Property; and

         (8) calculation of the Debt Service Coverage Ratio, which shall be not less than 1.4:1, after giving effect to the proposed substitution, indicating the satisfaction of such ratio, or, if such ratio will not be satisfied after giving effect to such substitution, indicating the principal balance of the Notes that the Mortgagors intend to prepay in order to satisfy such ratio (and if such a prepayment is required, evidence of satisfaction of all conditions contained in Article XI of the Indenture relating thereto);

         (ii) all payments of principal of, interest on and Make-Whole Payment, if any, in respect of the Notes required to be paid on or before the date of such substitution shall have been paid and all other amounts theretofore or at such time required to be paid under the Security Documents shall have been received by the Mortgagee;

         (iii) the Mortgagors shall have delivered an Officer's Certificate to the Mortgagee at least 30 days prior to the date upon which the Mortgagors desire to effect such substitution, and updated on the date of such substitution, certifying in each case that (x) the conditions in this Section have been satisfied (or will be on or prior to the date of such substitution) and (y) the representations and warranties contained in Section 2.1, Section 2.2 and Section 2.5, as applied to
         (A) the Substitute Mortgaged Property and (B) the actions to be taken, the consents and approvals to be obtained, the Legal Requirements applicable to and the documents to be delivered by the Mortgagors at or in connection with the closing for the Substitute Mortgaged Property, are or will be true and correct;

         (iv) immediately prior to and after giving effect to the proposed substitution, no Event of Default shall have occurred and be continuing (other than the Event of Default, if any, relating to the Mortgaged Property being substituted, which Event of Default shall terminate upon such substitution);

         (v) the proposed Substitute Mortgaged Property shall be devoted principally to use as an enclosed regional Shopping Center of at least the same general character and quality as the Mortgaged Property being replaced;

          (vi) concurrently with the closing of such substitution, the Mortgagor that owns the Mortgaged Property to be replaced shall divest itself of all ownership interests in the Mortgaged Property to be replaced and shall acquire and own the fee and/or leasehold interests in the Substitute Mortgaged Property free and clear of all Liens other than such Liens as would constitute Permitted Exceptions hereunder;

          (vii)  the Mortgagors shall have obtained Rating Confirmation;

          (viii) concurrently with such substitution the Mortgagor and the Issuers will amend the Mortgage and the Assignment of Leases as necessary to cause such instruments to encumber the Mortgagor's interests in the Substitute Mortgaged Property; and

          (ix) the Mortgagors shall have obtained and delivered to the Mortgagee a Tax Opinion.

          (b)    The Mortgagee's Review.  Upon its receipt of the Substitution
                 ----------------------
Notice and other information required pursuant to Section 44.2(a)(i), the Mortgagee shall (and, at the expense of the Mortgagors, shall cause its counsel and the Mortgagee's or the Servicer's environmental consultant, without duplication to) review and evaluate the same, and shall, within 15 days, notify the Mortgagors of:

          (i) any matters shown in the title report relating to such Substitute Mortgaged Property to which the Mortgagee objects and which
          (A) indicate the existence of Liens materially greater in scope or amount than those generally accepted by the Mortgagee as Permitted Exceptions for the original Mortgaged Properties, or (B) render title uninsurable pursuant to a title insurance policy similar in form and coverage to those issued in respect of the Mortgaged Properties on the Closing Date, taking account of specific guidelines applicable to title insurance in the jurisdiction in which the Substitute Mortgaged Property is located;

          (ii) any matters shown on the survey relating to such Substitute Mortgaged Property to which the Mortgagee objects and which (A) indicate the existence of Liens materially greater in scope or amount than those generally accepted by the Mortgagee as Permitted Exceptions for the original Mortgaged Properties, or (B) render title uninsurable pursuant to a title insurance policy similar in form and coverage to those issued in respect of the Mortgaged Properties on the Closing Date, taking account of specific guidelines applicable to title insurance in the jurisdiction in which the Substitute Mortgaged Property is located;

       (iii) any matters regarding compliance with Environmental Laws or Hazardous Substance Activity at or relating to such Substitute Mortgaged Property to which the Mortgagee objects upon advice from any environmental consultant retained by the Mortgagee in connection with its review of the Substitute Mortgaged Property and which (x) are set forth in the Substitute Property Phase I Report relating to such Substitute Mortgaged Property, and (y) are recommended to be remedied or otherwise reserved against by the Mortgagee's environmental consultant; and

       (iv) any matters which, in the Mortgagee's reasonable opinion, indicate that the Mortgagors have inaccurately determined the Debt Service Coverage Ratio pursuant to Section 44.2(a)(i)(8).

       (c)   The Mortgagee's Objections.  Upon receipt of any notice from the
             --------------------------
Mortgagee pursuant to clause (i) or (ii) of Section 44.2(b), Mortgagors may, at their election, (x) undertake to remedy any such title or survey defect, in which circumstance the Mortgagors shall be afforded any extension of the projected date for effecting the substitution as is necessary to complete such remediation, and which remediation may be effected by providing to the title insurer documents and instruments sufficient to allow the title insurer to "insure over" such title or survey defect to the reasonable satisfaction of the Mortgagee, or (y) withdraw their proposal to make the substitution by written notice to the Mortgagee (a "Withdrawal Notice"), which Withdrawal Notice shall either (A) state that the Mortgagors no longer intend to replace the proposed Mortgaged Property (and upon its receipt of such notice the Mortgagee shall have the right to declare a Default or Event of Default, if the same has occurred as of such date, and exercise remedies in respect thereof in accordance with the Security Documents), or (B) state that the Mortgagors intend to replace the Mortgaged Property with another Substitute Mortgaged Property, in which event such Withdrawal Notice shall constitute the Substitution Notice required pursuant to Section 44.2(a)(i) in respect of such Substitute Mortgaged Property and shall include or be accompanied by all information required by such Section, provided that, in any event, such substitution shall be consummated no later than 180 days from the date of the Substitution Notice for the withdrawn Substitute Mortgaged Property.

       Upon receipt of any notice from the Mortgagee pursuant to clause (iii) of
Section 44.2(b), the Mortgagors may, at their election, (x) undertake to remedy any such environmental condition, in which circumstance the Mortgagors shall be afforded, subject to Section 44.2(g), a reasonable extension of the projected date for effecting the substitution necessary to complete such remediation, (y) establish an escrow account with the Mortgagee for the purpose of securing the performance of the remediation work, which escrow account shall be established upon terms reasonably satisfactory to the Mortgagee, or (z) deliver a Withdrawal Notice to the Mortgagee.

       Upon receipt of any notice from the Mortgagee pursuant to clause (iv) of
Section 44.2(b), the Mortgagors may, at their election, (x) agree to prepay Notes in accordance with Article XI of the Indenture in an amount sufficient to satisfy the Mortgagee's objections, (y) provide further information to the Mortgagee in an effort to cause the Mortgagee to withdraw its objections, or (z) deliver a Withdrawal Notice to the Mortgagee.

       (d)  The Mortgagors' Deliveries.  On or before the date of the
            --------------------------
consummation of such substitution, the Mortgagors shall deliver or cause to be delivered to the Mortgagee (i) a mortgage or deed of trust (the "Substitute Mortgage") encumbering the Substitute Mortgaged Property as security for the Secured Obligations, substantially in the form of this Mortgage (but modified to account for laws of the jurisdiction in which the Substitute Mortgaged Property is located); (ii) an assignment of leases and rents (the "Substitute Assignment of Leases") encumbering the leases of portions of the Substitute Mortgaged Property as security for the Secured Obligations, substantially in the form of the Assignment of Leases (but modified to account for laws of the jurisdiction in which the Substitute Mortgaged Property is located); (iii) an environmental indemnity agreement (the "Substitute Environmental Indemnity") signed by the Substitute Mortgagor and relating to the Substitute Mortgaged Property, substantially in the form of the Environmental Indemnity (but modified as may be appropriate in the reasonable discretion of the Mortgagee to account for the laws of the jurisdiction in which the Substitute Mortgaged Property is located);
(iv) an Assignment of Contracts (the "Substitute Assignment of Contracts"); (v) a Subordination of Management Agreement (the "Substitute Subordination of Management Agreement"); (vi) a written instrument signed by the Substitute Mortgagor and in form and substance satisfactory to the Mortgagee, acting reasonably, in which such Substitute Mortgagor assumes all of the obligations of an "Issuer" under the Indenture, a maker under each of the Notes and a Mortgagor under this Mortgage; (vii) UCC-1 Financing Statements relating to the Substitute Mortgage for filing with the appropriate Secretary of State and City or County Clerk or otherwise as required by local law; (viii) a mortgagee title insurance policy for the Substitute Mortgaged Property, based upon the title commitment described in Section 44.2(a)(i), incorporating remedies of the reasonable title objections made by the Mortgagee, issued by the Title Company or such other title insurer as is reasonably acceptable to the Mortgagee and substantially in the form of the title insurance policies delivered on the Closing Date in respect of the Mortgaged Properties (including, without limitation, as to endorsements thereto, to the extent the same are available at reasonable rates in the jurisdiction where the Substitute Mortgaged Property is located); (ix) a current survey of the Substitute Mortgaged Property, certified by a licensed surveyor in a form substantially similar to the survey certifications delivered in connection with the Mortgaged Properties on the Closing Date; (x) certificates of insurance from the carriers of the property and casualty insurance relating to the Substitute Mortgaged Property fulfilling the requirements therefor set forth in Article 13 hereof; and (xi) an opinion or opinions of counsel as to the due authorization, execution and delivery by the Mortgagors of the Substitute Mortgage and the Substitute Assignment of Leases, and the validity and enforceability of such documents under the laws of the jurisdiction in which the Substitute Mortgaged Property is located, addressing such matters in respect of the Substitute Mortgage and Substitute Assignment of Leases as were addressed in the opinions of counsel delivered on the Closing Date in respect of this Mortgage and the Assignment of Leases. Additionally, the Mortgagors shall use reasonable efforts to obtain, either prior to or within a reasonable period of time following such substitution, estoppel certificates and subordination agreements from tenants under anchor Leases and parties to Operating Agreements, as applicable, at the Substitute Mortgaged Property, which estoppel certificates and subordination agreements shall provide at least the minimum protection required to be afforded to a mortgagee pursuant to the provisions of such tenant's anchor Lease or such party's Operating Agreement, as the case may be.

       On or before the date of the consummation of such substitution and provided that all conditions contained in this Section 44.2 have been satisfied to the Mortgagee's reasonable satisfaction, the Mortgagee shall deliver to the Mortgagors all documentation necessary to effect the release of the Lien of this Mortgage upon the Mortgaged Property being substituted, as more particularly described in Section 44.1 hereof.

       (e)  Costs; Cooperation.  Each Mortgagor and the Mortgagee agree to
            ------------------
cooperate with one another in order to effect any such substitution in a timely and cost-effective manner. All costs and expenses incurred by any Mortgagor and the Mortgagee in connection with any such substitution shall be for the account of the Mortgagors, including, without limitation, reasonable attorneys' fees, recording and filing fees, costs of title searches, surveys and title insurance premiums.

       (f)  Mortgaged Property.  Upon consummation of any substitution under
            ------------------
this Section 44.2, (i) the Mortgaged Property released in connection therewith shall cease to be a "Mortgaged Property" hereunder and under the other Security Documents, (ii) the Substitute Mortgaged Property shall constitute a "Mortgaged Property" for all purposes (including, without limitation, in connection with any determination of the Pledged Assets and any calculation relating thereto), and (iii) the Substitute Mortgage and Substitute Assignment of Leases shall constitute additional Security Documents for all purposes hereunder and under the other Security Documents.

       (g)  Failure to Effect Substitution.  If for any reason other than the
            ------------------------------
negligence, wilful misconduct or breach of an obligation contained in the Security Documents by the Mortgagee, such substitution is not consummated on or before the latest date for substitution which is set forth in the Substitution Notice or, in the event any extensions of time have been granted pursuant to the above provisions, 180 days after the relevant original Substitution Notice, the Mortgagee may, at its option, elect either to (i) grant the Mortgagors an extension of time to effect the consummation of such substitution, or (ii) by written notice to the Mortgagors, declare a Default or Event of Default (if the same has occurred on such date), and commence pursuit of remedies under the Security Documents in respect thereof.

     45. CONFIDENTIALITY.  The Mortgagee agrees to keep confidential all
         ---------------
financial statements and other information obtained by it from any Mortgagor pursuant to this Mortgage as and to the extent provided in Section 6.6 of the Indenture and to not disclose such information to any other Person except (i) to the Holders pursuant to the terms of this Mortgage and the Indenture (subject to the confidentiality restrictions set forth in the Indenture applicable to the Mortgagee and the Holders), to the Initial Purchasers (as defined in the Indenture) and to the Rating Agency, (ii) to the extent required by any law, or
(iii) to the extent that such information is public when received by the Mortgagee or becomes public thereafter due to the action or omission of any party other than the Mortgagee and the Holders.

     46. SECURITY AGREEMENT, ETC.
         ------------------------

     46.1.  Grant of Security.  In addition to functioning, with respect to
            -----------------
those portions of the Mortgaged Properties that are classified as real estate, as a mortgage in each Mortgage State and a deed of trust in each Deed of Trust State, this Mortgage is also a security agreement within the meaning of the Uniform Commercial Code of the state where each Mortgaged Property is located with respect to all personal property now or hereafter located at such Mortgaged Property and owned by the applicable Mortgagor as to which the creation and perfection of a security interest are subject to such Uniform Commercial Code (the "Personal Property"). Each Mortgagor hereby grants to the Mortgagee a
      -----------------
security interest in and to the Personal Property constituting a part of the Mortgaged Property identified in Exhibit A as being owned or leased by such
                                 ---------
Mortgagor to secure the payment of the Notes. Any completely executed counterpart of this instrument may be filed as a mortgage or deed of trust on real property or fixtures, as a security agreement or financing statement on Personal Property or as both. The address of the Mortgagors, as debtor, and the address of the Mortgagee, as secured party, are shown on page 1 of this Mortgage.

     46.2.  Financing Statements.  The Mortgagors shall cause all financing
            --------------------
and continuation statements and other instruments with respect to the Personal Property at all times to be kept recorded, filed or registered in such manner and in such places as may be required by law to fully evidence, perfect and secure the interests of the Mortgagee in the Personal Property, and shall pay all filing fees in connection therewith. The Mortgagors hereby appoint the Mortgagee as their attorney-in-fact to perform the obligations of the Mortgagors under this Section 46.2, at the expense of the Mortgagors, in the event they fail to do so.

     46.3.  Multiple Remedies.  If an Event of Default shall have occurred and
            -----------------
be continuing, the Mortgagee shall have the option of proceeding, to the extent permitted under applicable law, as to both real and personal property in accordance with its rights and remedies in respect of the real property as an alternative to proceeding in accordance with the provisions of the Uniform Commercial Code; and the Mortgagee may exercise any and all of the other rights of a secured party under such Uniform Commercial Code.

       46.4.  Waiver of Rights.  To the extent permitted under applicable law,
              ----------------
each Mortgagor waives all rights of redemption after foreclosure and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the Personal Property after the occurrence and during the continuance of an Event of Default hereunder and all other rights and remedies of the Mortgagors with respect thereto. In exercising its right to take possession of the Personal Property upon the occurrence and during the continuance of an Event of Default hereunder, the Mortgagee, personally or by its agents or attorneys, and subject to the rights of any Tenant, may enter upon any part of the Premises without being guilty of trespass or any wrongdoing, and without liability for damages thereby occasioned, except damages arising from the Mortgagee's negligence or willful misconduct. To the extent any notice of sale or other disposition of the Personal Property is required and cannot be waived, in the event the Mortgagee elects to proceed with respect to the Personal Property separately from the real property, the Mortgagee shall give at least ten (10) Business Days' notice of the sale of the Personal Property, which shall for all purposes be deemed to be commercially reasonable. All recitals in any instrument of assignment or any other instrument executed by the Mortgagee incident to any sale, transfer, assignment, lease or other disposition or utilization of the Personal Property or any part thereof shall be full proof of the matter stated therein and no other proof shall be required to establish full legal propriety of the sale or other action taken by the Mortgagee or of any fact or condition incident thereto, all of which shall, absent gross error or fraud, be deemed conclusively to have been performed or to have occurred.

       46.5.  Expenses of Disposition of the Properties.  The Mortgagors shall
              -----------------------------------------
reimburse the Mortgagee, within thirty (30) Business Days after demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Personal Property which are incurred, including all reasonable attorneys' fees and expenses, and all such expenses shall be added to the obligations of the Mortgagors to the Mortgagee and shall be secured hereby.

       47.  EXPENSES OF THE MORTGAGEE.  (a)  Subject to Article 38, if any
            -------------------------
action, suit or other proceeding affecting the Mortgaged Properties or any part thereof shall be commenced in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use the Mortgaged Properties or any part thereof is threatened, or in which it becomes necessary in the reasonable judgment of the Mortgagee to defend or uphold the interest of the Mortgagee under this Mortgage (including any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Legal Requirement), then all amounts reasonably paid or incurred by the Mortgagee for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not the Mortgagee is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this Mortgage (including all reasonable attorneys' fees and expenses), shall be paid by the Mortgagors upon demand and, if not paid within thirty (30) days of the giving of such demand, shall bear interest at the highest interest rate applicable to any series of the Notes on the date hereof from the date of the payment or incurring thereof, and any such amount and the interest thereon shall be a Lien on the Mortgaged Properties, prior to any right, or right to, interest in, or claim upon the Mortgaged Properties attaching or accruing subsequent to or otherwise subordinate to the Lien of this Mortgage, and the same shall be deemed to be indebtedness secured hereby, provided such right of payment in the case of any enforcement of the rights of the Mortgagee under this Mortgage shall only arise in the case where an Event of Default shall have occurred and be continuing. All other reasonable amounts paid, advanced or incurred by the Mortgagee after the occurrence and during the continuance of an Event of Default in order to secure and protect the interest of the Mortgagee under this Mortgage or the other Security Documents shall be a like Lien on the Mortgaged Properties and be deemed to be part of the indebtedness secured hereby.

       (b) Subject to the provisions of Article 38, in the event this Mortgage or the Notes are placed in the hands of counsel for collection of any amount payable hereunder or thereunder or for the enforcement of any of the provisions hereof or thereof and if an Event of Default shall have occurred and shall then be continuing, the Mortgagors agree to pay all reasonable costs associated therewith incurred by the Mortgagee, either with or without the institution of an action, suit or other proceeding, in addition to all reasonable costs, disbursements and allowances provided by law, all such costs to be paid upon demand, together with interest thereon at the highest interest rate applicable to any series of the Notes on the date hereof from the date of notice or incurring thereof, and the same shall be deemed to be part of the indebtedness secured hereby.

       48.  USURY.  The Mortgagors and the Mortgagee intend to conform strictly
            -----
to applicable laws regarding usury. The Mortgagors and the Mortgagee hereby stipulate and agree that none of the terms and provisions contained in the Notes or this Mortgage shall ever be construed to create a contract to pay for the use, forbearance, or detention of money in an amount in excess of the maximum nonusurious amount allowed by applicable law. If the Notes or this Mortgage or the transactions contemplated by any of them would be otherwise usurious under applicable law, then notwithstanding anything to the contrary in the Notes or this Mortgage, the Mortgagors and the Mortgagee hereby agree as follows: (i) for any applicable period of time specified by any applicable law, interest under the Security Documents shall never exceed the maximum nonusurious amount allowed by such law; and (ii) if the Notes shall be accelerated in whole or in part for any reason, or if any required or permitted prepayment occurs hereunder, then for any applicable period of time specified by any applicable law, interest shall never include more than the maximum nonusurious amount allowed by each such law, and in either such case any excess interest (if any) otherwise provided for under any or all of the Security Documents shall automatically be applied by the Mortgagee in the following order: (1) to interest properly charged under the Notes and this Mortgage; (2) to principal properly charged under the Notes and this Mortgage (without Make-Whole Payment); (3) if all sums due under (1) and (2) have been or would thereby be paid in full, all other interest on the Notes shall be cancelled automatically as of and through the date of such acceleration or prepayment; and (4) if any such excess interest has been received by the Mortgagee, it shall be refunded by the Mortgagee to the Mortgagors. No Mortgagor shall be required to pay unearned interest under the Notes and this Mortgage or to pay interest under any or all of the Security Documents in an amount in excess of the maximum nonusurious amount allowed by applicable law, and the provisions of this Article 48 shall control over all other provisions of any Security Document which may be in apparent conflict herewith.

     Notwithstanding anything to the contrary contained in this Article 48, in the event that any payments required to be made under the Notes are determined to be usurious under applicable law, the Mortgagor shall be required to redeem the Notes immediately in accordance with the terms of the Indenture, and failure to do so shall be an Event of Default under this Mortgage.

     49.  MISCELLANEOUS.  This Mortgage may be discharged or terminated only by
          -------------
an instrument in writing signed by the party against which enforcement of such discharge or termination is sought. In the event any time period or any date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such preceding day. Subject to Article 38 hereof, this Mortgage shall be binding upon each of the Mortgagors and the Mortgagee and their respective successors and permitted assigns and all Persons claiming under or through any Mortgagor and the Mortgagee or any such successors or permitted assigns, and shall inure to the benefit of and be enforceable by the Mortgagors and the Mortgagee and their respective successors and permitted assigns. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     50.  NON-MERGER.  It is the intention and agreement of each Mortgagor and
          ----------
the Mortgagee that there shall be no merger of any leasehold estate in the Premises with the fee interest in the Premises or any other estate or interest in the Premises, and there shall be no merger of this Mortgage and any estate in the Premises, by reason of the fact that the same Person may own or hold (a) any leasehold estate in the Premises, and/or (b) this Mortgage, and/or (c) the fee interest in the Premises or any other estate or interest in the Premises.

       51.  ASSIGNMENT OF RENTS AND THE MORTGAGORS' INTEREST IN LEASES.  (a)
            ----------------------------------------------------------
During the term hereof, each Mortgagor hereby pledges, grants, sells, assigns, conveys, delivers, transfers and sets over to the Mortgagee, subject to the terms and conditions hereof, all of its respective right, title and interest, now or hereafter acquired, in and to any and all existing Leases and Operating Agreements and any Leases and Operating Agreements that may hereafter be entered into by such Mortgagor, and any modifications, renewals, extensions or replacements thereof, and any guaranties of the Tenant's obligations under any Lease (each such guaranty, a "Guaranty") and all right, title and interest of such Mortgagor thereunder, including, but not limited to, all claim, right and demand to receive, collect and retain all rents and all other amounts due thereunder and under any modifications, renewals or extensions thereof, including, but not limited to:

       (i) the immediate and continuing right to receive and collect all amounts payable to such Mortgagor by all Tenants, subtenants or other parties pursuant to the Leases, Operating Agreements and Guarantees, including, without limitation, (A) all rents (including, without limitation, all amounts payable to such Mortgagor on account of maintenance, repairs, taxes, insurance and common area charges or similar charges), income, revenues, issues, profits, insurance proceeds, condemnation awards and other payments, tenders and security payable to or receivable by such Mortgagor under the Leases and the Operating Agreements, (B) all damages or other amounts payable in the event of any disposition, expiration or termination of any Lease or Operating Agreement pursuant to the terms thereof, by operation of law or otherwise, (C) any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by such Mortgagor under any Lease or Operating Agreement or otherwise, (D) any award in the event of the bankruptcy of any Tenant or guarantor of a Lease and (E) any security deposits, other security instruments, other deposits or prepayments with respect to any such Lease or Operating Agreement;

       (ii) all claims, rights, powers, privileges and remedies of such Mortgagor, whether provided for in any Lease, Operating Agreement or Guaranty or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease or any counterparty to comply with the Operating Agreement;

       (iii) all right to take all action upon the happening of a default under any Lease, Operating Agreement or Guaranty as shall be permitted by any Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

       (iv) the full power and authority, in the name of such Mortgagor or otherwise, to enforce, collect, receive and make receipt for any and all of the foregoing and to do any and all other acts and things whatsoever that such Mortgagor is or may be entitled to do under any Lease, Operating Agreement or Guaranty;

subject, however, to the right of such Mortgagor to mortgage and/or assign the Leases, Operating Agreements and Guarantees and/or pledge excess rents from the Premises in accordance with Section 19.2 hereof.

       (b) Except as otherwise required by applicable law, any funds received by the Mortgagee under this Article 51, after payment of all expenses of managing and securing the Premises, including, without limitation, the salaries, fees and wages of a managing agent and such other employees or agents as the Mortgagee may deem necessary or desirable and all expenses of operating and maintaining the Premises, including, without limitation, all taxes, charges, claims, assessments, water charges, sewer rents and any other liens, and premiums for all insurance that the Mortgagee may deem necessary or desirable, and the cost of all alterations, renovations, repairs and replacements and, to the extent commercially reasonable under the circumstances, alterations and renovations, and all expenses incident to taking and retaining possession of the Premises, shall be applied first to payment of all amounts then due and payable under this Mortgage and the other Security Documents (other than the Notes), and second to payment of all amounts then due and payable under the Notes. The Mortgagee shall be accountable to the Mortgagors only for monies actually received by the Mortgagee pursuant to this Article 51. Neither the collection of said funds and the application thereof as aforesaid, nor any act done or omitted pursuant to the power and rights granted to the Mortgagee hereunder, shall cure or waive any Event of Default or waive, modify or affect any notice of Event of Default or invalidate any act done pursuant to such notice, nor shall the same be a waiver of any of the Mortgagee's rights and remedies under the Notes, the Mortgages or the other Security Documents.

       (c) (i) So long as no Event of Default shall have occurred and be continuing, each Mortgagor shall have a license, which may be performed by the Property Manager, to collect, receive and retain from the Tenants and the parties to the Operating Agreements, rent and all other sums payable under the Leases and the Operating Agreements, to enforce the obligations of Tenants under the Leases and of such other parties under the Operating Agreements, and to exercise all the rights and remedies of the landlord under the Leases and the Operating Agreements, subject, however, to compliance with the provisions of this Mortgage. The portion of all sums received by any Mortgagor or the Property Manager under the license granted hereby equal to the Secured Obligations then due and owing shall be held in trust for the benefit of the Mortgagee and used to pay the Secured Obligations then due and owing.

       (ii) If any Event of Default shall have occurred and be continuing, the license granted in Section 51(c)(i) hereof shall immediately cease and terminate, without waiver of such Event of Default, with or without notice, any action or proceeding or the intervention of a receiver appointed by a court, and the Mortgagee or an agent or receiver appointed by the Mortgagee may, to the fullest extent permitted by the Leases and the Operating Agreements and applicable law, do any or all of the following:

             (A) exercise any of the Mortgagors' rights under the Leases, Operating Agreements and Guarantees, including notifying Tenants to pay rent to an account or location selected by the Mortgagee;

             (B)  enforce the Leases, Operating Agreements and Guarantees;

             (C) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Leases, Operating Agreements and Guarantees;

             (D) demand that any sums held by any Mortgagor with respect to any Lease, Operating Agreement or Guarantees (including, but not limited to, any security deposits, other deposits or prepayments) be immediately remitted to the Mortgagee; and

             (E) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Leases, Operating Agreements and Guarantees as fully as allowed or authorized by this Article 51.

       (d) Each Mortgagor hereby irrevocably authorizes and directs each Tenant under a Lease and each other party under an Operating Agreement or Guaranty, upon receipt of notice from the Mortgagee that an Event of Default has occurred and is continuing, to pay directly to, or as directed by, the Mortgagee all rents, issues and profits accruing or due under such Tenant's Lease or such other party's Operating Agreement or Guaranty from and after the receipt of such notice. Each Mortgagor agrees that any Tenant and any other party under an Operating Agreement or Guaranty shall have the right to rely upon the notice from the Mortgagee, and shall pay such rents, issues and profits to or as directed by the Mortgagee without any obligation to inquire into the actual existence of any Event of Default claimed by the Mortgagee, and notwithstanding any notice from or contrary claim by any Mortgagor, and no Mortgagor shall have any right or claim against any such Tenant, party under an Operating Agreement or guarantor under a Guaranty for any rents, issues or profits so paid to the Mortgagee. Such rents, issues and profits shall continue to be paid to the Mortgagee unless and until the Event of Default which gave rise to the termination of the Mortgagors' license under Section 51(c)(i) is, and any intervening Events of Default have been, cured to the satisfaction of the Mortgagee (and so long as no amount shall then be due and payable under the Notes, whether at maturity, by declaration of acceleration or otherwise, and such acceleration has not been rescinded). In the event each such Event of Default has been cured as aforesaid (or, if the provisions set forth in the parenthetical in the immediately preceding sentence are applicable, upon completion of foreclosure or comparable remedies resulting in a disposition of the Premises), the Mortgagee shall direct each Tenant and each other party under an Operating Agreement or Guaranty by written notice to resume the payment of all rents, issues or profits accruing or due under its respective Lease, Operating Agreement or Guaranty in accordance with the provisions of Section 51(c) hereof (or, if the immediately preceding parenthetical is applicable, to the then-owner of the Premises) from and after receipt of such notice from the Mortgagee.

       (e) Except for any termination of any Lease, Operating Agreement or Guaranty or any amendment, modification or waiver of the provisions of any Lease, Operating Agreement or Guaranty expressly permitted by the provisions thereof and by Article 20 hereof, the Mortgagors at their expense will prudently enforce in all material respects each of the Leases, Operating Agreements and Guarantees in accordance with their terms. Neither the execution and delivery of the Mortgage or any other Security Document nor any action or inaction on the part of the Mortgagee or the Servicer shall release (i) any Tenant from its Lease, (ii) any guarantor from any Guaranty or (iii) any Mortgagor from any of its obligations under the Leases or constitute an assumption of any such obligation under the Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of any Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or the Assignment of Leases or, through this Mortgage or the Assignment of Leases, under the Leases.

       (f) During the term hereof, all rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and no Mortgagor will take any action under the Leases or otherwise which is inconsistent with the Assignment of Leases or this Mortgage or any of the terms hereof or thereof, and any such action inconsistent herewith or therewith shall, to the fullest extent permitted by law, be void. Any further assignment of any rents, issues, or profits from the Premises shall to the fullest extent permitted by law be void except as permitted by Section 19.2 hereof. To the fullest extent permitted by applicable law, each Mortgagor hereby waives any requirement that the Mortgagee or the Servicer commence any foreclosure proceeding with respect to any or all of the Mortgaged Properties prior to enforcement of any remedies pursuant to this
Article 51, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases. The Mortgagors will, from time to time, upon request of the

Mortgagee, at the sole cost and expense of the Mortgagors, execute on a non-recourse basis all instruments and further assurances and all supplemental instruments and take all such action as the Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to the Mortgagee hereby.

       (g) Each Mortgagor hereby agrees that it will not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Leases, Operating Agreements or Guarantees in any manner that would violate this Mortgage. If any of the Leases shall be amended as permitted thereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto, subject to the provisions of any non-disturbance agreement that the Mortgagee may have granted in accordance with the provisions of this Mortgage.

       (h) Upon the payment, or the provision, in accordance with the applicable provisions of the Indenture, for payment in full, of the principal of and interest on the Notes at maturity or as permitted under the Notes in accordance with the terms thereof and of all other sums payable under this Mortgage and each other Security Document by the Mortgagors, the assignment made in this Article 51 and all rights hereunder assigned to the Mortgagee shall cease and terminate and shall revert to the Mortgagors. Further, upon the partial payment of the Notes and all other sums in an amount sufficient to cause the release of the Premises from the lien of this Mortgage pursuant to the terms of this Mortgage, the assignment made in this Article 51 with respect to the Premises and all rights hereunder assigned to the Mortgagee in respect thereof shall cease and terminate and revert to the Mortgagors.

       52.  NOTICES.  Any notice, direction, certificate, request, consent,
            -------
election, waiver or demand which by any provision of this Mortgage is required or permitted to be given may be served by an overnight national courier service or may be given or served by facsimile only during business hours (9 a.m. - 5 p.m.) on a Business Day (with a confirmation copy sent by certified or registered mail, return receipt requested, or by overnight courier) or by certified or registered mail, in each case return receipt requested, postage prepaid;

       (a)  If to the Mortgagee, to:
       LaSalle National Bank
       135 South LaSalle Street
       Chicago, Illinois 60603
       Attention:  Asset-Backed Securities Trust
       Services: General Growth Properties

       and to the Servicer at:

       Midland Loan Services, L.P.
       210 West 10th Street, 6th Floor
       Kansas City, Missouri 64105
       Attention:  Legal Counsel

       If to the Deed Trustees, to:
       First American Title Company of Los Angeles
       520 North Central Avenue
       Glendale, California 91203

       and

       First American Title Company
       7600 Forsyth Blvd.
       Clayton, Missouri 63105
       Attention:  Robert Meckfessel
       and

       First American Title Company
       13924 Gold Circle
       Omaha, Nebraska 68144


       (b) If to any Mortgagor, to such Mortgagor c/o GGP Limited Partnership, 55 West Monroe Street, Suite 3100, Chicago, Illinois 60603, Attention: Bernard Freibaum,

       with copies to:

       Neal, Gerber & Eisenberg
       Two North LaSalle Street
       Chicago, Illinois 60602
       Attention: Marshall E. Eisenberg

       and

       Ivanhoe Equities V L.P.
       World Trade Centre Montreal
       413 St. Jacques Street
       Montreal, Quebec H2Y 3Z4
       CANADA
       Attention:  Legal Affairs

or at such other address in the continental United States as any such Person may designate in accordance with the provisions hereof. Any notices, requests, approvals, demand or other communications shall be deemed given on the date first received or, if earlier, on the date on which the initial attempted delivery is refused or cannot be made because of a change of address of which the sending party has not been notified.

       53.  SUPPLEMENTS.
            -----------

       53.1.  Supplements Without Consent.  Without the consent of any Holders,
              ---------------------------
the Mortgagors and the Mortgagee, upon their mutual agreement, may enter into supplements to or may otherwise amend or modify this Mortgage for any one or more of the following purposes:

       (a) to correct or amplify the description of any property subject to the Lien hereof; or

       (b)  to pledge to the Mortgagee any additional property; or

       (c) to evidence the succession of another Person as a Mortgagor as permitted herein and the assumption (subject to Article 38) by such successor of the covenants of the Mortgagors herein; or

       (d) to evidence the succession of another Person as the Mortgagee hereunder and the assumption by any successor of the Mortgagee's covenants herein; or

       (e) to add to the covenants and agreements thereafter to be observed by the Mortgagors or to surrender any right or power herein reserved to or conferred upon the Mortgagors, provided such surrender does not adversely affect the interests of the Holders; or

       (f) to add any additional Events of Default, provided such action shall not adversely affect the interest of any Holder; or

       (g) to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Security Document, provided that such action shall not adversely affect the interests of the Holders of the Notes, or to evidence any succession and the assumption by any such successor of the respective covenants herein; or

       (h) to qualify this Mortgage under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect, except that nothing herein contained shall permit or authorize the inclusion in any supplement hereto of the provisions referred to in Section 316(a)(2) of said Act or any corresponding provisions of any such similar federal statute; or

       (i) in connection with any amendment or supplement to the Indenture permitted thereunder.

       53.2.  Supplements With Consent.  With the written consent of the Holders
              ------------------------
of more than 66% in aggregate principal amount of the outstanding Notes, the Mortgagors and the Mortgagee may enter into supplements to or may otherwise amend or modify this Mortgage to change in any manner or eliminate any of the provisions of this Mortgage, as amended and supplemented; provided, that without the consent of the Holder of each outstanding Note no such supplement shall, except as otherwise expressly provided in this Mortgage, deprive the Holder of any Notes of the benefit of a first priority security interest in any Mortgaged Property as provided herein. The Mortgagee shall join with each Mortgagor in the execution of such supplement unless such supplement affects the Mortgagee's rights, duties or immunities hereunder, in which case the Mortgagee may, but shall not be obligated to, enter into such supplement.

       53.3. Delivery of Supplements.  Promptly after the execution by the
             -----------------------
Mortgagors and the Mortgagee of any supplemental mortgage pursuant to the provisions of Section 53.2, the Mortgagors shall mail, first class postage prepaid, a notice to each Holder at the address for such Holder set forth in the Register (as defined in the Indenture) setting forth in general terms the substance of such supplemental mortgage or amendment. Any failure of the Mortgagors to mail such a notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental mortgage. The Mortgagee also shall mail, first class postage prepaid, a conformed copy of such supplement to the Rating Agency. Any failure of the Mortgagee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental mortgage.

       54.  WAIVER OF TRIAL BY JURY.  To the extent permitted under applicable
            -----------------------
law, each Mortgagor and Mortgagee hereby waive trial by jury in any action or proceeding brought by, or any counterclaim asserted by any Mortgagor which, action, proceeding or counterclaim in any way arises out of or is connected with this Mortgage.

       55.  SEVERABILITY.  In case any one or more of the provisions contained
            ------------
in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Without in any way limiting or qualifying the foregoing, the invalidity or unenforceability of any provision in this Mortgage with respect to a Mortgaged Property situated in one state shall not in any way affect or impair the validity or enforceability of such provision with respect to any Mortgaged Property situated in another state where such provision is otherwise valid and enforceable.

       56.  SPECIAL STATE PROVISIONS.
            ------------------------

       (a)  Ohio. (i) Priority of Mortgage Lien.  Mortgagee is authorized to do
            ----       -------------------------
     all things permitted or sanctioned by Ohio Revised Code Section 1311.4, as now existing or as hereafter amended.

            (ii) Open-End Mortgage.  This Mortgage is an open-end mortgage.  The
                -----------------
       Mortgagors and the Mortgagee intend that this Mortgage may secure indebtedness in addition to the initial disbursement made hereunder. The maximum amount of the unpaid balance of the principal indebtedness, in the aggregate and exclusive of advancements and accrued interest, which may be outstanding and secured by the Mortgaged Property located in Ohio at any time, is One Billion Dollars ($1,000,000,000).

       (b)  Missouri.  Notwithstanding anything to the contrary set forth in
            --------
     this Mortgage, the Notes or the other Security Documents, if an Event of Default shall have occurred and is continuing, the Trustee named herein may proceed to sell the

     Mortgaged Property located in Missouri, or any part thereof, at public vendue, at the customary place, in the County of Boone and State of Missouri to the highest bidder for cash, first giving at least twenty (20) days notice as required by the laws of the State of Missouri with respect to the exercise of the power of sale under Deeds of Trust, or any such other notice requirement then in effect, and upon such sale shall execute a deed in fee simple of the Mortgaged Property sold, to purchaser or purchasers thereof, and shall receive the proceeds of such sale, out of which the Trustee shall pay such amounts in accordance with the provisions of the Indenture.

          Upon any sale made under or by virtue of this Mortgage of Mortgaged Property located in Missouri (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), Mortgagee may bid for and acquire the Mortgaged Property so sold or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom (to the extent allowed by applicable law) the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

          No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or any portion thereof or upon any other property of Mortgagors shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

          The Trustee hereby lets the Mortgaged Property located in Missouri to Mortgagors until a sale be had under the foregoing provisions therefor or until an Event of Default, upon the following terms and conditions, to-wit:
     Mortgagors and every and all persons claiming or possessing the Mortgaged Property located in Missouri or any part thereof by, through or under Mortgagors shall pay rent therefor during said term at the rate of one cent
     (1c) per month, payable monthly upon demand, and shall surrender immediate peaceable possession of the Mortgaged Property located in Missouri and any and every part thereof sold under said provisions to the purchaser thereof under such sale, without notice or demand thereof, and shall and will at once, without notice, surrender up possession of such Mortgaged Property and every part thereof in the event Mortgagee shall take charge and enter such Mortgaged Property as provided in this Mortgage.

          (i) THIS MORTGAGE SECURES FUTURE ADVANCES AND OTHER FUTURE OBLIGATIONS INCLUDING, WITHOUT LIMITATION, THE STATED PRINCIPAL INDEBTEDNESS OF $560,000,000.00. THIS MORTGAGE IS TO BE GOVERNED BY MO. REV. STAT. (S)443.055.

          (ii) ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (MORTGAGORS) AND US (MORTGAGEE) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THE INDENTURE, THE NOTES, THIS MORTGAGE OR THE OTHER SECURITY DOCUMENTS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

          (c)  California.  (i)  Notice to Mortgagors.  Mortgagor hereby
               ----------        --------------------
requests that a copy of any notice of default and every notice of sale hereunder be mailed to it as provided by law at Mortgagor's address set forth in Section 52.

               (ii)  Prepayment and Yield Maintenance.
                     --------------------------------

               EACH MORTGAGOR HEREBY EXPRESSLY (i) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA LAW TO REPAY THE NOTES, IN WHOLE OR IN PART, WITHOUT
                                                                        -------
          PENALTY, UPON ACCELERATION OF THE NOTES, AND (ii) AGREES THAT IF, FOR
          -------
          ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THE NOTES IS MADE INCLUDING WITHOUT LIMITATION UPON OR FOLLOWING ANY ACCELERATION OF THE NOTES BY MORTGAGEE ON ACCOUNT OF ANY EVENT OF DEFAULT BY ANY MORTGAGOR INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THIS INDENTURE, THEN MORTGAGORS SHALL BE OBLIGATED TO PAY CONCURRENTLY WITH SUCH PREPAYMENT THE YIELD MAINTENANCE PAYMENT SPECIFIED ABOVE. BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, EACH MORTGAGOR HEREBY DECLARES THAT (1) EACH OF THE FACTUAL MATTERS SET FORTH IN THIS PARAGRAPH IS TRUE AND CORRECT, (2) MORTGAGEE'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THE NOTES CONSTITUTES ADEQUATE CONSIDERATION FOR THIS WAVIER AND AGREEMENT, AND HAS BEEN GIVEN INDIVIDUAL WEIGHT BY EACH MORTGAGOR AND MORTGAGEE, (3) EACH MORTGAGOR IS A SOPHISTICATED AND KNOWLEDGEABLE REAL ESTATE INVESTOR WITH COMPETENT AND INDEPENDENT LEGAL COUNSEL AND (4) EACH

          MORTGAGOR FULLY UNDERSTANDS THE EFFECT OF THIS WAIVER AND AGREEMENT.


                          ____________________________
                               MORTGAGOR INITIALS
               (iii)  Default Provisions.  If an Event of Default shall have
                      ------------------
         occurred and be continuing, in addition to the remedies set forth in this Mortgage, Mortgagee may, at its option, by or through Deed Trustee or otherwise, exercise one or more or all of the following remedies:

                      a.  Judicial Proceedings.  Institute proceedings for the
                          --------------------
               complete or partial foreclosure of this Mortgage or take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Notes or in this Mortgage (without being required to foreclose this Mortgage), or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

                      b.  Sale of Mortgaged Property.  Cause the Mortgaged
                          --------------------------
               Property and all estate, title and interest, claim and demand therein, or any part thereof to be sold as follows:

                          (1) Mortgagee may proceed as if all of the Mortgaged Property were real property, in accordance with subparagraph (4) below, or Mortgagee may elect to treat any of the Mortgaged Property which consists of a right in action or which is property that can be severed from the premises without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with subparagraph (3) below, separate and apart from the sale of real property, with the remainder of the Mortgaged Property being treated as real property.

                          (2) Mortgagee may cause any such sale or other disposition to be conducted immediately following the expiration of any grace period, if any, herein provided (or required by law) or Mortgagee may delay any such sale or other disposition for such period of time as Mortgagee deems to be in its best interest. Should Mortgagee desire that more than one such sale or other disposition be conducted, Mortgagee may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Mortgagee may deem to be in its best interest.

                          (3) Should Mortgagee elect to cause any of the Mortgaged Property to be disposed of as personal property as permitted by subparagraph (1) above, it may dispose of any part thereof in any manner now or hereafter permitted by Division 9 of the California Commercial Code (the "UCC") or in accordance with any other remedy provided by law. Both Mortgagors and Mortgagee shall be eligible to purchase any part or all of such property at any such disposition. Any such disposition may be either public or private as Mortgagee may so elect, subject to the provisions of the UCC. Mortgagee shall give Mortgagors at least ten (10) days prior written notice of the time and place of any public sale or other disposition of such property or of the time at or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Mortgagors it shall constitute reasonable notice to Mortgagors.

                          (4) Should Mortgagee elect to sell the Mortgaged Property which is real property or which Mortgagee has elected to treat as real property, upon such election Mortgagee or Deed Trustee shall give such Notice of Default and Election to sell as may then be required by law. Thereafter, upon the expiration of such time and the giving of such Notice of Sale as may then be required by law, Deed Trustee, at the time and place specified in the Notice of Sale, shall sell such Mortgaged Property, or any portion thereof specified by Mortgagee at public auction to the highest bidder for cash in lawful money of the United States, subject, however, to the provisions of subparagraph (5) below. Mortgagee may, from time to time, postpone the sale by public announcement thereof at the time and placed noticed therefor. If the Mortgaged Property consists of several lots or parcels, Mortgagee may designate the order in which such lots or parcels may be offered for sale or sold, and may direct that such property be sold in one parcel, as an entirety, or in such parcels as Mortgagee, in its sole discretion, may elect. Each Mortgagor expressly waives any right which it may have to direct the order in which any of the Mortgaged Property shall be sold, and its rights, if any, to require that the Mortgaged Property be sold as separate tracts, lots, units or parcels. Any person, including Mortgagors, Deed Trustee or Mortgagee, may purchase at the sale. Upon any sale, Deed Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession.

                          (5) Upon any sale of the Mortgaged Property, whether made under a power of sale herein granted or pursuant to judicial proceedings, if the holder of the Notes is a purchaser at such sale, it shall be entitled to use and apply all or any portion of the indebtedness then secured hereby for or in settlement or payment of all or any portion of the purchase price of the property purchased.

                          (6) In the event of a sale or other disposition of any such Mortgaged Property or any part thereof, and the execution of a deed or other conveyance pursuant thereto, the recitals in the deed or deeds of facts (such as of a default, the giving of notice of default and notice of sale, demand that such sale should be made, postponement of sale, terms of sale, sale, purchaser, payment of purchase money, and any other fact affecting the regularity or validity of such sale or disposition) shall be conclusive proof (absent fraud) of the truth of such facts; and any such deed or conveyance shall be conclusive against all persons as to such facts recited therein.

                      c.  Receiver.  Mortgagee shall be entitled, as a matter of
                          --------
            strict right, without notice and upon ex parte application, and without regard to the value or occupancy of the security, or the solvency of Mortgagors, or the adequacy or the Mortgaged Property or other collateral as security for the Notes, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the rents and all other sums payable under the Leases and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of the jurisdiction in which the Mortgaged Property is located. Each Mortgagor hereby waives any requirements on the receiver or Mortgagee to post any surety or other bond. Mortgagee or the receiver may also take possession of, and for these purposes use, any and all personalty which is a part of the Mortgaged Property and used by Mortgagors in the rental or leasing thereof or any part thereof. The expense (including the receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. To the extent not prohibited by applicable law, Mortgagee shall (after payment of all costs and expenses incurred) apply such rents and other sums payable under the Leases received by it in the order set forth in Section
            51. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the rents and other sums payable under the leases whether by receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents and other sums payable under the Leases actually received by Mortgagee.

            (iv)  Fixture Filing.  The personal property in which Mortgagee has
                  --------------
     a security interest includes goods that are or shall become fixtures on the Land or Improvements. This Mortgage is intended to serve as a fixture filing pursuant to the terms of Sections 9313 and 9402 of the UCC. This filing shall remain in effect as a fixture filing until this Mortgage is released or satisfied of record or its effectiveness otherwise terminates as to the Mortgaged Property. In that regard, the following information is provided:

            Name of Debtors:           Each of the entities identified on
                                       Exhibit A hereto
                                       ---------

            Address of Debtors:        c/o GGP Limited Partnership
                                       55 West Monroe Street, Suite 3100
                                       Chicago, Illinois 60603
                                       Attention:  Mr. Bernard Freibaum

            Name of Secured Party: LaSalle National Bank, as trustee

            Address of Secured Party:  135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Attention:  Asset Backed Securities
                                                   Trust Services:  General
                                                   Growth Properties

     (d)  Wisconsin. None.
          ---------

     (e)  New Mexico.
          ----------

          (i) The grant by the Mortgagors of the mortgage and security interest herein are made with mortgage covenants and upon the statutory mortgage condition, for the breach of which this Mortgage is subject to foreclosure as provided by law.

          (ii) Copies of the Fixed Rate Notes and the other Security Documents may be obtained from the Mortgagee at the address specified for it in
     Section 52 herein.

          (iii) To the extent, if at all, N.M. Stat. Ann. (S) 56-7-1 is applicable to this Mortgage, any agreement to indemnify given by Mortgagors to the Mortgagee or any other indemnitee will not extend to liability, claims, damages, losses or expenses, including fees of lawyers, arising out of (i) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the Mortgagee or any other indemnitee, or the agents or employees of the Mortgagee or any other indemnitee, or (ii) the giving of or the failure to give directions or instructions by the Mortgagee or indemnitee, or the agents or employees of the Mortgagee or indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

          (iv) Notwithstanding anything to the contrary in the Mortgage, the filing with the court having jurisdiction over any action to foreclose the lien of the Mortgage of the report of the Special Master appointed by the court to conduct the foreclosure sale and of the Order approving such Special Master's report shall discharge the purchaser of the Mortgaged Property for the purchase money, and such purchaser shall not be obligated to see to the application thereof.

          (v)    Maximum Amount Secured.  The maximum amount secured by the lien
                 ----------------------
     of this Mortgage against property located in New Mexico shall not exceed at any one time the maximum principal sum of One Billion Dollars ($1,000,000,000), plus interest thereon. The maximum amount shall not in any way imply that the Mortgagee is obligated to make any future advances to the Mortgagors at any time. The maximum amount secured by this Mortgage may be advanced and repaid, and again made or advanced from time to time, in the sole and absolute discretion of the Mortgagee, and the aforesaid maximum amount shall limit only the total amount of principal that may be, at any one time, outstanding and secured upon the terms set forth in this Mortgage.

          (vi)   No Power of Sale.  This Mortgage is granted by the Mortgagor
                 ----------------
     related to the Mortgaged Property located in New Mexico to the Mortgagee. Any power of sale granted herein, and any designation of the Mortgagee as such Mortgagor's attorney-in-fact for purposes of effecting transfers of property sold pursuant to such power of sale and/or such other non-judicial foreclosure proceeding, shall have no effect in the State of New Mexico.

          (vii)  Shortening of Redemption Period.  Notwithstanding anything to
                 -------------------------------
     the contrary in the Mortgage, the parties recognize Mortgagor's statutory right of redemption following a foreclosure sale, but agree that IF THIS MORTGAGE IS FORECLOSED, THE REDEMPTION PERIOD FOR THE REAL PROPERTY FOLLOWING ANY FORECLOSURE SALE SHALL BE ONE MONTH INSTEAD OF NINE MONTHS, AS PERMITTED UNDER N.M. STAT. ANN. (S) 35-5-19.

          (viii) Oral Agreements.  Each Mortgagor confirms that it is aware of
                  ---------------
     the provisions of N.M. Stat. Ann. (S) 58-6-5, providing that no contract, promise or commitment to loan money or to grant, extend or renew credit or any modification thereof, in any amount greater than $25,000, not primarily for personal, family or household purposes, made by a financial institution, including Mortgagee, is enforceable unless in writing and signed by the party to be charged, or by that party's authorized representative.

          (ix)   Simple Description.  A simple description of the Mortgaged
                 ------------------
     Property located in New Mexico is all property and improvements commonly known as Rio West Mall located in Gallup, New Mexico just north of the intersection of U.S. Highway 666 and Interstate 40.

          (x)    Address.  An address of the secured party from which
                 -------
     information concerning the security interest granted hereby may be obtained is the address for the Mortgagee as set forth in Section 52 hereof. A carbon, photographic or other reproduction of this Mortgage or any related financing statement is sufficient as a financing statement when filed in the real estate records of the county in which the Land is located.

          (xi)   Financing Statement.  When filed in the real property records
                 -------------------
     of McKinley County, New Mexico, this Mortgage shall be effective as a financing statement filed as a fixture filing pursuant to New Mexico Uniform Commercial Code (S) 9-402(6) and (S) 9-313 (N.M.S.A. 1978), as amended. Any copy of this Mortgage or any carbon, photographic or other reproduction of this Mortgage may also serve as the financing statement.

          (xii)  Use of Proceeds.  The Mortgagor identified on Exhibit A as
                 ---------------                               ---------
     owning the Mortgaged Property situate in New Mexico will not use the proceeds of the Loan to finance construction at said Mortgaged Property.

     (f)  New York.  (i)  New York Trust Fund.  Pursuant to Section 14 of the
          --------        -------------------
Lien Law of New York, the Mortgagors shall receive the advances secured hereby and shall hold the right to receive the advances secured hereby as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

          (ii)   Non-Residential Property.  This Mortgage does not cover real
                 ------------------------
     property principally improved by one or more structures containing in the aggregate six or less residential units having their own separate cooking facilities.

          (iii)  Section 256 of the Tax Law.  Reference is made to Section 256
                 --------------------------
     of the Tax Law of the State of New York. Notwithstanding anything to the contrary contained herein, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution or which under any contingency may hereafter become secured hereby at any time is Twelve Million Two Hundred Thousand ($12,200,000) dollars; provided that such
                                                         --------
     limitation shall not limit the security of this mortgage with respect to
     (i) interest on the aforesaid maximum amount of principal indebtedness at the rates set forth in the Note, (ii) sums to pay impositions, (iii) sums to pay premiums on insurance policies covering the premises, (iv) expenses incurred after an Event of Default in upholding or enforcing the lien of this Mortgage, including, but not limited to, the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage, (v) costs of removal of or otherwise related to Hazardous Substances incurred after an Event of Default, (vi) any amount, costs or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority and (vii) any other amount secured by this Mortgage which, if not limited by such limitation, would not increase the amount of mortgage recording taxes, if any, payable with respect to this Mortgage.

          (iii) This Mortgage amends and restates the terms and conditions of that certain Consolidation and Splitting Agreement (the "Agreement"), dated as of the date hereof and recorded in the Clerk's Office in the County of Niagara ("Clerk's Office"). The Agreement consolidated, amended and restated the following prior mortgages:

          1. Combination Mortgage, Security Agreement and Fixture Financing Statement between Lockport Partners Limited Partnership (now known as Lockport L.L.C.) ("LPLP") and The Prudential Insurance Company of America ("Prudential"), dated as of October 15, 1986 and recorded in the Clerk's Office on November 5, 1986 at Liber 1801, Page 232, which secures an original principle amount of $11,750,000.00, as amended by that certain First Amendment of Documents, dated September 26,

              1988, by and between LPLP and Prudential, as recorded in the Clerk's office.

           2. Combination Mortgage, Security Agreement and Fixture Financing Statement by and between LPLP and Prudential, dated as of September 26, 1988 and recorded in the Clerk's Office on November 17, 1988 at Liber 2011, Page 141, which secures an original principal amount of $750,000.00.

              (a) Mortgages 1 and 2 above were consolidated pursuant to the terms of that certain Mortgage Consolidation Agreement made by LPLP and Prudential, dated September 26, 1988 and recorded in the Clerk's Office on November 17, 1988 at Liber 577, Page 290, which mortgage consolidated the liens of the above mortgages to forma single lien of $12,500,000.00

              (b) The mortgages as consolidated were assigned to Goldman Sachs
                  Mortgage Company ("GSMC") by an Assignment, dated October 15, 1996 and recorded in the Clerk's Office on October 21, 1996 at Liber 969, Page 317.

              (c) The mortgages were also modified by that ceratin Modification of Mortgage and of Assignment of Leases, dated October 15, 1996 and recorded in the Clerk's Office on October 21, 1996 at Liber 969, Page 317.

              (d) The above mortgages secure an existing indebtedness of
                  $7,000,000.00.

           3. Mortgage, dated as of the date hereof and intended to be recorded in the Clerk's Office immediately prior hereto securing an indebtedness of $5,200,000.00.

           4. Mortgages 1, 2 and 3 were consolidated pursuant to that certain Consolidation and Splitting Agreement, dated as of the date hereof and intended to be recorded in the Clerk's Office immediately after Mortgage 3 above but prior hereto, which secures a consolidated lien of $12,200,000.00.

       The above mortgages as so consolidated, amended and restated as set forth above are amended and restated herein to form a single lien serving a maximum indebtedness of $12,200,000.00 with respect to the property Situate in NY Mortgage.

       (g) Minnesota.  None.
           ---------

       (h) Illinois.
           --------

           (i) With respect to the Mortgaged Property situated in the State of Illinois and without limiting the generality of any other provisions of this Mortgage, the Mortgagor hereby and in accordance with the provisions of Section 15-1701 of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1701, expressly authorizes and consents to the placing of the mortgagee in possession and the appointment of a receiver as herein provided and hereby expressly waives the statutory right of redemption provided in Section 15-1601 of the Illinois Mortgage Foreclosure Law, 735 ILCS 5/15-1601.

           (ii) This Mortgage is granted to secure future advances and loans from the Holders to or for the benefit of the Mortgagors as provided in the Indenture, and costs and expenses of enforcing the Mortgagors' obligations under this Mortgage and the other Security Documents. All advances, disbursements or other payments required by this Mortgage or the Indenture are obligatory advances up to the credit limits established therein and shall, to the fullest extent permitted by law, have priority over any and all mechanics' liens and other liens and encumbrances arising after this Mortgage is recorded. All obligations secured by this Mortgage, including, without limitation, all future advances, shall have the same priority, to the same extent as if such obligations secured by this Mortgage, including, without limitation, future advances, were made on the date of this Mortgage.

       (h) Oklahoma.  This Mortgage is given in confirmation, ratification,
           --------
modification, restatement and incorporation, and not in extinguishment of that certain Mortgage, Assignment of Rents and Security Agreement executed by Oklahoma Mall L.L.C., a Delaware limited liability company, in favor of Goldman Sachs Mortgage Company, a New York limited partnership, filed November 18, 1997 recorded in Book RB 2896, Page 951 (the "Prior Oklahoma Mortgage") and secures the Westwood and Sooner Notes (as defined in the first page of the Prior Oklahoma Mortgage. The liens and security interests contained in the Prior Oklahoma Mortgage hereby are incorporated, renewed, extended, modified, ratified, confirmed and brought forward to secure payment of the Notes until all indebtedness of the Mortgagors has been fully paid and satisfied. Mortgagors hereby agree that, except pursuant to the terms hereby, this Mortgage shall in no manner affect, impair or extinguish the liens and security interests contained in the Prior Oklahoma Mortgage.

       (i) Georgia.  In the event of any sale conducted pursuant to Section 25.4
           -------
of this Mortgage, Mortgagee, at its option, may sell the Mortgaged Properties or any part of the Mortgaged Properties at public sale or sales before the door of the courthouse of the county in which the Mortgaged Properties or any part of the Mortgaged Properties are situated, to the highest bidder for cash, in order to pay the Secured Obligations and all expenses of the sale and of all proceedings in connection therewith, including attorneys' fees actually incurred, after advertising the time, place and terms of sale once a week for four (4) weeks immediately preceding such sale (but without regard to the number of days) in a newspaper in which Sheriff's sales are advertised in said county. At any such public sale, Mortgagee may execute and deliver to the purchaser a conveyance of the Mortgaged Properties or any part of the Mortgaged Properties in fee simple, with full warranties of title, and to this end, Grantor hereby constitutes and appoints Mortgagee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Mortgagors of all right, title or equity that Mortgagors may have in and to the Mortgaged Properties and to vest the same in the purchaser or purchasers at such sale or sales, and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding (absent fraud) upon Mortgagors. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable, by bankruptcy or otherwise, and are granted as cumulative of the other remedies provided hereby or by law for collection of the Secured Obligations and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Secured Obligations. In the event of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Properties may be sold as an entirety or in separate parcels and in such manner or order as Mortgagee in its sole discretion may elect, and if Mortgagee so elects, Mortgagee may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Mortgaged Properties are sold or the Secured Obligations is paid in full. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Mortgagee may at its option exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Mortgagee may determine.

       (j) Florida. None.
           -------

       (k) Nebraska.  (i)  Acceleration of Maturity.  If an Event of Default
           --------        ------------------------
shall have occurred, the entire unpaid principal of the Note, together with all other sums payable under this Mortgage shall, at the option of Beneficiary, immediately become due and payable by delivery to Deed Trustee of written declaration of default. The Deed Trustee shall have the power of sale of the Property, and if Beneficiary desires the

Mortgaged Property to be sold, it shall deposit with Deed Trustee this Mortgage, the Note and all other documents evidencing expenditures secured hereby, and shall deliver to Deed Trustee a written notice of default and election to cause the Mortgaged Property to be sold, and the Deed Trustee, in turn, shall prepare a similar notice in the form required by law, and shall record said notice in each county in which any part of the Mortgaged Property is located and shall mail copies of such notice in the manner required by law to Mortgagor and to any other persons prescribed by law.

             After the time required by applicable law, Deed Trustee shall give public notice of sale to the persons and in the manner prescribed by applicable law. Deed Trustee, without demand on Mortgagor, shall sell the Mortgaged Property at public auction to the highest bidder at the time and place and under the terms designated in the notice of sale in one or more parcels and in any order Deed Trustee determines. Deed Trustee may postpone sale of all or any parcel of the Mortgaged Property by public announcement at the time and place of any previously scheduled sale. Beneficiary or its designee may purchase the Mortgaged Property at any sale.

             Upon receipt of payment of the bid price, Deed Trustee shall deliver to the purchaser Deed Trustee's deed conveying the Mortgaged Property. The recitals in the Deed Trustee's deed shall be (absent fraud) prima facie evidence of the truth of the statements made therein. Deed Trustee shall apply the proceeds of the sale in the following order: (a) to the actual expenses of the sale, including, but not limited to, Trustee's and Servicer's fees and reasonable attorneys' fees, but not to exceed five percent (5%) of the principal balance at the time of recording the Notice of Default,; (b) to all sums secured by this Mortgage; and (c) any excess to the person or persons legally entitled to it.

             (ii)  Mortgagor's Right to Reinstate.  If, within one (1) month
                   ------------------------------
        after the recording of a Notice of Default under this Mortgage, if the Power of Sale is to be exercised, Mortgagor meets certain conditions, Mortgagor shall have the right to have enforcement of this Mortgage discontinued. Those conditions are that Mortgagor: (a) pays Beneficiary all sums which then would be due under this Mortgage and the Notes had no acceleration occurred; (b) cures any default of any other covenants or agreement; (c) pays all expenses incurred in enforcing this Mortgage, including, but not limited to, reasonable attorneys' fees; and (d) takes such action as Beneficiary may reasonably require to assure that the lien of this Mortgage, Beneficiary's rights in the Mortgaged Property and Mortgagor's obligation to pay the sums secured by this Mortgage shall continue unchanged. Upon reinstatement by Mortgagor, this Mortgage and the obligations secured hereby shall remain fully effective as if no acceleration had occurred.

        (l) Michigan.
            --------

             (i) With respect to the real property located in Michigan, Mortgagors grant power to the Mortgagee to sell the Mortgaged Property or to cause the same to be sold at public sale, and to convey the same to the purchaser, in accordance with applicable statutes.

        WARNING: This Mortgage contains a power of sale and upon default, may be foreclosed by advertisement. In foreclosure by advertisement and the related sale of the Mortgaged Property, no hearing is required and the only notice required is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property. The Mortgagors waive all rights under the constitution and laws of the United States and under the constitution and laws of the State of Michigan to a hearing prior to sale in connection with foreclosure by advertisement and all notice requirements except as set forth in the Michigan statute providing for foreclosure by advertisement.

             (ii) Failure to pay any taxes and/or assessments assessed against the Mortgaged Property located in the State of Michigan, or any installment thereof, or any insurance premium upon policies covering any of the Mortgaged Property located in the State of Michigan, shall constitute waste and Mortgagors agree to and hereby do consent to the appointment of a receiver, in the case of such waste should Mortgagee so elect.

             (iii) The assignment of leases set forth in Section 51 hereof shall include, without limitation an assignment by Mortgagors to Mortgagee of the right to receive and apply the rents, issues, profits, license fees, revenues, charges, accounts and general intangibles arising from the Mortgaged Property located in the State of Michigan, or relating to any business conducted by the Mortgagors thereon, under present or future Leases, which are hereby specifically assigned and transferred to the Mortgagors including, without limit, all rights conferred by Article No. 210 of the Michigan Public Acts of 1953, as amended.

        57. THE DEED TRUSTEE IN THE DEED OF TRUST STATES.  (a)  No Required
            --------------------------------------------        -----------
Action. The Deed Trustee shall not be required to take any action toward the
------
execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in its opinion such action will be likely to involve it in expense or liability, unless requested so to do by a written instrument signed by the Mortgagee and, if the Deed Trustee so requests, unless the Deed Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom. The Deed Trustee shall not be responsible for the execution, acknowledgement or validity of the Security Documents, or for the proper authorization thereof, or for the sufficiency of the lien or security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of the Mortgagee.

       (b)  Certain Rights.  The Deed Trustee shall have the right to take any
            --------------
and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for the Mortgagee) upon any matters arising hereunder, including the preparation, execution and interpretation of the Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys; (iii) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of the Deed Trustee, and the Deed Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or be otherwise responsible or accountable under any circumstances whatsoever, except for the Deed Trustee's gross negligence, wilful misconduct or bad faith; and (iv) to take any and all other lawful action as the Mortgagee may instruct the Deed Trustee to take to protect or enforce the Mortgagee's rights hereunder. The Deed Trustee shall not be personally liable, except for its gross negligence, willful misconduct or bad faith, in case of entry by it, or anyone entering by virtue of the powers herein granted to it, upon the Mortgaged Property located in the Deed of Trust State to which the Deed Trustee's appointment relates for debts contracted or liability or damages incurred in the management or operation of such Mortgaged Property. The Deed Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. The Deed Trustee shall be entitled to reimbursement for reasonable expenses incurred by it in the performance of its duties hereunder and to reasonable compensation for such of its services hereunder as shall be rendered. The Mortgagors will, from time to time, pay the reasonable compensation due to the Deed Trustee hereunder and reimburse the Deed Trustee for, and save it harmless against, any and all liability and expenses (other than liabilities and expenses arising out of the Deed Trustee's gross negligence or misconduct) which may be incurred by it in the performance of its duties.

       (c)  Retention of Moneys.  All moneys received by the Deed Trustee shall,
            -------------------
until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Deed Trustee shall be under no liability for interest on any moneys received by it hereunder.

       (d)  Successor Deed Trustees.  The Deed Trustee may resign by giving
            -----------------------
written notice of such resignation in recordable form to the Mortgagee. If the Deed Trustee shall die, resign or become disqualified from acting in the execution of this deed of trust, or shall fail or refuse to execute the same when requested by the Mortgagee so to do, or if, for any reason, the Mortgagee shall determine that it is prudent to appoint a substitute trustee or trustees to act instead of the aforenamed Deed Trustee, the Mortgagee shall (after reasonable notice to the Mortgagors) have full power to appoint a substitute trustee or trustees and, if preferred, several substitute trustees in succession who shall succeed to all the estates, properties, rights, powers and duties of the aforenamed Deed Trustee. Such appointment may be executed by any authorized agent or officer of the Mortgagee, and if the Mortgagee be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation. Such appointment shall be duly recorded in the appropriate real estate records at any time before or, if permitted by applicable law, upon sale of any Mortgaged Property by the successor appointed thereby. Each Mortgagor hereby ratifies and confirms any and all acts which the aforementioned Deed Trustee, or its successor or successors in this trust, lawfully may do by virtue hereof. The Mortgagors shall reimburse the Mortgagee and/or Deed Trustee for any reasonable expenses incurred pursuant to the provisions of this Article 53.

       (e)  Perfection of Appointment.  Should any deed, conveyance or
            -------------------------
instrument of any nature be required from the Mortgagors by any successor Deed Trustee to more fully and certainly vest in and confirm to such new Deed Trustee such estates, rights, powers and duties, then, upon request by such Deed Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered subject to the provisions of Article 38 hereof and shall be caused to be recorded and/or filed by the Mortgagors and the Mortgagors shall pay for any expenses incurred by the Deed Trustee pursuant to this Article 53.

       (f)  Succession Instruments.  Any new Deed Trustee appointed pursuant to
            ----------------------
any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its or its predecessor in the rights hereunder with like effect as if originally named as a Deed Trustee herein; but nevertheless, upon the written request of the Mortgagee or of the successor Deed Trustee, the Deed Trustee ceasing to act shall execute and deliver an instrument in recordable form transferring to such successor Deed Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Deed Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Deed Trustee to the successor Deed Trustee so appointed in its place.

       (g)  No Representation by Deed Trustee.  By accepting or approving
            ---------------------------------
anything required to be observed, performed or fulfilled or to be given to the Deed Trustee or beneficiary pursuant to the Security Documents, including but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Deed Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by the Deed Trustee.

       58.  Future Advances.  Mortgagee may, in Mortgagee's sole discretion,
            ---------------
from time to time, within 20 years from the date of this Mortgage, or within such lesser time as may be provided by law, as a prerequisite for the sufficiency of the actual or record notice of optional future or additional advances (including in connection with the issuance of Additional Notes under the Indenture) as against the rights of creditors or subsequent purchasers for valuable considerations, make further advances to Mortgagors or Mortgagors' permitted successors in title, which shall be secured by the lien of this Mortgage, provided that at no time shall the outstanding principal indebtedness secured by this Mortgage, including advances, exceed the sum of $1,000,000,000, plus interest and any disbursements made for the payment of taxes, levies, insurance or other matters on each of the Mortgaged Properties, with interest on those disbursements (provided, that the maximum principal indebtedness of the Notes and the Additional Notes secured by the Mortgaged Property in the State of Minnesota will never exceed, with respect to such Mortgaged Property, $560,000,000 and the maximum principal indebtedness of the Notes and Additional Notes secured by the Mortgaged Property in the State of Nebraska will never exceed, with respect to such Mortgaged Property $1,000,000,000) and will otherwise be subject to any other limitations set forth in this Mortgage or any other Security Document.

       Each Mortgagor hereby acknowledges receipt, without charge, of a true copy of this Mortgage.

       WITNESS THE EXECUTION OF THIS MORTGAGE as of the date first above written.

Signed, sealed and delivered in the        LASALLE NATIONAL BANK, not in its
presence of:                               individual capacity but solely as
                                           Trustee


________________________________           By:___________________________
Print Name:___________                        Name:
                                              Title
                                              Address:  135 South LaSalle Street
                                                        Chicago, Illinois 60603


________________________________
Print Name:___________

          [CORPORATE SEAL]